As filed with the Securities and Exchange Commission on June 14, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-11

REGISTRATION STATEMENT

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Wheeler Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Governing Instruments)

Riversedge North

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, Virginia 23452

(757) 627-9088

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(800) 624-0909

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Bradley A. Haneberg, Esq. Kaufman & Canoles, P.C. Two James Center 1021 East Cary Street, Suite 1400 Richmond, Virginia 23219 (804) 771-5700 – telephone (804) 771-5777 – facsimile	Theodore Grannatt, Esq. Benjamin H. Hron, Esq. McCarter & English, LLP 265 Franklin Street Boston, Massachusetts, 02110 (617) 449-6599 – telephone (617) 607-6026 – facsimile

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock	11,500,000 Shares	$6.03	$69,345,000	$9,459

(1)	Includes 1,500,000 shares of common stock that may be purchased by the underwriters to cover over-allotments, if any.
(2)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average high and low price of the registrant’s common stock on June 11, 2013 as reported on the NASDAQ Capital Market.

(3)	Calculated pursuant to Rule 457(c) based on an estimate of the proposed maximum aggregate offering price. Paid herewith.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 14, 2013

PRELIMINARY PROSPECTUS

10,000,000 Shares

Wheeler Real Estate Investment Trust, Inc.

Common Stock

We are offering 10,000,000 shares of our common stock, par value $0.01 per share, at a price of $             per share. We are a Maryland corporation that operates as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

Our common stock is currently listed on the NASDAQ Capital Market under the symbol “WHLR”. On June     , 2013, the last reported sale price of our common stock was $             per share.

Investing in our common stock involves risks. You should read the section entitled “Risk Factors” beginning on page 18 of this prospectus for a discussion of certain risk factors that you should consider before investing in our common stock.

	Per Share	Total
Public offering price	$	$
Underwriting discount and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	See “Underwriting” beginning on page 87 for disclosure regarding the underwriting discounts and expenses payable to the underwriters by us.

The shares of common stock are being offered through the underwriters on a firm commitment basis. We and three shareholders have granted the underwriters a 45 day option to purchase up to 1,500,000 additional shares of common stock at the same price, and on the same terms, solely to cover are over-allotments, if any. It is expected that delivery of the shares will be made in New York, New York on or about                     , 2013. See “Underwriting.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Maxim Group LLC	Newbridge Securities Corporation

The date of this prospectus is                     , 2013.

You should rely only on the information contained in this document or to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

We use market data, demographic data, industry forecasts and projections throughout this prospectus. We have obtained certain market and industry data from publicly available industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on historical market data, and there is no assurance that any of the projected amounts will be achieved. We believe that the market and industry research others have performed are reliable, but we have not independently verified this information.

i

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding our company and the historical and pro forma financial statements appearing elsewhere in this prospectus, including under the caption “Risk Factors.” References in this prospectus to “we,” “our,” “us” and “our company” refer to Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, together with our consolidated subsidiaries, including Wheeler REIT, L.P., a Virginia limited partnership, of which we are the sole general partner (our “Operating Partnership”). Unless otherwise indicated, the information contained in this prospectus is as of March 31, 2013 and assumes : (1) the acquisition of the Contemplated Properties for cash; (2) the issuance of 10,000,000 shares of common stock at $             per share and the application of the proceeds as described herein; and (3) the conversion of our Series A Preferred Stock into 656,998 shares of common stock automatically upon the completion of the offering contemplated by this prospectus. We have not assumed the exercise of the underwriters’ over-allotment option. For the meanings of all defined term used herein, please refer to the Glossary at page 93.

Overview

We are a Maryland corporation formed with the principal objective of acquiring, financing, developing, leasing, owning and managing income producing assets such as strip centers, neighborhood centers, grocery-anchored centers, community centers and free-standing retail properties. Our strategy is to opportunistically acquire and reinvigorate well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns. We target competitively protected properties in communities that have stable demographics and have historically exhibited favorable trends, such as strong population and income growth. We generally lease our properties to national and regional retailers that offer consumer goods and generate regular consumer traffic. We believe our tenants carry goods that are less impacted by fluctuations in the broader U.S. economy and consumers’ disposable income, generating more predictable property-level cash flows.

We currently own a portfolio consisting of twelve properties including seven retail shopping centers, four free-standing retail properties, and one office property, totaling 545,350 net rentable square feet of which approximately 95.1% were leased as of March 31, 2013.

We believe the current market environment creates a substantial number of favorable investment opportunities with attractive yields on investment and significant upside potential. We believe the markets we plan to pursue in the Mid-Atlantic, Southeast and Southwest have strong demographics and dynamic, diversified economies that will continue to generate jobs and future demand for commercial real estate. We anticipate that the depth and breadth of our real estate experience allows us to capitalize on revenue-enhancing opportunities in our portfolio and source and execute new acquisition and development opportunities in our markets, while maintaining stable cash flows throughout various business and economic cycles.

Jon S. Wheeler, our Chairman and Chief Executive Officer, has 31 years of experience in the real estate sector with particular experience in strategic financial and market analyses and assessments of new or existing properties to maximize returns. We have an integrated team of professionals with experience across all stages of the real estate investment cycle.

We were organized as a Maryland corporation on June 23, 2011 and intend to elect to be taxed as a REIT beginning with our taxable year ended December 31, 2012. We conduct substantially all of our business through our Operating Partnership. We are structured as an UPREIT, which means that we will own most of our properties through our Operating Partnership and its subsidiaries. As an UPREIT, we may be able to acquire properties on more attractive terms from sellers who can defer tax obligations by contributing properties to our Operating Partnership in exchange for Operating Partnership units, which will be redeemable for cash or exchangeable for shares of our common stock at our election.

WHLR Management, LLC (our “Administrative Service Company”), which is wholly owned by Mr. Wheeler, provides administrative services to our company. Pursuant to the terms of an administrative services agreement between our Administrative Service Company and us, our Administrative Service Company is responsible for identifying targeted real estate investments; handling the disposition of the real estate investments our board of directors has chosen to sell; and administering our day-to-day business operations, including but not limited to, leasing duties, property management, payroll and accounting functions. We also benefit from Mr. Wheeler’s partially or wholly owned related business and platform that specializes in retail real estate investment and management. Mr. Wheeler’s organization includes (i) Wheeler Interests, LLC, an acquisition and asset management firm, (ii) Wheeler Real Estate, LLC, a real estate leasing management and administration firm, (iii) Wheeler Development, LLC, a full service real estate development firm, (iv) Wheeler Capital, LLC, a capital investment firm specializing in venture capital, financing, and small business loans, (v) Site Applications, LLC, a full service facility company equipped to handle all levels of building maintenance and (vi) TESR, LLC, a tenant coordination company specializing in tenant relations and community events (collectively, our “Services Companies”). Our headquarters is located at Riversedge North, 2529 Virginia Beach Boulevard, Suite 200, Virginia Beach, Virginia 23452. Our telephone number is (757) 627-9088. Our website is located at WHLR.us. Our Internet website and the information contained therein or connected thereto do not constitute a part of this prospectus or any amendment or supplement hereto.

Business and Growth Strategies

Our strategy is to opportunistically acquire and reinvigorate well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns. Specifically, we intend to pursue the following strategies to achieve these objectives:

•

Maximize value through proactive asset management. We believe our market expertise, targeted leasing strategies and proactive approach to asset management will enable us to maximize the operating performance of our portfolio. We will continue to implement an active asset management program to increase the long-term value of each of our properties. This may include expanding existing tenants, re-entitling site plans to allow for additional outparcels, which are small tracts of land used for freestanding development not attached to the main buildings, and repositioning tenant mixes to maximize traffic, tenant sales and percentage rents. As we grow our portfolio, we will seek to maintain a diverse pool of assets with respect to both geographic distribution and tenant mix, helping to minimize our portfolio risk. We will utilize our experience and market knowledge to effectively allocate capital to implement our investment strategy. We continually monitor our markets for opportunities to selectively dispose of properties where returns appear to have been maximized and redeploy proceeds into new acquisitions that have greater return prospects.

•

Pursue value oriented investment strategy targeting properties fitting within our acquisition profile. We believe the types of retail properties we seek to acquire will provide better risk-adjusted returns compared to other properties in the retail asset class, as well as other property types in general, due to the anticipated improvement in consumer spending habits resulting from a strengthening economy coupled with the long-term nature of the underlying leases and predictability of cash flows. We will acquire retail properties based on identified market and property characteristics, including:

•

Property type. We focus our investment strategy on income producing assets such as strip centers, neighborhood centers, grocery-anchored centers, community centers and free-standing retail properties. We will target these types of properties because they tend to be more focused on consumer goods as opposed to enclosed malls, which we believe are more oriented to discretionary spending that is susceptible to cyclical fluctuations.

•

Strip center. A strip center is an attached row of stores or service outlets managed as a coherent retail entity, with on-site parking usually located in front of the stores. Open canopies may connect the store fronts, but a strip center does not have enclosed walkways linking the stores. A strip center may be configured in a straight line or have an “L” or “U” shape.

•

Neighborhood centers. A neighborhood center is designed to provide convenience shopping for the day-to-day needs of consumers in the immediate neighborhood. Neighborhood centers are often anchored by a supermarket or drugstore. The anchors are supported by outparcels typically occupied by restaurants, fast food operators, financial institutions and in-line stores offering various products and services ranging from soft goods, healthcare and electronics.

•

Community centers. A community center typically offers a wider range of apparel and other soft goods relative to a neighborhood center and in addition to supermarkets and drugstores, can include discount department stores as anchor tenants.

•

Freestanding retail properties. A freestanding retail property constitutes any retail building that is typically occupied by a single tenant. The lease terms are generally structured as triple-net with the tenant agreeing to pay rent as well as all taxes, insurance and maintenance expenses that arise from the use of the property.

•

Anchor tenant type. We will target properties with anchor tenants that offer consumer goods that are less impacted by fluctuations in consumers’ disposable income. We believe nationally and regionally recognized anchor tenants that offer consumer goods provide more predictable property-level cash flows as they are typically higher credit quality tenants that generate stable revenues. We feel these properties will act as a catalyst for incremental leasing demand through increased property foot traffic. We will identify the credit quality of our anchor tenants by conducting a thorough analysis including, but not limited to, a review of tenant operating performance, liquidity and balance sheet strength.

•

Lease terms. In the near term, we intend to acquire properties that feature one or more of the following characteristics in their tenants’ lease structure: properties with long-term leases (10 years remaining on the primary lease term) for anchor tenants; properties under triple-net leases, which are leases where the tenant agrees to pay rent as well as all taxes, insurance and maintenance expenses that arise from the use of the property; thereby minimizing our expenses; and properties with leases which incorporate gross percentage rent and/or rental escalations that act as an inflation hedge while maximizing operating cash flows. As a longer-term strategy, we will look to acquire properties with shorter-term lease structures (2-3 years) for in-line tenants, which are tenants that rent smaller spaces around the anchor tenants within a property, that have below market rents that can be renewed at higher market rates.

•

Geographic markets and demographics. We plan to seek investment opportunities throughout the United States; however, we will focus on the Mid-Atlantic, Southeast and Southwest, which are characterized by attractive demographic and property fundamental trends. We will target competitively protected properties in communities that have stable demographics and have historically exhibited favorable trends, such as strong population and income growth. These communities will also have a combination of the following characteristics:

•	established trade areas with high barriers to entry,

•	high population base with expected annual growth rate higher than the national average,

•	high retail sales per square foot compared to the national average,

•	above average household income and expected growth,

•	above-average household density,

•	favorable infrastructure such as schools to retain and attract residents, and

•	below-average unemployment rate.

•

Capitalize on network of relationships to pursue transactions. We plan to pursue transactions in our target markets through the relationships we have developed. Leveraging these relationships, we will target property owners that our management team has transacted with previously, many of whom, we feel, will consider us a preferred counterparty due to our track record of completing fair and timely transactions. We believe this dynamic gives us a competitive advantage in negotiating and executing favorable acquisitions.

•

Leverage our experienced property management platform. Our executive officers, together with the management teams of our Services Companies, have over 150 years of combined experience managing, operating and leasing retail properties. We consider our Services Companies to be in the best position to oversee the day-to-day operations of our properties, which in turn helps us service our tenants. We feel this generates higher renewal and occupancy rates, minimizes rent interruptions, reduces renewal costs and helps us achieve stronger operating results. Along with this, a major component of our leasing strategy is to cultivate long-term relationships through consistent tenant dialogue in conjunction with a proactive approach to meeting the space requirements of our tenants.

•

Grow our platform through a comprehensive financing strategy. We believe our capital structure will provide us with sufficient financial capacity and flexibility to fund future growth. Based on our current capitalization, we believe we will have access to multiple sources of financing that are currently unavailable to many of our private market peers or overleveraged public competitors, which will provide us with a competitive advantage. Over time, these financing alternatives may include follow-on offerings of our common stock, unsecured corporate level debt, preferred equity and credit facilities. We have a ratio of debt to total market capitalization of approximately 45%. Although we are not required by our governing documents to maintain this ratio at any particular level, our Board of Directors will review our ratio of debt to total capital on a quarterly basis, with the goal of maintaining a reasonable rate consistent with our expected ratio of debt to total market capitalization going forward. This strategy will enable us to continue to grow our asset base well into the future.

Our Competitive Strengths

We believe the following competitive strengths distinguish us from other owners and operators of commercial real estate and will enable us to take advantage of new acquisition and development opportunities, as well as growth opportunities within our portfolio:

•

Cornerstone Portfolio of Retail Properties. We have acquired and developed a portfolio of properties located in business centers in Virginia, Florida, Georgia, South Carolina, North Carolina, and Oklahoma. We believe many of our properties currently achieve rental and occupancy rates equal to or above those typically prevailing in their respective markets due to their desirable and competitively advantageous locations within their submarkets, as well as our hands-on management approach. The retail properties comprising our portfolio fit within our property acquisition profile of income producing assets such as strip centers, neighborhood centers, grocery-anchored centers, community centers and free-standing retail properties. These properties are located in local markets that exhibit stable demographics and have historically exhibited favorable trends, such as strong population and income growth. These properties represent the initial base of the larger portfolio that we expect to build over time.

•

Experienced Management Team. Our executive officers and the members of the management teams of our Services Companies have significant experience in all aspects of the commercial real estate industry, specifically in our markets. They have overseen the acquisition or development and operation of more than 60 shopping centers, representing over 4 million rentable square feet of retail property, including all of the properties in our portfolio. Mr. Wheeler and the real estate professionals employed by our Services Companies have in-depth knowledge of our assets, markets and future growth opportunities, as well as substantial expertise in all aspects of leasing, asset and property management, marketing, acquisitions, redevelopment and facility engineering and financing, all of which we believe provides us with a significant competitive advantage.

•

Access to a Pipeline of Acquisition and Leasing Opportunities. We believe that market knowledge and network of relationships with real estate owners, developers, brokers, national and regional lenders and other market participants provides us access to an ongoing pipeline of attractive acquisition and investment opportunities in and near our markets. In addition, we have a network of relationships with numerous national and regional tenants in our markets, many of whom currently are tenants in our retail buildings, which we expect will enhance our ability to retain and attract high quality tenants, facilitate our leasing efforts and provide us with opportunities to increase occupancy rates at our properties, thereby allowing us to maximize cash flows from our properties. We have successfully converted many of our strong relationships with our retail tenants into leasing opportunities at our properties.

•

Broad Real Estate Expertise with Retail Focus. Our management team has experience and capabilities across the real estate sector with experience and expertise particularly in the retail asset class, which we believe provides for flexibility in pursuing attractive acquisition, development, and repositioning opportunities. Since varying market conditions create opportunities at different times across property types, we believe our expertise enables us to target relatively more attractive investment opportunities throughout economic cycles. In addition, our fully integrated platform with in-house development capabilities allows us to pursue development and redevelopment projects with multiple uses. We believe that our ability to pursue these types of opportunities differentiates us from many competitors in our markets.

Summary Risk Factors

You should consider carefully the risks discussed below and under the heading “Risk Factors” beginning on page 18 of this prospectus before purchasing our common stock. If any of these risks occur, our business, prospects, financial condition, liquidity, results of operations and ability to make distributions to our stockholders could be materially and adversely affected. In that case, the trading price of our common stock could decline and you could lose some or all of your investment. These risks include, among others, the following:

•	We have a limited history as a REIT and as a publicly traded company. We have limited financing sources and may not be able to successfully operate as a REIT or a publicly traded company.

•	Our portfolio is dependent upon regional and local economic conditions and is geographically concentrated in the Mid-Atlantic, Southeast and Southwest.

•	Our estimated cash available for distribution is insufficient to cover our anticipated annual dividend, which will require us to use proceeds from this offering to fund distributions.

•

We expect to have approximately $38.5 million of indebtedness outstanding following this offering ($92.9 million following the acquisition of the Contemplated Properties), which may expose us to the risk of default under our debt obligations.

•	Our success depends on key personnel and the loss of such key personnel could adversely affect our ability to manage our business or implement our growth strategies.

•	Our Administrative Services Company will face conflicts of interest caused by its arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

•	Failure to qualify as a REIT would have significant adverse consequences to us and the value of our common stock.

Real estate investments are subject to various risks and fluctuations and cycles in value and demand, many of which are beyond our control. Our economic performance and the value of our properties can be affected by many of these factors, including, among others, the following:

•	adverse changes in financial conditions of buyers, sellers and tenants of our properties, including bankruptcies, financial difficulties, or lease defaults by our tenants;

•	local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the availability and creditworthiness of current and prospective tenants;

•

vacancies or ability to rent space on favorable terms, including possible market pressures to offer tenants rent abatements, tenant improvements, early termination rights or below-market renewal options;

•

changes in operating costs and expenses, including, without limitation, increasing labor and material costs, insurance costs, energy prices, environmental restrictions, real estate taxes, and costs of compliance with laws, regulations and government policies, which we may be restricted from passing on to our tenants;

•	fluctuations in interest rates, which could adversely affect our ability, or the ability of buyers and tenants of properties, to obtain financing on favorable terms or at all; and

•	competition from other real estate investors with significant capital, including other real estate operating companies, publicly traded REITs and institutional investment funds.

Our Properties

Our Portfolio

We currently own twelve properties located in Virginia, North Carolina, South Carolina, Florida, Georgia and Oklahoma, containing a total of approximately 545,350 rentable square feet of retail space, which we refer to as our portfolio. The following table presents an overview of our portfolio, based on information as of March 31, 2013.

Portfolio

Property	Location	Year Built/ Renovated	Number of Tenants	Net Rentable Square Feet	Percentage Leased	Annualized Base Rent	Annualized Base Rent per Leased Square Foot (1)
The Shoppes at TJ Maxx	Richmond, VA	1982/1999	14	93,552	90.6%	$950,040	$11.21
Walnut Hill Plaza	Petersburg, VA	1959/2006/2008	11	89,907	82.7%	550,247	7.40
Lumber River Plaza	Lumberton, NC	1985/1997-98 (expansion)/ 2004	12	66,781	100.0%	514,810	7.71
Perimeter Square	Tulsa, OK	1982-83	8	58,277	95.7%	691,977	12.41
The Shoppes at Eagle Harbor	Carrollton, VA	2009	7	23,303	100.0%	472,561	20.28
Harps At Harbor Point	Grove, OK	2012	1	31,500	100.0%	364,432	11.57
Twin City Crossing	Batesburg- Leesville, SC	1998/2002	5	47,680	100.0%	446,590	9.37
Surrey Plaza	Hawkinsville, GA	1993	5	42,680	100.0%	302,595	7.09
Bixby Commons	Bixby, OK	2012	1	75,000	100.0%	768,500	10.25
Riversedge North	Virginia Beach, VA	2007	1	10,550	100.0%	302,539	28.68
Monarch Bank	Virginia Beach, VA	2002	1	3,620	100.0%	250,740	69.27
Amscot Building	Tampa, FL	2004	1	2,500	100.0%	101,395	40.56

Total Portfolio			67	545,350	95.1%	$5,716,426	$11.03

(1)	Annualized base rent per leased square foot includes the impact of tenant concessions.

With the proceeds of this offering, we anticipate acquiring the following additional properties (the “Contemplated Properties”).

Property	Location	Year Built/ Renovated	Number of Tenants	Net Rentable Square Feet	Percentage Leased	Annualized Base Rent	Annualized Base Rent per Leased Square Foot (1)
Winslow Plaza	Sicklerville, NJ	1990	16	40,695	94.10%	$552,213	$14.42
Forrest Gallery	Tullahoma, TN	1987	27	214,451	92.75	1,187,421	5.97
Warren Commons	Warren County, PA	2006	12	46,465	84.50	522,225	13.37
Brook Run	Richmond, VA	1990	20	147,738	95.02	1,655,245	11.79
Northeast Plaza	Lumberton, NC	2000	8	54,511	92.83	458,436	9.06
Port Crossing	Harrisonburg, VA	1999/2009	9	65,365	90.57	808,672	13.66
Jenks Plaza	Jenks, OK	2007	5	7,800	100.00	133,458	17.11
Tampa Festival	Tampa, FL	1965/2009/2012	21	141,628	95.6	1,109,301	8.19
Reasor’s Jenks	Jenks, OK	2011	1	81,000	100.00	912,000	11.26
Starbuck’s/Verizon	Virginia Beach, VA	1985/2012	2	5,600	100.00	197,616	35.29

Total			121	805,253	95.60%	$7,536,587	$9.97

(1)	Annualized base rent per leased square foot includes the impact of tenant concessions.

Structure of Our Company

Our Operating Entities

Our Operating Partnership

Substantially all of our assets are held by, and our operations are conducted through, the Operating Partnership. As the sole general partner of the Operating Partnership, we generally have the exclusive power under the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P. (the “Partnership Agreement”) to manage and conduct the business and affairs of the Operating Partnership, subject to certain limited approval and voting rights of the limited partners. Our board of directors will manage our business and affairs.

Because we conduct substantially all of our operations through the Operating Partnership, we are considered an UPREIT. UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds a general partner and/or limited partner interest generally based on the value of capital raised by the REIT through sales of its capital stock. Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of unfavorable tax results. Generally, a sale or contribution of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may contribute the property to the UPREIT in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later exchanges his limited partnership units on a one-for-one basis for REIT shares or for cash pursuant to the terms of the limited partnership agreement or the UPREIT sells the property.

Our Administrative Service Company

We entered into an Administrative Services Agreement with our Administrative Service Company, pursuant to which, our Administrative Service Company provides us with appropriate support personnel to assist our executive management team and performs certain services for us, subject to the oversight of our board of directors and our executive officers. Our Administrative Service Company is responsible for, among other duties (1) performing and administering our day-to-day operations, (2) determining investment criteria in conjunction with our board of directors, (3) sourcing, analyzing and executing asset acquisitions approved by our board of directors, sales and financings, (4) performing asset management duties, (5) performing property management duties, (6) performing leasing duties, and (7) performing financial and accounting management. Our Administrative Service Company currently receives an administrative services fee of $440,000 per year plus $20,000 per year for each additional property we acquire subsequent to the completion of this offering. Additionally, Wheeler Real Estate, LLC receives a property management fee at a rate of 3% of our annual gross revenue and Wheeler Interests, LLC receives an asset management fee at a rate of 2% of our annual gross revenue. Additionally, we reimburse our Administrative Service Company for all reasonable out-of-pocket expenses incurred on our behalf, including but not limited to travel and general office expenses, such as copying and telephone usage. Our executive management team consists of our Chairman/Chief Executive Officer, Chief Financial Officer, and Secretary. The salaries of such officers are paid by our Administrative Service Company. They are also eligible to receive additional compensation in the form of stock incentive awards granted under our 2012 Share Incentive Plan.

Our Structure

The following diagram depicts the ownership structure of Wheeler Real Estate Investment Trust, Inc. upon the completion of offering contemplated hereby.

(1)	WHLR Management, LLC, which is wholly-owned by Jon S. Wheeler, will provide administrative services to Wheeler Real Estate investment Trust, Inc.
(2)	Prior Investors received 1,858,068 limited partnership units in Wheeler REIT, L.P. in exchange for the contribution of their membership interests in the entities previously acquired by our company. Of those 1,858,068 limited partnership units, 341,765 are owned by Jon. S. Wheeler, 3,185 are owned by Robin Hanisch, our Secretary, and 7,863 are owned by Ann L. McKinney, one of our directors.
(3)	Our Operating Partnership owns 100% of the membership interests of each of the entities that own the properties in our portfolio.

Restrictions on Transfer

Under the Partnership Agreement, holders of common units do not have redemption or exchange rights, except under limited circumstances, for a period of 12 months, and may not otherwise transfer their units, except under certain limited circumstances, for a period of 12 months following issuance. After the expiration of this 12-month period, transfers of units by limited partners and their assignees are subject to various conditions, including our right of first refusal. In addition, each of our executive officers, directors and director nominees and their affiliates, have agreed not to sell or otherwise transfer or encumber any shares of our common stock or securities convertible or exchangeable into our common stock (including common units) owned by them at the completion of this offering or thereafter acquired by them for a period of 180 days after the date of this prospectus.

Restrictions on Ownership of our Stock

Due to limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code of 1986, as amended (the “Code”), our charter generally prohibits any person from actually, beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock or more than 9.8% in value of the aggregate outstanding shares of all classes and series of our stock (the “Ownership Limits”). See “Description of Securities—Restrictions on Ownership and Transfer.”

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. We do not know if some investors will find our common stock less attractive as a result. The result may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we elected to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Conflicts of Interest

Following the completion of this offering, conflicts of interest may arise between the holders of units and our stockholders with respect to certain transactions, such as the sale of any properties or a reduction of indebtedness, which could have adverse tax consequences to holders of units, including Mr. Wheeler, thereby making those transactions less desirable to such holders. In the event of such a conflict, we are under no obligation to give priority to the separate interests of our company or our stockholders.

Distribution Policy

We intend to pay cash dividends to holders of our common stock on a monthly basis. We intend to make dividend distributions that will enable us to meet the distribution requirements applicable to REITs and to eliminate or minimize our obligation to pay income and excise taxes. Initially, we will be required to use a portion of the net proceeds from this offering to make such distributions. We may in the future also choose to pay dividends in shares of our common stock. See “Federal Income Tax Considerations—Federal Income Tax Considerations for Holders of Our Common Stock—Taxation of Taxable U.S. Stockholders” and “Risk Factors—Risks Related to Our Status as a REIT—We may in the future choose to pay dividends in shares of our common stock, in which case you may be required to pay tax in excess of the cash you receive.”

Additionally, we agreed with our underwriters in our initial public offering that any common units held by Jon S. Wheeler, directly or indirectly or through his spouse, children or affiliated entities, are contractually subordinated to the remaining common units and common stock as it relates to dividend payments to be received by the holders of common units and the holders of common stock.

Our Tax Status

We intend to elect to be taxed and to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes. We believe that our organization and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. To maintain REIT status, we must meet a number of organizational and operational requirements, including a requirement that we annually distribute at least 90% of our REIT taxable income to our stockholders.

Corporate Information

Our principal executive office is located at Riversedge North, 2529 Virginia Beach Boulevard, Suite 200, Virginia Beach, Virginia 23452. Our telephone number is 757-627-9088. Our website is located at www.WHLR.us. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission (the “SEC”).

This Offering

Common stock offered by us:	10,000,000 shares

Common stock to be outstanding after this offering:	13,958,500 shares

Common stock and common units to be outstanding after this offering:	15,816,568 shares and common units(1)

Use of proceeds:	We estimate that the net proceeds of this offering, after deducting the placement fee and commissions and estimated expenses, will be approximately $ . We will contribute the net proceeds of this offering to our Operating Partnership. Our Operating Partnership intends to use the net proceeds of this offering as follows:

•	approximately $7.1 million to repay outstanding indebtedness.

•	approximately $21.5 million to acquire the Contemplated Properties.

•	approximately $ for other future acquisitions.

•	approximately $10.0 million for general working capital.

Risk Factors:	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 18 and other information included in this prospectus before investing in our common stock.

Nasdaq Capital Market symbol:	“WHLR”

CUSIP Number:	963025 101

(1)	Includes 1,858,068 outstanding common units, which may, subject to certain limitations, be redeemed for cash or, at our option, exchanged for shares of common stock on a one-for-one basis.

Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial statements set forth financial information for our company on a pro forma basis giving effect to this offering, the June 2013 preferred stock offering, the June 2013 Bixby Commons acquisition, the use of a portion of the proceeds from this offering to acquire the Contemplated Properties and the use of a portion of the proceeds to repay debt as described elsewhere in this prospectus. You should read the following unaudited pro forma condensed consolidated financial statements in conjunction with our financial statements and the related notes and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our December 31, 2012 Annual Report on Form 10-K (“2012 Form 10-K”) filed with the SEC on April 1, 2013 and in our March 31, 2013 Quarterly Report on Form 10-Q (“March 2013 Form 10-Q”) filed with the SEC on May 15, 2013. Additionally, you should refer to financial information filed on Form 8-K in relation to the property acquisitions as required under Rule 3-14 of Regulation S-X as promulgated by the SEC that are included as exhibits to the registration statement of which this prospectus is part.

The Contemplated Properties consist of the following properties which are described in more detail elsewhere in this prospectus:

Starbucks/Verizon Building (Virginia Beach, VA)

Jenks Plaza Shopping Center (Jenks, OK)

Port Crossing Shopping Center (Harrisonburg, VA)

Northeast Plaza Shopping Center (Lumberton, NC)

Brook Run Shopping Center (Richmond, VA)

Jenks Reasors Shopping Center (Jenks, OK)

Warren Commons Shopping Center (Warren County, PA)

Winslow Plaza Shopping Center (Sicklerville, NJ)

Forrest Gallery Shopping Center (Tullahoma, TN)

Tampa Festival Centre (Tampa, FL)

The acquisition of the Contemplated Properties and the Bixby Commons property will be accounted for as an acquisition under the purchase accounting method and recognized at the estimated fair value of acquired assets and assumed liabilities on the date of such contribution or acquisition. The preliminary estimated fair value of these assets and liabilities has been allocated in accordance with Accounting Standards Codification (“ASC”) section 805-10, Business Combinations. Our methodology of allocating the cost of acquisitions to assets acquired and liabilities assumed is based on estimated fair values, replacement cost and appraised values. We estimated the fair value of acquired tangible assets (consisting of land, building and improvements), identified intangible lease assets and liabilities (consisting of acquired above-market leases, acquired in-place lease value and acquired below-market leases) and assumed debt.

The value allocated to in-place leases is amortized over the related lease term and reflected as depreciation and amortization. The value of above—and below-market in place leases are amortized over the related lease term and reflected as either an increase (for below-market leases) or a decrease (for above-market leases) to rental income. The fair value of the debt assumed is determined using current market interest rates for comparable debt financings. The estimated purchase price of the acquired properties for pro forma purposes is based on a relative equity evaluation analysis of the properties which incorporates cash flows and outstanding mortgage debt of the properties.

The following unaudited pro forma condensed consolidated financial information sets forth:

•

the condensed consolidated financial information of our company as of and for the three months ended March 31, 2013 (unaudited) as provided in our financial statements included in our March 2013 Form 10-Q and for the year ended December 31, 2012 (audited) as derived from our financial statements included in our 2012 Form 10-K;

•

pro forma adjustments related to the issuance of 4,500 shares of Series A Convertible Preferred Stock at $1,000 per share on June 10, 2013 as if the transaction was completed as of March 31, 2013 for purposes of the unaudited pro forma condensed consolidated balance sheet and as of January 1, 2012 for purposes of the unaudited pro forma condensed consolidated statements of operations;

•

the estimated fair value balance sheet for Bixby Commons as of March 31, 2013 and its estimated pro forma results of operations for the three months ended March 31, 2013 (unaudited) and for the year ended December 31, 2012 (audited, if applicable);

•

pro forma adjustments related to the offering contemplated in this prospectus and the effect of converting 4,043 shares of our Series A Preferred Stock into 656,998 shares of common stock as if the transactions were completed as of March 31, 2013 for purposes of the unaudited pro forma condensed consolidated balance sheet and as of January 1, 2012 for purposes of the unaudited pro forma condensed consolidated statements of operations;

•

the estimated fair value balance sheet for the Contemplated Properties as of March 31, 2013 and their estimated pro forma results of operations for the three months ended March 31, 2013 (unaudited) and for the year ended December 31, 2012 (audited, if applicable); and

•

pro forma adjustments related to the repayment of debt and the acquired properties as of March 31, 2013 for purposes of the unaudited pro forma condensed consolidated balance sheet and as of January 1, 2012 for purposes of the unaudited pro forma condensed consolidated statements of operations.

The Bixby Commons property and the Contemplated Properties to be acquired may be reassessed for property tax purposes after completing the acquisitions. Therefore, the amount of property taxes we pay in the future may increase from what we have paid in the past. Given the uncertainty of the amounts involved, we have not included any property tax increase in our pro forma financial statements.

The unaudited pro forma condensed consolidated balance sheet is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position would have been had the transactions referred to above occurred on March 31, 2013, nor does it purport to represent the future financial position of the company. The unaudited pro forma condensed consolidated statements of operations are presented for illustrative purposes only and is not necessarily indicative of what the actual results of operations would have been had the transactions referred to above occurred on January 1, 2012, nor does it purport to represent the future results of operations of the company.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2013

		Pro Forma Transactions
	WHLR, Inc. & Subsidiaries	Prefered Stock Offering	Acquisition of Bixby Commons	Proposed Offering Transactions	Acquisition of Contemplated Properties	Other Pro Forma Transactions	WHLR, Inc. & Subsidiaries Consolidated Pro Forma
	(1)	(2)	(3)	(4)	(3)	(5)
ASSETS:
Investment properties, net at cost	$43,135,493	$—	$8,837,700	$—	$74,516,000	$—	$126,489,193
Cash and cash equivalents	1,053,480	4,157,000	(3,922,000)	54,000,000	(21,542,700)	(7,100,000)	26,645,780
Rents and other tenant receivables, net	815,658	—	—	—	954,000	—	1,769,658
Deferred costs and other assets	6,360,737	—	1,762,300	—	9,182,100	—	17,305,137

Total Assets	$51,365,368	$4,157,000	$6,678,000	$54,000,000	$63,109,400	$(7,100,000)	$172,209,768

LIABILITIES:
Mortgages and other indebtedness	$31,821,342	$—	$6,678,000	$—	$61,510,200	$(7,100,000)	$92,909,542
(Above)/Below market lease intangible, net	3,523,869	—	—	—	(79,200)	—	3,444,669
Accounts payable, accrued expenses and other liabilities	808,792	—	—	—	1,678,400	—	2,487,192

Total Liabilities	36,154,003	—	6,678,000	—	63,109,400	(7,100,000)	98,841,403

EQUITY:
Series A convertible preferred stock (no par value, 500,000 shares authorized, 457 shares issued and outstanding, respectively)	—	4,157,000		(3,459,448)			697,552
Common stock ($0.01 par value, 75,000,000 shares authorized, 3,301,502 shares issued and outstanding, respectively)	33,015	—	—	106,570	—		139,585
Additional paid-in capital	14,097,453	—		57,352,878		—	71,450,331
Accumulated deficit	(6,418,537)	—	—	—	—	—	(6,418,537)

Total Shareholders’ Equity	7,711,931	4,157,000	—	54,000,000	—	—	65,868,931
Noncontrolling interests	7,499,434	—	—	—	—	—	7,499,434

Total Equity	15,211,365	4,157,000	—	54,000,000	—	—	73,368,365

Total Liabilities and Equity	$51,365,368	$4,157,000	$6,678,000	$54,000,000	$63,109,400	$(7,100,000)	$172,209,768

See accompanying notes and management’s assumptions to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Three Months Ended March 31, 2013

Pro Forma Transactions
WHLR, Inc. & Subsidiaries	Bixby Commons	Contemplated Properties	Other Pro Forma Transactions	WHLR, Inc. & Subsidiaries Consolidated Pro Forma
(6)	(7)	(8)	(9)
REVENUE:
Rental revenues	$1,393,032	$192,100	$1,851,400	$(45,900)	$3,390,632
Other revenues	224,884	—	473,100	—	697,984

Total Revenue	1,617,916	192,100	2,324,500	(45,900)	4,088,616

OPERATING EXPENSES:
Property operations	300,702	3,900	587,700	—	892,302
Depreciation and amortization	648,132	—	—	1,655,400	2,303,532
Provision for credit losses	15,000	—	—	—	15,000
Corporate general & administrative	583,792	—	86,200	—	669,992

Total Operating Expenses	1,547,626	3,900	673,900	1,655,400	3,880,826

Operating Income (Loss)	70,290	188,200	1,650,600	(1,701,300)	207,790
Interest expense	(549,628)	(54,500)	(736,800)	149,200	(1,191,728)

Net Loss	$(479,338)	$133,700	$913,800	$(1,552,100)	(983,938)

Less: Net loss attributable to noncontrolling interests	(120,641)

Net Loss Attributable to Wheeler REIT	(863,297)
Pro forma preferred stock dividends	20,927	(15)

Net Loss Attributable to Wheeler REIT Common Shareholders	$(883,960)

Loss per share:
Basic and Diluted	$(0.06)

Weighted-average number of shares:
Basic and Diluted	13,958,500

See accompanying notes and management’s assumptions to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2012

WHLR, Inc. & Subsidiaries	Pro Forma Transactions	WHLR, Inc. & Subsidiaries Consolidated Pro Forma
2012 Acquisitions	Bixby Commons	Contemplated Properties	Other Pro Forma Transactions
(10)	(11)	(12)	(13)	(14)
REVENUE:
Rental revenues	$1,963,681	$3,483,896	$768,500	$7,405,400	$(183,400)	$13,438,077
Other revenues	470,298	721,388	—	1,892,300	—	3,083,986

Total Revenue	2,433,979	4,205,284	768,500	9,297,700	(183,400)	16,522,063

OPERATING EXPENSES:
Property operations	519,220	725,921	15,400	2,350,600	—	3,611,141
Depreciation and amortization	822,152	1,871,643	—	—	6,621,500	9,315,295
Provision for credit losses	25,000	29,230	—	—	—	54,230
Corporate general & administrative	1,307,151	315,128	—	344,800	—	1,967,079

Total Operating Expenses	2,673,523	2,941,922	15,400	2,695,400	6,621,500	14,947,745

Operating Income (Loss)	(239,544)	1,263,362	753,100	6,602,300	(6,804,900)	1,574,318
Interest expense	(966,113)	(1,079,634)	(217,800)	(2,947,000)	596,800	(4,613,747)

Net Loss	$(1,205,657)	$183,728	$535,300	$3,655,300	$(6,208,100)	(3,039,429)

Less: Net loss attributable to noncontrolling interests	(259,304)

Net Loss Attributable to Wheeler REIT	(2,780,125)
Pro forma preferred stock dividends	90,613	(15)

Net Loss Attributable to Wheeler REIT Common Shareholders	$(2,870,738)

Loss per share:
Basic and Diluted	$(0.21)

Weighted-average number of shares:
Basic and Diluted	13,958,500

See accompanying notes and management’s assumptions to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Notes and Management’s Assumptions to Unaudited Pro Forma

Condensed Consolidated Financial Statements

A. Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements are presented to reflect:

•

the effect of the preferred stock offering that closed on June 10, 2013, resulting in the issuance of 4,500 shares of Series A Convertible Preferred Stock at $1,000 per share which generated $4.5 million in gross proceeds;

•	using the approximately $4.2 million of preferred stock offering net proceeds to acquire the Bixby Commons Shopping Center on June 11, 2013;

•	the effect of closing the contemplated offering, assuming we issue 10 million shares of $0.01 par value common stock at $6.00, which approximates the current market value of the stock;

•

the effect of converting 4,043 shares of the preferred stock into 656,998 shares of common stock (maximum allowed per the preferred stock securities purchase agreement due to NASDAQ listing rules limitation) based on a $5.70 per common share conversion rate which is 95% (also provided for in the preferred stock securities purchase agreement) of the $6.00 approximate current market value of the common stock;

•	using approximately $21.5 million of the offering proceeds to acquire the Contemplated Properties;

•

the estimated fair value of Bixby Commons and the Contemplated Properties as of March 31, 2013 as accounted for under the purchase method of accounting in accordance with ASC Section 805, Business Combinations;

•	the pro forma impact on operations of Bixby Commons and the Contemplated Properties assuming they were acquired on January 1, 2012;

•	the pro forma incremental impact on operations for the year ended December 31, 2012 of the properties acquired during the fourth quarter of 2012; and

•	using approximately $7.1 million of the net proceeds of this offering to repay outstanding indebtedness and the corresponding impact on interest expense.

The unaudited pro forma condensed consolidated balance sheet assumes the transactions described above occurred on March 31, 2013. The unaudited pro forma condensed consolidated statements of operations assume the transactions described above occurred on January 1, 2012. The unaudited pro forma condensed consolidated balance sheet is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position would have been had the transactions referred to above occurred on March 31, 2013, nor does it purport to represent the future financial position of the company. The unaudited pro forma condensed consolidated statements of operations are presented for illustrative purposes only and are not necessarily indicative of what the actual results of operations would have been had the transactions referred to above occurred on January 1, 2012, nor do they purport to represent the future results of operations of the company. In the opinion of management, all material adjustments have been made to reflect the effects of transactions referred to above.

B. Management’s Assumptions to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

(1)	Represents the unaudited condensed consolidated financial information of our company as of March 31, 2013 as provided in our financial statements included in our March 2013 Form 10-Q.

(2)	Represents the impact of the preferred stock offering calculated as follows:

Gross proceeds from the sale of 4,500 shares of preferred stock at $1,000 per share	$4,500,000
Less: Placement fee and other offering costs incurred	(343,000)

Estimated net cash proceeds from common stock and preferred stock offerings	$4,157,000

(3)	Represents the preliminary estimated fair values related to the Bixby Commons acquisition that occurred on June 11, 2013 and the anticipated acquisition of the Contemplated Properties. The amounts presented reflect the initial allocation of the preliminary estimated fair values and will be finalized subsequent to consummation of the transactions. The following summarizes the estimated consideration to be paid and the preliminary estimated fair values of assets to be acquired and liabilities to be assumed in conjunction with the company acquiring Bixby Commons and the Contemplated Properties, along with a description of the methods used to estimate fair value. In estimating fair values, we considered many factors including, but not limited to, cash flows, market cap rates, location, occupancy rates, appraisals, other acquisitions and our knowledge of the current acquisition market for similar properties.

	Bixby Commons	Contemplated Properties
Preliminary estimated fair value of assets acquired and liabilities assumed:
Investment property (a)	$8,837,700	$74,516,000
Tenant and other receivables and other assets (b)	—	954,000
Other lease intangibles (c)	1,762,300	9,182,100
Mortgage debt (d)	(6,678,000)	(61,510,200)
Accounts payable, accrued expenses and other liabilities (e)	—	(1,678,400)
Above/(below) market leases (f)	—	79,200

Estimated fair value of net assets acquired	$3,922,000	$21,542,700

Estimated purchase consideration:
Estimated consideration paid with cash (g)	$3,922,000	$21,542,700

a.	Represents the estimated fair value of the net investment properties acquired which includes land, buildings, site improvements and tenant improvements. The fair value was estimated using following approaches:

i.	the market approach valuation methodology for land by considering similar transactions in the markets;

ii.	a combination of the cost approach and income approach valuation methodologies for buildings, including replacement cost evaluations, “go dark” analyses and residual calculations incorporating the land values;

iii.	the cost approach valuation methodology for site and tenant improvements, including replacement costs and prevailing quoted market rates; and

iv.	the income approach valuation methodology for in-place leases, which considered estimated market rental rates, expenses reimbursements and time required to replace leases.

b.	Represents the estimated fair value of tenant and other receivables and other current assets. It was determined that carrying value approximated fair value for all amounts in these categories.

c.	Represents the estimated fair value of other lease intangibles, which includes leasing commissions, legal and marketing fees associated with replacing existing leases and in place lease values. The income approach was used to estimate the fair value of these intangible assets, which included estimated market rates and expenses.

d.	Represents the estimated fair value of mortgages payable, which was calculated by performing a discounted cash flow analysis on debt service using current prevailing market interest on comparable debt.

e.	Represents the estimated fair value of accounts payable, accrued expenses and other liabilities. It was determined that carrying value approximated fair value for all amounts in these categories.

f.	Represents the estimated fair value of above/(below) market leases. The income approach was used to estimate the fair value of above/(below) market leases using market rental rates for similar properties.

g.	Represents the estimated purchase consideration to be paid.

(4)	Represents the estimated impact of the common stock offering and the conversion of 4,043 shares of Series A Preferred Stock into 656,998 shares of common stock which represents the maximum number of new common shares that can be issued based on 3,301,502 shares currently outstanding. We assumed a conversion rate of $5.70 based on an estimated market price of $6.00 per share which approximates the current market value of the stock, discounted by 5% as provided by in the preferred stock securities purchase agreement. The number of preferred shares that actually convert will vary depending on the actual common stock share price used for conversion purposes.

Estimated gross proceeds from the sale of 10 million common shares at $6.00 per share	$60,000,000
Less: Placement fee and other estimated offering costs incurred (a)	(6,000,000)

Estimated net cash proceeds from common stock and preferred stock offerings	$54,000,000

Sale of 10 million shares of $0.01 par value common stock at an estimated price of $6.00 per share	$60,000,000
Add: Conversion of 4,043 shares of preferred stock into 656,998 shares of common stock at $5.70 per share (b)	3,459,448
Less: Par value of common stock issued	(106,570)
Less: Estimated placement fee and other offering costs to be incurred (a)	(6,000,000)

Additional paid-in capital	$57,352,878

a.	Represents the estimated underwriter placement fee, legal, and other offering costs incurred prior to and at closing of the offering.

b.	The conversion value was calculated by first dividing $4.5 million by $5.70, resulting in 789,473 shares of common stock, and then dividing 656,998 by the 789,473 and multiplying the result by $4.157 million of net preferred stock outstanding.

(5)	Reflects using approximately $7.1 million of the net proceeds of this offering to repay outstanding indebtedness.

C. Management’s Assumptions to the Unaudited Pro Forma Condensed Consolidated Statements of Operations

(6)	Represents the unaudited condensed consolidated results of operations of our company for the three months ended March 31, 2013, as provided in our financial statements included in our March 2013 Form 10-Q.

(7)	Represents the estimated pro forma impact of the Bixby Commons acquisition on operations for the three months ended March 31, 2013.

(8)	Represents the estimated pro forma impact of the Contemplated Properties on operations for the three months ended March 31, 2013.

(9)	Represents the estimated impact on operations for the three months ended March 31, 2013 of additional depreciation and amortization generated by the acquisition of Bixby Commons and the Contemplated Properties and of estimated reduced interest expense as a result of repaying $7.1 million in outstanding indebtedness.

(10)	Represents the condensed consolidated results of operations of our company for the year ended December 31, 2012, as provided in our financial statements included in our 2012 Form 10-K.

(11)	Represents the incremental pro forma impact on operations for the year ended December 31, 2012 of the properties acquired during the fourth quarter of 2012, as summarized in our 2012 Form 10-K.

(12)	Represents the estimated pro forma impact of the Bixby Commons acquisition on operations for the year ended December 31, 2012.

(13)	Represents the estimated pro forma impact of the Contemplated Properties on operations for the year ended December 31, 2012.

(14)	Represents the estimated impact on operations for the year ended December 31, 2012 of additional depreciation and amortization generated by the acquisition of Bixby Commons and the Contemplated Properties and of estimated reduced interest expense as a result of repaying $7.1 million in outstanding indebtedness.

(15)	Represents the pro forma preferred stock dividend on the remaining preferred stock outstanding subsequent to closing the offering assuming a 12% per annum rate, which is the maximum rate if the stock is not converted into common stock or redeemed by our company within 180 days of the issuance date.

D. Other Financial Information

Unaudited pro forma Funds from Operations (“FFO”), which is a non-GAAP measurement, for the three months ended March 31, 2013 and the year ended December 31, 2012 are as follows:

	Three Months Ended March 31, 2013	Year Ended December 31, 2012
Net loss	$(983,938)	$(3,039,429)
Depreciation and amortization of real estate assets	2,303,532	9,315,295

Total FFO	$1,319,594	$6,275,866

We use FFO as an alternative measure of our operating performance, specifically as it relates to results of operations and liquidity. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Most industry analysts and equity REITs, including us, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions. Accordingly, we believe FFO provides a valuable alternative measurement tool to GAAP when presenting our operating results.

RISK FACTORS

Investing in our common stock involves risks. In addition to other information contained in this prospectus, you should carefully consider the following factors before acquiring shares of our common stock offered by this prospectus. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a part of your investment in our common stock. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

Risks Related to Our Business and Operations

We have a limited operating history as a REIT and a publicly traded company. We have limited financing sources, and we may not be able to successfully operate as a REIT or a publicly traded company.

We have a limited operating history as a REIT and a publicly traded company. We cannot assure you that the past experience of Mr. Wheeler and the management teams of our Services Companies will be sufficient to successfully operate our company as a REIT or a publicly traded company, including the requirements to timely meet disclosure requirements of the SEC, and comply with the Sarbanes-Oxley Act of 2002 and REIT requirements imposed by the Code. Failure to operate successfully as a public company or maintain our qualification as a REIT would have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock. See “—Risks Related to Our Status as a REIT—Failure to qualify as a REIT would have significant adverse consequences to us and the value of our common stock.”

Additionally, we have limited financing sources. If our capital resources are insufficient to support our operations, we will not be successful. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	identify and acquire additional investments that further our investment strategies;

•	increase awareness of our REIT within the investment products market;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties and other investment as well as for potential investors; and

•	continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

Our portfolio of properties is dependent upon regional and local economic conditions and is geographically concentrated in the Mid-Atlantic, Southeast and Southwest, which may cause us to be more susceptible to adverse developments in those markets than if we owned a more geographically diverse portfolio.

Our properties are located in Virginia, North Carolina, Florida, Georgia, South Carolina and Oklahoma, which exposes us to greater economic risks than if we owned a more geographically diverse portfolio. Our Riversedge North property, which houses our company’s offices and the offices of our Administrative Service Company, comprises 5.3% of the total annualized base rent of the properties in our portfolio. As of March 31, 2013, our current properties in Virginia represented approximately 51.1% of the total annualized base rent of the properties in our portfolio. As a result, we are particularly susceptible to adverse economic or other conditions in this market (such as periods of economic slowdown or recession, business layoffs or downsizing, industry slowdowns, relocations of businesses, increases in real estate and other taxes and the cost of complying with governmental regulations or increased regulation). If there is a downturn in the economy in our markets, our operations and our revenue and cash available for distribution, including cash available to pay distributions to our stockholders, could be materially adversely affected. We cannot assure you that our markets will grow or that underlying real estate fundamentals will be favorable to owners and operators of retail properties. Our operations may also be affected if competing properties are built in our markets. Moreover, submarkets within any of our markets may be dependent upon a limited number of industries. Any adverse economic or real estate developments in the Mid-Atlantic, Southeast or Southwest markets, or any decrease in demand for retail space resulting from the regulatory environment, business climate or energy or fiscal problems, could adversely impact our financial condition, results of operations, cash flow, our ability to satisfy our debt service obligations and our ability to pay distributions to our stockholders.

As of March 31, 2013 we had approximately $31.8 million of indebtedness outstanding, which may expose us to the risk of default under our debt obligations.

As of March 31, 2013, our total indebtedness was approximately $31.8 million, a substantial portion of which is guaranteed by our Operating Partnership, and we may incur additional debt to finance future acquisition and development activities.

Payments of principal and interest on borrowings may leave us with insufficient cash resources to operate our properties or to pay the dividends currently contemplated or necessary to maintain our REIT qualification. Our level of debt and the limitations imposed on us by our debt agreements could have significant adverse consequences, including the following:

•	our cash flow may be insufficient to meet our required principal and interest payments;

•	we may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to meet operational needs;

•	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

•	we may be forced to dispose of one or more of our properties, possibly on unfavorable terms or in violation of certain covenants to which we may be subject;

•	we may violate financial covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations; and

•	our default under any loan with cross default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow and per share trading price of our common stock could be adversely affected. Furthermore, foreclosures could create taxable income without accompanying cash proceeds, which could hinder our ability to meet the REIT distribution requirements imposed by the Code.

The majority of our properties are retail shopping centers and depend on anchor stores or major tenants to attract shoppers and could be adversely affected by the loss of, or a store closure by, one or more of these tenants.

Our properties typically are anchored by large, regionally or nationally recognized tenants. At any time, our tenants may experience a downturn in their business that may significantly weaken their financial condition. As a result, our tenants, including our anchor and other major tenants, may fail to comply with their contractual obligations to us, seek concessions in order to continue operations or declare bankruptcy, any of which could result in the termination of such tenants’ leases and the loss of rental income attributable to the terminated leases. In addition, certain of our tenants may cease operations while continuing to pay rent, which could decrease customer traffic, thereby decreasing sales for our other tenants at the applicable retail property. In addition to these potential effects of a business downturn, mergers or consolidations among large retail establishments could result in the closure of existing stores or duplicate or geographically overlapping store locations, which could include stores at our retail properties.

Loss of, or a store closure by, an anchor or major tenant could significantly reduce our occupancy level or the rent we receive from our retail properties, and we may not have the right to re-lease vacated space or we may be unable to re-lease vacated space at attractive rents or at all. Moreover, in the event of default by a major tenant or anchor store, we may experience delays and costs in enforcing our rights as landlord to recover amounts due to us under the terms of our agreements with those parties. The occurrence of any of the situations described above, particularly if it involves an anchor tenant with leases in multiple locations, could seriously harm our performance and could adversely affect the value of the applicable retail property.

Some of the leases at our retail properties contain “co-tenancy” or “go-dark” provisions, which, if triggered, may allow tenants to pay reduced rent, cease operations or terminate their leases, any of which could adversely affect our performance or the value of the applicable retail property.

Some of the leases at our retail properties contain “co-tenancy” provisions that condition a tenant’s obligation to remain open, the amount of rent payable by the tenant or the tenant’s obligation to continue occupancy on certain conditions, including: (1) the presence of a certain anchor tenant or tenants; (2) the continued operation of an anchor tenant’s store; and (3) minimum occupancy levels at the applicable retail property. If a co-tenancy provision is triggered by a failure of any of these or other applicable conditions, a tenant could have the right to cease operations, to terminate its lease early or to a reduction of its rent. In periods of prolonged economic decline, there is a higher than normal risk that co-tenancy provisions will be triggered as there is a higher risk of tenants closing stores or terminating leases during these periods. In addition to these co-tenancy provisions, certain of the leases at our retail properties contain “go-dark” provisions that allow the tenant to cease operations while continuing to pay rent. This could result in decreased customer traffic at the applicable retail property, thereby decreasing sales for our other tenants at that property, which may result in our other tenants being unable to pay their minimum rents or expense recovery charges. These provisions also may result in lower rental revenue generated under the applicable leases. To the extent co-tenancy or go-dark provisions in our retail leases result in lower revenue or tenant sales or tenants’ rights to terminate their leases early or to a reduction of their rent, our performance or the value of the applicable retail property could be adversely affected.

We may be unable to renew leases, lease vacant space or re-let space as leases expire, thereby increasing or prolonging vacancies, which could adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

As of March 31, 2013, leases representing approximately 4.9% of the square footage and approximately 4.8% of the annualized base rent of the properties in our portfolio will expire in the remainder of 2013, and an additional 5.7% of the square footage of the properties in our portfolio was available. We cannot assure you that leases will be renewed or that our properties will be re-let at net effective rental rates equal to or above the current average net effective rental rates or that substantial rent abatements, tenant improvements, early termination rights or below-market renewal options will not be offered to attract new tenants or retain existing tenants. If the rental rates for our properties decrease, our existing tenants do not renew their leases or we do not re-let a significant portion of our available space and space for which leases will expire, our financial condition, results of operations, cash flow and per share trading price of our common stock could be adversely affected.

We may be unable to identify and complete acquisitions of properties that meet our criteria (including the Contemplated Properties), which may impede our growth and ability to pay dividends as expected.

Our business strategy involves the acquisition of income producing assets such as strip centers, neighborhood centers, grocery-anchored centers, community centers and free-standing retail properties. These activities require us to identify suitable acquisition candidates or investment opportunities that meet our criteria and are compatible with our growth strategies. We continue to evaluate the market of available properties and may attempt to acquire properties when strategic opportunities exist. However, we may be unable to acquire properties identified as potential acquisition opportunities, including the Contemplated Properties. Our ability to acquire properties on favorable terms, or at all, may be exposed to the following significant risks:

•	we may incur significant costs and divert management attention in connection with evaluating and negotiating potential acquisitions, including ones that we are subsequently unable to complete;

•	even if we enter into agreements for the acquisition of properties, these agreements are subject to conditions to closing, which we may be unable to satisfy; and

•	we may be unable to finance the acquisition on favorable terms or at all.

If we are unable to finance property acquisitions or acquire properties on favorable terms, or at all, our financial condition, results of operations, cash flow and per share trading price of our common stock could be adversely affected. In addition, failure to identify or complete acquisitions of suitable properties could slow our growth and hinder our ability to pay dividends as expected.

The price we are paying for the Contemplated Properties may exceed their fair market value.

We have not obtained any third-party appraisals of the Contemplated Properties. Accordingly, the value of the cash to be paid as consideration for the Contemplated Properties may exceed their aggregate fair market value.

We face significant competition for acquisitions of real properties, which may reduce the number of acquisition opportunities available to us and increase the costs of these acquisitions.

The current market for acquisitions continues to be extremely competitive. This competition may increase the demand for the types of properties in which we typically invest and, therefore, reduce the number of suitable acquisition opportunities available to us and increase the prices paid for such acquisition properties. We also face significant competition for attractive acquisition opportunities from an indeterminate number of investors, including publicly traded and privately held REITs, private equity investors and institutional investment funds, some of which have greater financial resources than we do, a greater ability to borrow funds to acquire properties and the ability to accept more risk than we can prudently manage, including risks with respect to the geographic proximity of investments and the payment of higher acquisition prices. This competition will increase if investments in real estate become more attractive relative to other forms of investment. Competition for investments may reduce the number of suitable investment opportunities available to us and may have the effect of increasing prices paid for such acquisition properties and/or reducing the rents we can charge and, as a result, adversely affecting our operating results.

Our future acquisitions may not yield the returns we expect, and we may otherwise be unable to operate these properties to meet our financial expectations, which could adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

Our future acquisitions and our ability to successfully operate the properties we acquire in such acquisitions may be exposed to the following significant risks:

•	even if we are able to acquire a desired property, competition from other potential acquirers may significantly increase the purchase price;

•	we may acquire properties that are not accretive to our results upon acquisition, and we may not successfully manage and lease those properties to meet our expectations;

•	our cash flow may be insufficient to meet our required principal and interest payments;

•	we may spend more than budgeted amounts to make necessary improvements or renovations to acquired properties;

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we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations, and as a result our results of operations and financial condition could be adversely affected;

•	market conditions may result in higher than expected vacancy rates and lower than expected rental rates; and

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we may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities such as liabilities for clean-up of undisclosed environmental contamination, claims by tenants, vendors or other persons dealing with the former owners of the properties, liabilities incurred in the ordinary course of business and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

If we cannot operate acquired properties to meet our financial expectations, our financial condition, results of operations, cash flow and per share trading price of our common stock could be adversely affected.

We may not be able to control our operating costs or our expenses may remain constant or increase, even if our revenues do not increase, causing our results of operations to be adversely affected.

Factors that may adversely affect our ability to control operating costs include the need to pay for insurance and other operating costs, including real estate taxes, which could increase over time, the need periodically to repair, renovate and re-lease space, the cost of compliance with governmental regulation, including zoning, environmental and tax laws, the potential for liability under applicable laws, interest rate levels and the availability of financing. If our operating costs increase as a result of any of the foregoing factors, our results of operations may be adversely affected.

The expense of owning and operating a property is not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from the property. As a result, if revenues decline, we may not be able to reduce our expenses accordingly. Costs associated with real estate investments, such as real estate taxes, insurance, loan payments and maintenance, generally will not be reduced even if a property is not fully occupied or other circumstances cause our revenues to decrease. If we are unable to decrease operating costs when demand for our properties decreases and our revenues decline, our financial condition, results of operations and our ability to make distributions to our stockholders may be adversely affected.

High mortgage rates and/or unavailability of mortgage debt may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we may be unable to refinance the properties when the loans become due, or to refinance on favorable terms. If interest rates are higher when we refinance our properties, our income could be reduced. If any of these events occur, our cash flow could be reduced. This, in turn, could reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Mortgage debt obligations expose us to the possibility of foreclosure, which could result in the loss of our investment in a property or group of properties subject to mortgage debt.

Incurring mortgage and other secured debt obligations increases our risk of property losses because defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and ultimately our loss of the property securing any loans for which we are in default. Any foreclosure on a mortgaged property or group of properties could adversely affect the overall value of our portfolio of properties. For tax purposes, a foreclosure on any of our properties that is subject to a nonrecourse mortgage loan would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds, which could hinder our ability to meet the REIT distribution requirements imposed by the Code.

Failure to hedge effectively against interest rate changes may adversely affect financial condition, results of operations, cash flow and per share trading price of our common stock.

Subject to maintaining our qualification as a REIT, we may enter into hedging transactions to protect us from the effects of interest rate fluctuations on floating rate debt. Our hedging transactions may include entering into interest rate cap agreements or interest rate swap agreements. These agreements involve risks, such as the risk that such arrangements would not be effective in reducing our exposure to interest rate changes or that a court could rule that such an agreement is not legally enforceable. In addition, interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates. Hedging could reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes could materially adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock. In addition, while such agreements would be intended to lessen the impact of rising interest rates on us, they could also expose us to the risk that the other parties to the agreements would not perform, we could incur significant costs associated with the settlement of the agreements or that the underlying transactions could fail to qualify as highly-effective cash flow hedges under generally accepted accounting principles in the United States of America.

Adverse economic and geopolitical conditions and dislocations in the credit markets could have a material adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.

Our business may be affected by market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including the recent dislocations in the credit markets and general global economic downturn. These conditions, or similar conditions existing in the future, may adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock as a result of the following potential consequences, among others:

•	decreased demand for retail space, which would cause market rental rates and property values to be negatively impacted;

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reduced values of our properties may limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by our properties and may reduce the availability of unsecured loans; and

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our ability to obtain financing on terms and conditions that we find acceptable, or at all, may be limited, which could reduce our ability to pursue acquisition and development opportunities and refinance existing debt, reduce our returns from our acquisition and development activities and increase our future interest expense.

In addition, the economic downturn has adversely affected, and may continue to adversely affect, the businesses of many of our tenants. As a result, we may see increases in bankruptcies of our tenants and increased defaults by tenants, and we may experience higher vacancy rates and delays in re-leasing vacant space, which could negatively impact our business and results of operations.

We are subject to risks that affect the general retail environment, such as weakness in the economy, the level of consumer spending, the adverse financial condition of large retailing companies and competition from discount and internet retailers, any of which could adversely affect market rents for retail space and the willingness or ability of retailers to lease space in our shopping centers.

With the exception of our Riversedge North property, which houses our company’s offices and the offices of our Administrative Service Company, all of our properties are in the retail real estate market. This means that we are subject to factors that affect the retail sector generally, as well as the market for retail space. The retail environment and the market for retail space have been, and could continue to be, adversely affected by weakness in the national, regional and local economies, the level of consumer spending and consumer confidence, the adverse financial condition of some large retailing companies, the ongoing consolidation in the retail sector, the excess amount of retail space in a number of markets and increasing competition from discount retailers, outlet malls, internet retailers and other online businesses. Increases in consumer spending via the internet may significantly affect our retail tenants’ ability to generate sales in their stores. In addition, some of our retail tenants face competition from the expanding market for digital content and hardware. New and enhanced technologies, including new digital technologies and new web services technologies, may increase competition for certain of our retail tenants.

Any of the foregoing factors could adversely affect the financial condition of our tenants and the willingness of retailers to lease space in our shopping centers. In turn, these conditions could negatively affect market rents for retail space and could materially and adversely affect our financial condition, results of operations, cash flow, the trading price of our common shares and our ability to satisfy our debt service obligations and to pay distributions to our stockholders.

We face significant competition in the leasing market, which may decrease or prevent increases of the occupancy and rental rates of our properties.

We compete with numerous developers, owners and operators of real estate, many of which own properties similar to ours in the same submarkets in which our properties are located. If our competitors offer space at rental rates below current market rates, or below the rental rates we currently charge our tenants, we may lose existing or potential tenants and we may be pressured to reduce our rental rates below those we currently charge or to offer more substantial rent abatements, tenant improvements, early termination rights or below-market renewal options in order to retain tenants when our tenants’ leases expire. As a result, our financial condition, results of operations, cash flow and per share trading price of our common stock could be adversely affected.

We may be required to make rent or other concessions and/or significant capital expenditures to improve our properties in order to retain and attract tenants, causing our financial condition, results of operations, cash flow and per share trading price of our common stock to be adversely affected.

To the extent adverse economic conditions continue in the real estate market and demand for retail space falls, we expect that, upon expiration of leases at our properties, we may be required to make rent or other concessions to tenants, accommodate requests for renovations, build-to-suit remodeling and other improvements or provide additional services to our tenants. As a result, we may have to make significant capital or other expenditures in order to retain tenants whose leases expire and to attract new tenants in sufficient numbers. Additionally, we may need to raise capital to make such expenditures. If we are unable to do so or capital is otherwise unavailable, we may be unable to make the required expenditures. This could result in non-renewals by tenants upon expiration of their leases, which could cause an adverse effect to our financial condition, results of operations, cash flow and per share trading price of our common stock.

The actual rents we receive for the properties in our portfolio may be less than our asking rents, which could negatively impact our ability to generate cash flow growth.

As a result of various factors, including competitive pricing pressure in our submarkets, adverse conditions in the Mid-Atlantic, Southeast and Southwest real estate markets, a general economic downturn and the desirability of our properties compared to other properties in our submarkets, we may be unable to realize the asking rents across the properties in our portfolio. In addition, the degree of discrepancy between our asking rents and the actual rents we are able to obtain may vary both from property to property and among different leased spaces within a single property. If we are unable to obtain rental rates that are on average comparable to our asking rents across our portfolio, then our ability to generate cash flow growth will be negatively impacted. In addition, depending on asking rental rates at any given time as compared to expiring leases in our portfolio, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases.

We may acquire properties or portfolios of properties through tax deferred contribution transactions, which could result in stockholder dilution and limit our ability to sell such assets.

In the future we may acquire properties or portfolios of properties through tax deferred contribution transactions in exchange for partnership interests in our Operating Partnership, which may result in stockholder dilution. This acquisition structure may have the effect of, among other things, reducing the amount of tax depreciation we could deduct over the tax life of the acquired properties, and may require that we agree to protect the contributors’ ability to defer recognition of taxable gain through restrictions on our ability to dispose of the acquired properties and/or the allocation of partnership debt to the contributors to maintain their tax bases. These restrictions could limit our ability to sell an asset at a time, or on terms, that would be favorable absent such restrictions.

Our real estate development activities are subject to risks particular to development, such as unanticipated expenses, delays and other contingencies, any of which could adversely affect our financial condition, results of operations, cash flow and the per share trading price of our common stock.

We may engage in development and redevelopment activities with respect to certain of our properties. To the extent that we do so, we will be subject to the following risks associated with such development and redevelopment activities:

•	unsuccessful development or redevelopment opportunities could result in direct expenses to us;

•	construction or redevelopment costs of a project may exceed original estimates, possibly making the project less profitable than originally estimated, or unprofitable;

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time required to complete the construction or redevelopment of a project or to lease up the completed project may be greater than originally anticipated, thereby adversely affecting our cash flow and liquidity;

•	contractor and subcontractor disputes, strikes, labor disputes or supply disruptions;

•	failure to achieve expected occupancy and/or rent levels within the projected time frame, if at all;

•	delays with respect to obtaining or the inability to obtain necessary zoning, occupancy, land use and other governmental permits, and changes in zoning and land use laws;

•	occupancy rates and rents of a completed project may not be sufficient to make the project profitable;

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our ability to dispose of properties developed or redeveloped with the intent to sell could be impacted by the ability of prospective buyers to obtain financing given the current state of the credit markets; and

•	the availability and pricing of financing to fund our development activities on favorable terms or at all.

These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of development or redevelopment activities once undertaken, any of which could have an adverse effect on our financial condition, results of operations, cash flow and the per share trading price of our common stock.

Our success depends on key personnel whose continued service is not guaranteed, and the loss of one or more of our key personnel could adversely affect our ability to manage our business and to implement our growth strategies, or could create a negative perception in the capital markets.

Our ability to manage anticipated future growth depends, in large part, upon the efforts of key personnel, particularly Mr. Wheeler, who has experience with the market, beneficial relationships and exercises substantial influence over our operational, financing, acquisition and disposition activity. Among the reasons that Mr. Wheeler is important to our success is that he has a national and regional industry reputation that attracts business and investment opportunities and assists us in negotiations with lenders, existing and potential tenants and industry personnel. If we lose his services, our relationships with such personnel could diminish.

The loss of services of one or more members of our management team, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners, existing and prospective tenants and industry participants, which could adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

Mr. Wheeler will continue to be involved in outside businesses, which may interfere with his ability to devote time and attention to our business and affairs.

We will rely on Mr. Wheeler and our Administrative Service Company for the day-to-day operations of our business. Our employment agreement with Mr. Wheeler requires him to devote his best efforts and a significant portion of his time to our business and affairs. Following the completion of this offering, however, Mr. Wheeler will continue to serve as President and Chief Executive Officer of Wheeler Interests, LLC which will continue to be involved in other businesses. As such, Mr. Wheeler will have certain ongoing duties to Wheeler Interests, LLC that could require a portion of his time and attention. Although we expect that Mr. Wheeler will devote a significant amount of his business time and attention to us, we cannot accurately predict the amount of time and attention that will be required of Mr. Wheeler to perform such ongoing duties. To the extent that Mr. Wheeler is required to dedicate time and attention to Wheeler Interests, LLC, his ability to devote a significant amount of his business time and attention to our business and affairs may be limited and could adversely affect our operations.

We may be subject to on-going or future litigation, including existing claims relating to the entities that own the properties described in this prospectus and otherwise in the ordinary course of business, which could have a material adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.

We may be subject to on-going litigation, including existing claims relating to the entities that own the properties and operate the businesses described in this prospectus and otherwise in the ordinary course of business. Some of these claims may result in significant defense costs and potentially significant judgments against us, some of which are not, or cannot be, insured against. We generally intend to vigorously defend ourselves; however, we cannot be certain of the ultimate outcomes of currently asserted claims or of those that may arise in the future. Resolution of these types of matters against us may result in our having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments, and settlements exceed insured levels, could adversely impact our earnings and cash flows, thereby having an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock. Certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage, which could adversely impact our results of operations and cash flows, expose us to increased risks that would be uninsured, and/or adversely impact our ability to attract officers and directors.

We may not be able to rebuild our existing properties to their existing specifications if we experience a substantial or comprehensive loss of such properties.

In the event that we experience a substantial or comprehensive loss of one of our properties, we may not be able to rebuild such property to its existing specifications. Further, reconstruction or improvement of such a property would likely require significant upgrades to meet zoning and building code requirements. Environmental and legal restrictions could also restrict the rebuilding of our properties.

Because Mr. Wheeler and our Administrative Service Company are not prohibited from creating further real estate programs that may use investment strategies that are similar to ours, our Administrative Service Company and its and our executive officers may face conflicts of interest relating to the purchase and leasing of properties and other investments, and such conflicts may not be resolved in our favor.

If Mr. Wheeler or our Administrative Service Company were to create additional real estate programs, there may be periods during which one or more such sponsored programs are seeking to invest in similar properties and other real estate-related investments. As a result, we may be buying properties and other real estate-related investments at the same time as one or more other such sponsored programs managed by officers and employees of our Administrative Service Company, and these other such sponsored programs may use investment strategies that are similar to ours. There is a risk that our Administrative Service Company will choose a property that provides lower returns to us than a property purchased by another program. In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of our Administrative Service Company and on behalf of other such sponsored programs decide whether to allocate any particular property to us or to another such sponsored program or affiliate of our Administrative Service Company or Mr. Wheeler, which may have an investment strategy that is similar to ours. In addition, we may acquire properties in geographic areas where such future sponsored programs own properties. If one of the other such sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Our Administrative Service Company will face conflicts of interest caused by its arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our Administrative Service Company is entitled to fees from us under the terms of the Administrative Service Agreement. Our Administrative Service Company is wholly owned by Mr. Wheeler. As a result, we did not have the benefit of arm’s length negotiation of the type normally conducted between unrelated parties when this agreement was negotiated. These fees could influence our Administrative Service Company’s advice to us as well as the judgment of the Services Companies performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of the Administrative Service Agreement;

•	property acquisitions from third parties, which entitle our Administrative Service Company to asset management fees; and

•	borrowings to acquire properties, which acquisitions will increase the aggregate fees payable to our Administrative Service Company.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers.

We may co-invest in the future with other third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or other entity. Consequently, with respect to any such arrangement we may enter into in the future, we would not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives, and they may have competing interests in our markets that could create conflict of interest issues. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. In addition, a sale or transfer by us to a third party of our interests in the joint venture may be subject to consent rights or rights of first refusal, in favor of our joint venture partners, which would in each case restrict our ability to dispose of our interest in the joint venture. Where we are a limited partner or non-managing member in any partnership or limited liability company, if such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by or disputes with partners or co-venturers might result in subjecting properties owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers. Our joint ventures may be subject to debt and, in the current volatile credit market, the refinancing of such debt may require equity capital calls.

Our growth depends on external sources of capital that are outside of our control and may not be available to us on commercially reasonable terms or at all, which could limit our ability, among other things, to meet our capital and operating needs or make the cash distributions to our stockholders necessary to maintain our qualification as a REIT.

In order to maintain our qualification as a REIT, we are required under the Code, among other things, to distribute annually at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain. In addition, we will be subject to income tax at regular corporate rates to the extent that we distribute less than 100% of our REIT taxable income, including any net capital gains. Because of these distribution requirements, we may not be able to fund future capital needs, including any necessary acquisition financing, from operating cash flow. Consequently, we intend to rely on third-party sources to fund our capital needs. We may not be able to obtain such financing on favorable terms or at all and any additional debt we incur will increase our leverage and likelihood of default. Our access to third-party sources of capital depends, in part, on:

•	general market conditions;

•	the market’s perception of our growth potential;

•	our current debt levels;

•	our current and expected future earnings;

•	our cash flow and cash distributions; and

•	the market price per share of our common stock.

Recently, the capital markets have been subject to significant disruptions. If we cannot obtain capital from third-party sources, we may not be able to acquire or develop properties when strategic opportunities exist, meet the capital and operating needs of our existing properties, satisfy our debt service obligations or make the cash distributions to our stockholders necessary to maintain our qualification as a REIT.

Risks Related to the Real Estate Industry

Our performance and value are subject to risks associated with real estate assets and the real estate industry, including local oversupply, reduction in demand or adverse changes in financial conditions of buyers, sellers and tenants of properties, which could decrease revenues or increase costs, which would adversely affect our financial condition, results of operations, cash flow and the per share trading price of our common stock.

Our ability to pay expected dividends to our stockholders depends on our ability to complete future acquisitions as well as our ability to generate revenues in excess of expenses, scheduled principal payments on debt and capital expenditure requirements. Events and conditions generally applicable to owners and operators of real property that are beyond our control may decrease cash available for distribution and the value of our properties. These events include many of the risks set forth above under “—Risks Related to Our Business and Operations,” as well as the following:

•	local oversupply or reduction in demand for retail space;

•	adverse changes in financial conditions of buyers, sellers and tenants of properties;

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vacancies or our inability to rent space on favorable terms, including possible market pressures to offer tenants rent abatements, tenant improvements, early termination rights or below-market renewal options, and the need to periodically repair, renovate and re-let space;

•	increased operating costs, including insurance premiums, utilities, real estate taxes and state and local taxes;

•	civil unrest, acts of war, terrorist attacks and natural disasters, including earthquakes and floods, which may result in uninsured or underinsured losses;

•	decreases in the underlying value of our real estate;

•	changing submarket demographics; and

•	changing traffic patterns.

In addition, periods of economic downturn or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases, which would adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

The real estate investments made, and to be made, by us are relatively difficult to sell quickly. As a result, our ability to promptly sell one or more properties in our portfolio in response to changing economic, financial and investment conditions is limited. Return of capital and realization of gains, if any, from an investment generally will occur upon disposition or refinancing of the underlying property. We may be unable to realize our investment objectives by sale, other disposition or refinancing at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. In particular, our ability to dispose of one or more properties within a specific time period is subject to weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, such as the current economic downturn, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located.

In addition, the Code imposes restrictions on a REIT’s ability to dispose of properties that are not applicable to other types of real estate companies. In particular, the tax laws applicable to REITs effectively require that we hold our properties for investment, rather than primarily for sale in the ordinary course of business, which may cause us to forego or defer sales of properties that otherwise would be in our best interest. Therefore, we may not be able to vary our portfolio in response to economic or other conditions promptly or on favorable terms, which may adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

Our property taxes could increase due to property tax rate changes or reassessment, which would adversely impact our cash flows.

Even if we qualify as a REIT for federal income tax purposes, we will be required to pay some state and local taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. The amount of property taxes we pay in the future may increase substantially from what we have paid in the past. If the property taxes we pay increase, our cash flow would be adversely impacted, and our ability to pay any expected dividends to our stockholders could be adversely affected.

As an owner of real estate, we could incur significant costs and liabilities related to environmental matters.

Under various federal, state and local laws and regulations relating to the environment, as a current or former owner or operator of real property, we may be liable for costs and damages resulting from the presence or discharge of hazardous or toxic substances, waste or petroleum products at, on, in, under or migrating from such property, including costs to investigate, clean up such contamination and liability for harm to natural resources. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such contamination, and the liability may be joint and several. These liabilities could be substantial and the cost of any required remediation, removal, fines or other costs could exceed the value of the property and/or our aggregate assets. In addition, the presence of contamination or the failure to remediate contamination at our properties may expose us to third-party liability for costs of remediation and/or personal or property damage or materially adversely affect our ability to sell, lease or develop our properties or to borrow using the properties as collateral. In addition, environmental laws may create liens on contaminated sites in favor of the government for damages and costs it incurs to address such contamination. Moreover, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures.

Additionally, we possess Phase I Environmental Site Assessments for all of the properties in our portfolio. However, the assessments are limited in scope (e.g., they do not generally include soil sampling, subsurface investigations, hazardous materials surveys or lead-based paint inspections or asbestos inspections) and may have failed to identify all environmental conditions or concerns. Furthermore, the Phase I Environmental Site Assessment reports for all of the properties in our portfolio are limited to the information available to the licensed site professional at the time of the investigation, and, as such, may not disclose all potential or existing environmental contamination liabilities at the properties in our portfolio arising after the date of such investigation. As a result, we could potentially incur material liability for these issues, which could adversely impact our financial condition, results of operations, cash flow and the per share trading price of our common stock. Some of the Phase I Environmental Site Assessments in our possession indicate the possibility of lead-based paint and asbestos containing materials located on and within buildings on some of our properties and polychlorinated biphenyl-containing electrical transformers located or adjacent to some of our properties.

As the owner of the buildings on our properties, we could face liability for the presence of hazardous materials (e.g., asbestos or lead) or other adverse conditions (e.g., poor indoor air quality) in our buildings. Environmental laws govern the presence, maintenance, and removal of hazardous materials in buildings, and if we do not comply with such laws, we could face fines for such noncompliance. Also, we could be liable to third parties (e.g., occupants of the buildings) for damages related to exposure to hazardous materials or adverse conditions in our buildings, and we could incur material expenses with respect to abatement or remediation of hazardous materials or other adverse conditions in our buildings. In addition, some of our tenants routinely handle and use hazardous or regulated substances and wastes as part of their operations at our properties, which are subject to regulation. Such environmental and health and safety laws and regulations could subject us or our tenants to liability resulting from these activities. Environmental liabilities could affect a tenant’s ability to make rental payments to us, and changes in laws could increase the potential liability for noncompliance. This may result in significant unanticipated expenditures or may otherwise materially and adversely affect our operations, or those of our tenants, which could in turn have an adverse effect on us.

We cannot assure you that costs or liabilities incurred as a result of environmental issues will not affect our ability to make distributions to you or that such costs or other remedial measures will not have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock. If we do incur material environmental liabilities in the future, we may face significant remediation costs, and we may find it difficult to sell any affected properties.

Our properties may contain or develop harmful mold or suffer from other air quality issues, which could lead to liability for adverse health effects and costs of remediation.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Indoor air quality issues can also stem from inadequate ventilation, chemical contamination from indoor or outdoor sources, and other biological contaminants such as pollen, viruses and bacteria. Indoor exposure to airborne toxins or irritants above certain levels can be alleged to cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold or other airborne contaminants at any of our properties could require us to undertake a costly remediation program to contain or remove the mold or other airborne contaminants from the affected property or increase indoor ventilation. In addition, the presence of significant mold or other airborne contaminants could expose us to liability from our tenants, employees of our tenants or others if property damage or personal injury is alleged to have occurred.

We may incur significant costs complying with various federal, state and local laws, regulations and covenants that are applicable to our properties.

The properties in our portfolio are subject to various covenants and federal, state and local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers may restrict our use of our properties and may require us to obtain approval from local officials or restrict our use of our properties and may require us to obtain approval from local officials of community standards organizations at any time with respect to our properties, including prior to acquiring a property or when undertaking renovations of any of our existing properties. Among other things, these restrictions may relate to fire and safety, seismic or hazardous material abatement requirements. There can be no assurance that existing laws and regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that increase such delays or result in additional costs. Our growth strategy may be affected by our ability to obtain permits, licenses and zoning relief. Our failure to obtain such permits, licenses and zoning relief or to comply with applicable laws could have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.

In addition, federal and state laws and regulations, including laws such as the Americans with Disabilities Act (the “ADA”) and the Fair Housing Amendment Act of 1988 (the “FHAA”), impose further restrictions on our properties and operations. Under the ADA and the FHAA, all public accommodations must meet federal requirements related to access and use by disabled persons. Some of our properties may currently be in non-compliance with the ADA or the FHAA. If one or more of the properties in our portfolio is not in compliance with the ADA, the FHAA or any other regulatory requirements, we may be required to incur additional costs to bring the property into compliance and we might incur governmental fines or the award of damages to private litigants. In addition, we do not know whether existing requirements will change or whether future requirements will require us to make significant unanticipated expenditures that will adversely impact our financial condition, results of operations, cash flow and per share trading price of our common stock.

Risks Related to Our Organizational Structure

Conflicts of interest may exist or could arise in the future between the interests of our stockholders and the interests of holders of units in our Operating Partnership, which may impede business decisions that could benefit our stockholders.

Conflicts of interest may exist or could arise in the future as a result of the relationships between us and our affiliates, on the one hand, and our Operating Partnership or any partner thereof, on the other. Our directors and officers have duties to our company under Maryland law in connection with their management of our company. At the same time, we, as the general partner of our Operating Partnership, have fiduciary duties and obligations to our Operating Partnership and its limited partners under Virginia law and the Partnership Agreement of our Operating Partnership in connection with the management of our Operating Partnership. Our fiduciary duties and obligations as the general partner of our Operating Partnership may come into conflict with the duties of our directors and officers to our company.

Under Virginia law, a general partner of a Virginia limited partnership has fiduciary duties of loyalty and care to the partnership and its partners and must discharge its duties and exercise its rights as general partner under the Partnership Agreement or Virginia law consistently with the obligation of good faith and fair dealing. The Partnership Agreement provides that, in the event of a conflict between the interests of our Operating Partnership or any partner, on the one hand, and the separate interests of our company or our stockholders, on the other hand, we, in our capacity as the general partner of our Operating Partnership, are under no obligation not to give priority to the separate interests of our company or our stockholders, and that any action or failure to act on our part or on the part of our directors that gives priority to the separate interests of our company or our stockholders that does not result in a violation of the contract rights of the limited partners of the Operating Partnership under its Partnership Agreement does not violate the duty of loyalty that we, in our capacity as the general partner of our Operating Partnership, owe to the Operating Partnership and its partners.

Additionally, the Partnership Agreement provides that we will not be liable to the Operating Partnership or any partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Operating Partnership or any limited partner, except for liability for our intentional harm or gross negligence. Our Operating Partnership must indemnify us, our directors and officers, officers of our Operating Partnership and our designees from and against any and all claims that relate to the operations of our Operating Partnership, unless (1) an act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (2) the person actually received an improper personal benefit in violation or breach of the Partnership Agreement or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Our Operating Partnership must also pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification. Our Operating Partnership will not indemnify or advance funds to any person with respect to any action initiated by the person seeking indemnification without our approval (except for any proceeding brought to enforce such person’s right to indemnification under the Partnership Agreement) or if the person is found to be liable to our Operating Partnership on any portion of any claim in the action.

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control transaction that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest.

Our charter contains certain Ownership Limits with respect to our stock. Our charter, subject to certain exceptions, authorizes our board of directors to take such actions as it determines are advisable to preserve our qualification as a REIT. Our charter also prohibits the actual, beneficial or constructive ownership by any person of more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock or more than 9.8% in value of the aggregate outstanding shares of all classes and series of our stock, excluding any shares that are not treated as outstanding for federal income tax purposes. Our board of directors, in its sole and absolute discretion, may exempt a person, prospectively or retroactively, from these Ownership Limits if certain conditions are satisfied. See “Description of Securities—Restrictions on Ownership and Transfer.” The restrictions on ownership and transfer of our stock may:

•

discourage a tender offer or other transactions or a change in management or of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interests; or

•

result in the transfer of shares acquired in excess of the restrictions to a trust for the benefit of a charitable beneficiary and, as a result, the forfeiture by the acquirer of the benefits of owning the additional shares.

We could increase the number of authorized shares of stock, classify and reclassify unissued stock and issue stock without stockholder approval. Our board of directors, without stockholder approval, has the power under our charter to amend our charter to increase the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue, to authorize us to issue authorized but unissued shares of our common stock or preferred stock and to classify or reclassify any unissued shares of our common stock or preferred stock into one or more classes or series of stock and set the terms of such newly classified or reclassified shares. See “Description of Securities—Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock.” As a result, we may issue series or classes of common stock or preferred stock with preferences, dividends, powers and rights, voting or otherwise, that are senior to, or otherwise conflict with, the rights of holders of our common stock. Although our board of directors has no such intention at the present time, it could establish a class or series of preferred stock that could, depending on the terms of such series, delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest.

Certain provisions of Maryland law could inhibit changes in control, which may discourage third parties from conducting a tender offer or seeking other change of control transactions that could involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest. Certain provisions of the Maryland General Corporation Law (the “MGCL”), may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

•

“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof or an affiliate or associate of ours who was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding voting stock at any time within the two-year period immediately prior to the date in question) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter impose fair price and/or supermajority and stockholder voting requirements on these combinations; and

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“control share” provisions that provide that “control shares” of our company (defined as shares that, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares”) have no voting rights with respect to their control shares, except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

We have opted out of these provisions of the MGCL, in the case of the business combination provisions of the MGCL, by resolution of our Board of Directors and, in the case of the control share provisions, by a provision in our bylaws. However, we cannot assure you that our board of directors will not opt to be subject to such business combination and control share provisions of the MGCL in the future.

Certain provisions of the MGCL permit our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement certain corporate governance provisions, some of which are not currently applicable to us. These provisions may have the effect of limiting or precluding a third party from making an unsolicited acquisition proposal for us or of delaying, deferring or preventing a change in control of us under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then current market price. Our charter contains a provision whereby we elect, at such time as we become eligible to do so, to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board of directors. See “Material Provisions of Maryland Law and of Our Charter and Bylaws.”

We may pursue less vigorous enforcement of terms of the contribution agreements with members of our management and our affiliates because of our dependence on them and conflicts of interest.

Mr. Wheeler may be party in contribution agreements with us pursuant to which we will acquire interests in our properties and assets. In addition, our other executive officers are parties to employment agreements with us. We may choose not to enforce, or to enforce less vigorously, our rights under these agreements because of our desire to maintain our ongoing relationships with members of our management and their affiliates, with possible negative impact on stockholders.

Our board of directors may change our investment and financing policies without stockholder approval and we may become more highly leveraged, which may increase our risk of default under our debt obligations.

Our investment and financing policies are exclusively determined by our board of directors. Accordingly, our stockholders do not control these policies. Further, while we have agreed with our underwriters that our Board of Directors will review our ratio of debt to total capital on a quarterly basis, with the goal of maintaining a reasonable rate consistent with our expected ratio of debt to total market capitalization going forward, our charter and bylaws do not limit the amount or percentage of indebtedness, funded or otherwise, that we may incur. Our board of directors may alter or eliminate our current policy on borrowing at any time without stockholder approval. If this policy changed, we could become more highly leveraged which could result in an increase in our debt service. Higher leverage also increases the risk of default on our obligations. In addition, a change in our investment policies, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to interest rate risk, real estate market fluctuations and liquidity risk. Changes to our policies with regard to the foregoing could adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

Our rights and the rights of our stockholders to take action against our directors and officers are limited.

As permitted by Maryland law, our charter eliminates the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist. Accordingly, in the event that actions taken in good faith by any of our directors or officers impede the performance of our company, your ability to recover damages from such director or officer will be limited.

We are a holding company with no direct operations and, as such, we will rely on funds received from our Operating Partnership to pay liabilities, and the interests of our stockholders will be structurally subordinated to all liabilities and obligations of our Operating Partnership and its subsidiaries.

We are a holding company and will conduct substantially all of our operations through our Operating Partnership. We do not have, apart from an interest in our Operating Partnership, any independent operations. As a result, we will rely on distributions from our Operating Partnership to pay any dividends we might declare on shares of our common stock. We will also rely on distributions from our Operating Partnership to meet any of our obligations, including any tax liability on taxable income allocated to us from our Operating Partnership. In addition, because we are a holding company, your claims as stockholders will be structurally subordinated to all existing and future liabilities and obligations (whether or not for borrowed money) of our Operating Partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our Operating Partnership and its subsidiaries will be available to satisfy the claims of our stockholders only after all of our and our Operating Partnership’s and its subsidiaries’ liabilities and obligations have been paid in full.

Our Operating Partnership may issue additional partnership units to third parties without the consent of our stockholders, which would reduce our ownership percentage in our Operating Partnership and would have a dilutive effect on the amount of distributions made to us by our Operating Partnership and, therefore, the amount of distributions we can make to our stockholders.

We currently own 63.99% of the outstanding common units, and we may, in connection with our acquisition of properties or otherwise, issue additional partnership units to third parties. Such issuances would reduce our ownership percentage in our Operating Partnership and affect the amount of distributions made to us by our Operating Partnership and, therefore, the amount of distributions we can make to our stockholders. Because you will not directly own partnership units, you will not have any voting rights with respect to any such issuances or other partnership level activities of our Operating Partnership.

The Ownership Entities and we are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

The Ownership Entities have offered and sold membership interests in the Ownership Entities to the Prior Investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of such prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by the Prior Investors themselves.

If any prior offering did not qualify for such exemption, a Prior Investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if a Prior Investor should seek rescission, such Prior Investor could succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If Prior Investors were successful in seeking rescission, we would face financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which the Ownership Entities relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

In connection with the exchange by the Prior Investors of their membership interests with the Operating Partnership, we will require certain additional investment representations and warranties of each Prior Investor maintaining its investment by exchanging their interest for one in the Operating Partnership or, if a Prior Investor is unable or unwilling to make the representations and warranties, we will require such Prior Investor to receive cash for their interests in lieu of participating in the Operating Partnership. This process may not resolve any challenges we may face under state or federal securities laws resulting from past activity in connection with the offer and sale of the interests in the Ownership Entities.

Loss of our exemption from regulation pursuant to the Investment Company Act of 1940 would adversely affect us.

We conduct our business so as not to become regulated as an investment company under the Investment Company Act of 1940 (the “1940 Act”) in reliance on the exemption provided by Section 3(c)(5)(C) of the 1940 Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires that: (i) at least 55% of our investment portfolio consist of “mortgages and other liens on and interest in real estate,” or “qualifying real estate interests,” and (ii) at least 80% of our investment portfolio consist of qualifying real estate interests plus “real estate-related assets.” If we fail to qualify for an exemption from registration as an investment company or an exclusion from the definition of an investment company, our ability to use leverage would be substantially reduced. Our business will be materially and adversely affected if we fail to qualify for this exemption from regulation pursuant to the 1940 Act.

Risks Related to Our Status as a REIT

Failure to qualify as a REIT would have significant adverse consequences to us and the value of our common stock.

We have elected to be taxed and to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes. We have not requested and do not plan to request a ruling from the Internal Revenue Service (the “IRS”), that we qualify as a REIT, and the statements in the prospectus are not binding on the IRS or any court. Therefore, we cannot assure you that we will qualify as a REIT, or that we will remain qualified as such in the future. If we lose our REIT status, we will face serious tax consequences that would substantially reduce the funds available for distribution to you for each of the years involved because:

•	we would not be allowed a deduction for distributions to stockholders in computing our taxable income and would be subject to federal income tax at regular corporate rates;

•	we also could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

•	unless we are entitled to relief under applicable statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified.

Any such corporate tax liability could be substantial and would reduce our cash available for, among other things, our operations and distributions to stockholders. In addition, if we fail to qualify as a REIT, we will not be required to make distributions to our stockholders. As a result of all these factors, our failure to qualify as a REIT also could impair our ability to expand our business and raise capital, and could materially and adversely affect the value of our common stock.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The complexity of these provisions and of the applicable Treasury regulations that have been promulgated under the Code, or the Treasury Regulations, is greater in the case of a REIT that, like us, holds its assets through a partnership. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. In order to qualify as a REIT, we must satisfy a number of requirements, including requirements regarding the ownership of our stock, requirements regarding the composition of our assets and a requirement that at least 95% of our gross income in any year must be derived from qualifying sources, such as “rents from real property.” Also, we must make distributions to stockholders aggregating annually at least 90% of our REIT taxable income, excluding net capital gains. In addition, legislation, new regulations, administrative interpretations or court decisions may materially adversely affect our investors, our ability to qualify as a REIT for federal income tax purposes or the desirability of an investment in a REIT relative to other investments.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local income, property and excise taxes on our income or property and, in certain cases, a 100% penalty tax, in the event we sell property as a dealer. In addition, our taxable REIT subsidiaries will be subject to tax as regular corporations in the jurisdictions they operate.

If our Operating Partnership failed to qualify as a partnership for federal income tax purposes, we would cease to qualify as a REIT and suffer other adverse consequences.

We believe that our Operating Partnership will be treated as a partnership for federal income tax purposes. As a partnership, our Operating Partnership will not be subject to federal income tax on its income. Instead, each of its partners, including us, will be allocated, and may be required to pay tax with respect to, its share of our Operating Partnership’s income. We cannot assure you, however, that the IRS will not challenge the status of our Operating Partnership or any other subsidiary partnership in which we own an interest as a partnership for federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating our Operating Partnership or any such other subsidiary partnership as an entity taxable as a corporation for federal income tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, we would likely cease to qualify as a REIT. Also, the failure of our Operating Partnership or any subsidiary partnerships to qualify as a partnership could cause it to become subject to federal and state corporate income tax, which would reduce significantly the amount of cash available for debt service and for distribution to its partners, including us.

To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions, and the unavailability of such capital on favorable terms at the desired times, or at all, may cause us to curtail our investment activities and/or to dispose of assets at inopportune times, which could adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our REIT taxable income each year, excluding net capital gains, and we will be subject to regular corporate income taxes to the extent that we distribute less than 100% of our REIT taxable income each year. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. In order to maintain our REIT status and avoid the payment of income and excise taxes, we may need to borrow funds to meet the REIT distribution requirements even if the then prevailing market conditions are not favorable for these borrowings. These borrowing needs could result from, among other things, differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt or amortization payments. These sources, however, may not be available on favorable terms or at all. Our access to third-party sources of capital depends on a number of factors, including the market’s perception of our growth potential, our current debt levels, the market price of our common stock, and our current and potential future earnings. We cannot assure you that we will have access to such capital on favorable terms at the desired times, or at all, which may cause us to curtail our investment activities and/or to dispose of assets at inopportune times, and could adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

We may in the future choose to pay dividends in our common stock, in which case you may be required to pay tax in excess of the cash you receive.

We may distribute taxable dividends that are payable in our stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of the cash received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. For more information on the tax consequences of distributions with respect to our common stock, see “Federal Income Tax Considerations.” Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, such sales may have an adverse effect on the per share trading price of our common stock.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from “qualified dividends” payable to U.S. stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for the 20% rate. Although these rules do not adversely affect the taxation of REITs or dividends payable by REITs, to the extent that the 20% rate continues to apply to regular corporate qualified dividends, investors who are individuals, trusts and estates may perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including the per share trading price of our common stock.

The tax imposed on REITs engaging in “prohibited transactions” may limit our ability to engage in transactions which would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% penalty tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Although we do not intend to hold any properties that would be characterized as held for sale to customers in the ordinary course of our business, unless a sale or disposition qualifies under certain statutory safe harbors, such characterization is a factual determination and no guarantee can be given that the IRS would agree with our characterization of our properties or that we will always be able to make use of the available safe harbors.

Complying with REIT requirements may affect our profitability and may force us to liquidate or forgo otherwise attractive investments.

To qualify as a REIT, we must continually satisfy tests concerning, among other things, the nature and diversification of our assets, the sources of our income and the amounts we distribute to our stockholders. We may be required to liquidate or forgo otherwise attractive investments in order to satisfy the asset and income tests or to qualify under certain statutory relief provisions. We also may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. As a result, having to comply with the distribution requirement could cause us to: (1) sell assets in adverse market conditions; (2) borrow on unfavorable terms; or (3) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt. Accordingly, satisfying the REIT requirements could have an adverse effect on our business results, profitability and ability to execute our business plan. Moreover, if we are compelled to liquidate our investments to meet any of these asset, income or distribution tests, or to repay obligations to our lenders, we may be unable to comply with one or more of the requirements applicable to REITs or may be subject to a 100% tax on any resulting gain if such sales constitute prohibited transactions.

Legislative or other actions affecting REITs could have a negative effect on us, including our ability to qualify as a REIT or the federal income tax consequences of such qualification.

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. Changes to the tax laws, with or without retroactive application, could adversely affect our investors or us. We cannot predict how changes in the tax laws might affect our investors or us. New legislation, Treasury Regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to qualify as a REIT or the federal income tax consequences of such qualification.

Risks Related to this Offering

Our estimated cash available for distribution is insufficient to cover our anticipated annual dividend of $0.42 per share and distributions paid from sources other than our cash flow from operations, particularly proceeds of this offering, will result in us having fewer funds available for the acquisition of properties, which may adversely affect our ability to fund future distributions with cash flow from operations and may adversely affect your overall return.

We currently declare a monthly distribution on our shares of common stock at an annual rate of $0.42 per share. This rate represents approximately 179% of our estimated cash available for distribution based on our pro forma operating results for the twelve months ended March 31, 2013, including the impact of the acquisition of the Contemplated Properties. Therefore, we expect that our operating cash flow will be insufficient to cover our anticipated initial monthly distributions to stockholders for the twelve months ending March 31, 2014, and thereafter. See “Distribution Policy.”

As mentioned above, we have initially paid distributions from sources other than from our cash flow from operations. Until we acquire additional properties, we will not generate sufficient cash flow from operations to pay distributions. Our inability to acquire properties may result in a lower return on your investment than you expect. If we have not generated sufficient cash flow from our operations and other sources, such as from borrowings or sales of additional securities, to fund distributions, we will continue to use the proceeds from this offering. Moreover, our board of directors may change this policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering and organization expenses in connection with this offering.

By funding distributions from the proceeds of this offering, we will have less funds available for acquiring properties. As a result, the return you realize on your investment may be reduced. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of the offerings may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities convertible or exercisable into shares of our common stock to third party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flow from operations, affect our profitability and/or affect the distributions payable to you, any or all of which may have an adverse effect on your investment.

Some of our distributions may include a return of capital for federal income tax purposes.

Some of our distributions may include a return of capital. To the extent that we decide to make distributions in excess of our current and accumulated earnings and profits, such distributions would generally be considered a return of capital for federal income tax purposes to the extent of the holder’s adjusted tax basis in its shares, and thereafter as gain on a sale or exchange of such shares. See “Federal Income Tax Considerations—Federal Income Tax Considerations for Holders of Our Common Stock.”

The market price and trading volume of our common stock may be volatile.

The per share trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the per share trading price of our common stock declines significantly, you may be unable to resell your shares at or above the public offering price. We cannot assure you that the per share trading price of our common stock will not fluctuate or decline significantly in the future.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly operating results or monthly dividends;

•	changes in our funds from operations or earnings estimates;

•	publication of research reports about us or the real estate industry;

•	increases in market interest rates that lead purchasers of our shares to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented in this prospectus;

•	the extent of investor interest in our securities;

•	the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

•	our underlying asset value;

•	investor confidence in the stock and bond markets, generally;

•	changes in tax laws;

•	future equity issuances;

•	failure to meet earnings estimates;

•	failure to meet and maintain REIT qualifications;

•	changes in our credit ratings; and

•	general market and economic conditions.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.

We will use a portion of the net proceeds from this offering to make distributions to our stockholders and unitholders, which will, among other things, reduce our cash available to acquire properties and may reduce the returns on your investment in our common stock.

We will fund distributions to our stockholders and unitholders out of the net proceeds of this offering, which will reduce the amount of cash we have available to acquire properties and may reduce the returns on your investment in our common stock. The use of these net proceeds for distributions to stockholders could adversely affect our financial results. In addition, funding distributions from the net proceeds of this offering may constitute a return of capital to our stockholders, which would have the effect of reducing each stockholder’s tax basis in our common stock.

Increases in market interest rates may have an adverse effect on the value of our common stock as prospective purchasers of our common stock may expect a higher dividend yield and as an increased cost of borrowing may decrease our funds available for distribution.

One of the factors that will influence the price of our common stock will be the dividend yield on the common stock (as a percentage of the price of our common stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our common stock to expect a higher dividend yield and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of our common stock to decrease.

The issuance of substantial numbers of shares of our common stock in the public market, or upon exchange of common units, or the perception that such issuances might occur could adversely affect the per share trading price of the shares of our common stock.

The exchange of common units for common stock or the vesting of any restricted stock granted to certain directors, executive officers and other employees under our 2012 Share Incentive Plan, the issuance of our common stock or common units in connection with future property, portfolio or business acquisitions and other issuances of our common stock could have an adverse effect on the per share trading price of our common stock, and the existence of units, options or shares of our common stock issuable under our 2012 Share Incentive Plan or upon exchange of common units may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. In addition, future issuances of shares of our common stock may be dilutive to existing stockholders.

Future offerings of debt or equity securities, which would be senior to our common stock upon liquidation, and/or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the per share trading price of our common stock.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities (or causing our Operating Partnership to issue debt securities), including medium-term notes, senior or subordinated notes and classes or series of preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will be entitled to receive our available assets prior to distribution to the holders of our common stock. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability pay dividends to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including discussion and analysis of our financial condition, anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our shareholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or the negative of such terms and variations of these words and similar expressions. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of prospectus. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this prospectus include:

•	the imposition of federal taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status;

•	uncertainties related to the national economy, the real estate industry in general and in our specific markets;

•	legislative or regulatory changes, including changes to laws governing REITs;

•	adverse economic or real estate developments in Virginia, Florida, Georgia, South Carolina, North Carolina or Oklahoma;

•	increases in interest rates and operating costs;

•	inability to obtain necessary outside financing;

•	litigation risks;

•	lease-up risks;

•	inability to obtain new tenants upon the expiration of existing leases;

•	inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; and

•	the need to fund tenant improvements or other capital expenditures out of operating cash flow.

These forward-looking statements should be read in light of these factors.

USE OF PROCEEDS

After deducting underwriting fees and commissions and estimated expenses of this offering, we expect net proceeds from this offering of approximately $            .

We intend to contribute the net proceeds of this offering to our Operating Partnership in exchange for common units and our Operating Partnership will use the net proceeds received from us as described below:

•	approximately $7.1 million to repay outstanding indebtedness;

•	approximately $ 21.5 million to acquire the Contemplated Properties;

•	approximately $ for other future acquisitions; and

•	approximately $10.0 million for general working capital.

We anticipate using a portion of the proceeds of the offering to acquire the Contemplated Properties as described below:

Property	Location	Year Built/ Renovated	Number of Tenants	Net Rentable Square Feet	Percentage Leased	Annualized Base Rent	Annualized Base Rent per Leased Square Foot (1)
Winslow Plaza	Sicklerville, NJ	1990	16	40,695	94.10%	$552,213	$14.42
Forrest Gallery	Tullahoma, TN	1987	27	214,451	92.75	1,187,421	5.97
Warren Commons	Warren County, PA	2006	12	46,465	84.50	522,225	13.37
Brook Run	Richmond, VA	1990	20	147,738	95.02	1,655,245	11.79
Northeast Plaza	Lumberton, NC	2000	8	54,511	92.83	458,436	9.06
Port Crossing	Harrisonburg, VA	1999/2009	9	65,365	90.57	808,672	13.66
Jenks Plaza	Jenks, OK	2007	5	7,800	100.00	133,458	17.11
Tampa Festival	Tampa, FL	1965/2009/2012	21	141,628	95.60	1,109,301	8.19
Reasor’s Jenks	Jenks, OK	2011	1	81,000	100.00	912,000	11.26
Starbucks/Verizon	Virginia Beach, VA	1985/2012	2	5,600	100.00	197,616	35.29

Total			121	805,253	93.9%	7,536,587	$9.97

(1)	Annualized base rent per leased square foot includes the impact of tenant concessions.

Winslow Plaza

Winslow Plaza is a 40,695 square foot neighborhood shopping center built in 1990 and renovated in 2009, and anchored by Kings Liquors. The property is located in Sicklerville, New Jersey and is occupied by 16 primarily retail and restaurant tenants.

Kings Liquors

•	Kings Liquors leases 9,600 square feet of net rentable square feet, representing 23.90% of the net rentable square feet of Winslow Plaza.

•	Annual rent under the Kings Liquors lease is $93,374.

•	The Kings Liquors lease expires on August 31, 2017 and has two remaining renewal options for five years.

Soltz Paints

•	Soltz Paints leases 4,800 square feet of net rentable square feet, representing 11.80% of the net rentable square feet of Winslow Plaza.

•	Annual rent under the Soltz Paints lease is $63,160.

•	The Soltz Paints lease expires on February 28, 2017 and has one remaining renewal option for five years.

Sunshine Beauty

•	Sunshine Beauty leases 4,800 square feet of net rentable square feet, representing 11.80% of the net rentable square feet of Winslow Plaza.

•	Annual rent under the Sunshine Beauty lease is $40,673.

•	The Sunshine Beauty lease expires on March 31, 2014 and has one remaining renewal option for five years.

The following table sets forth the percentage leased and annualized rent per leased square foot for Winslow Plaza as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot(1)
December 31, 2012	94.10%	$14.42
December 31, 2011	94.10	14.22
December 31, 2010	97.05	13.88
December 31, 2009	94.10	13.42
December 31, 2008	78.28	15.66

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Winslow Plaza as of December 31, 2012, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s)(1)	Percentage of Property Annualized Base Rent
Available	—	2,400	5.90%	$—	—%
2013	5	7,200	17.69	124	22.46
2014	2	6,000	14.74	66	11.96
2015	2	2,400	5.90	51	9.24
2016	2	3,000	7.37	58	10.51
2017	4	17,895	43.98	210	38.04
2018	—	—	—	—	—
2019	—	—	—	—	—
2020	1	1,800	4.42	43	7.79
2021	—	—	—	—	—
2022 and thereafter

Total	16	40,695	100.0%	$552	100.0%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended December 31, 2012 for the leases expiring during the applicable period, by (ii) 12.

Forrest Gallery

Forrest Gallery is a 214,451 square foot community shopping center built in 1987, and anchored by a Kroger grocery store and a Peebles department store. The property is located in Tullahoma, Tennessee and is occupied by 27 primarily retail and restaurant tenants.

Kroger

•	Kroger leases 48,780 square feet of net rentable square feet, representing 22.75% of the net rentable square feet of Forrest Gallery.

•	Annual rent under the Kroger lease is $278,716.

The Kroger lease expires on January 31, 2018 and has five remaining renewal options for five years.

Peebles

•	Peebles leases 32,680 square feet of net rentable square feet, representing 15.24% of the net rentable square feet of Forrest Gallery.

•	Annual rent under the Peebles lease is $172,550.

•	The Peebles lease expires on July 29, 2016 and has five remaining renewal options for five years.

Tractor Supply

•	Tractor Supply leases 25,709 square feet of net rentable square feet, representing 11.99% of the net rentable square feet of Forrest Gallery.

•	Annual rent under the Tractor Supply lease is $133,680.

•	The Tractor Supply lease expires on January 31, 2017 and has two remaining renewal options for five years.

Hastings Entertainment

•	Hastings Entertainment leases 24,945 square feet of net rentable square feet, representing 11.63% of the net rentable square feet of Forrest Gallery.

•	Annual rent under the Hastings Entertainment lease is $106,016.

•	The Hastings Entertainment lease expires on January 31, 2017 and has two remaining renewal options for five years.

The following table sets forth the percentage leased and annualized rent per leased square foot for Forrest Gallery as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot(1)
December 31, 2012	92.75%	$5.97
December 31, 2011	91.73	5.49
December 31, 2010	93.64	5.60
December 31, 2009	95.53	5.37
December 31, 2008	91.40	5.64

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Forrest Gallery as of December 31, 2012, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s)(1)	Percentage of Property Annualized Base Rent
Available	—	15,553	7.25%	$—	—%
2013	5	6,450	3.00	68	5.73
2014	9	21,750	10.14	175	14.74
2015	5	17,490	8.16	140	11.79
2016	3	36,315	16.94	201	16.94
2017	4	68,113	31.76	324	27.30
2018	1	48,780	22.75	279	23.50
2019	—	—	—	—	—
2020	—	—	—	—	—
2021	—	—	—	—	—
2022 and thereafter

Total	27	214,451	100.0%	$1,187	100.0%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended December 31, 2012 for the leases expiring during the applicable period, by (ii) 12.

Tampa Festival

•

Tampa Festival is a 141,628 square foot community shopping center located in Tampa, Florida that was built in 1965 with extensive renovations occurring in 2009 and an 11,650 square foot expansion in 2012. The property is occupied by 21 primarily retail and restaurant tenants, including a Winn Dixie grocery store.

Winn Dixie

•	Winn Dixie leases 45,600 square feet of net rentable square feet, representing 32.20% of the net rentable square feet of Tampa Festival.

•	Annual rent under the Winn Dixie lease is $207,861.

•	The Winn Dixie lease expires on June 30, 2018 and has four remaining renewal options for five years.

Rainbow USA

•	Rainbow USA leases two spaces totaling 16,800 square feet of net rentable square feet, representing 11.86% of the net rentable square feet of Tampa Festival.

•	Annual rent under the Rainbow USA leases is $173,950.

•	The Rainbow USA lease expires on October 31, 2019 and has three remaining renewal options for five years.

Citi Trends

•	Citi Trends leases 15,159 square feet of net rentable square feet, representing 10.70% of the net rentable square feet of Tampa Festival.

•	Annual rent under the Citi Trends lease is $92,755.

•	The Citi Trends lease expires on October 31, 2019 and has three remaining renewal options for five years.

Family Dollar

•	Family Dollar leases 15,000 square feet of net rentable square feet, representing 10.59% of the net rentable square feet of Tampa Festival.

•	Annual rent under the Family Dollar lease is $90,852.

•	The Family Dollar lease expires on December 31, 2018 and has two remaining renewal options for five years.

The following table sets forth the percentage leased and annualized rent per leased square foot for Tampa Festival as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot(1)
December 31, 2012	95.59%	$8.19
December 31, 2011	94.10	7.35
December 31, 2010	97.20	7.60
December 31, 2009	94.72	7.42
December 31, 2008(2)	N/A	N/A

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.
(2)	Information is not available due to the fact that the property was under different ownership in 2008.

The following table sets forth the lease expirations for leases in place at Tampa Festival as of December 31, 2012, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s)(1)	Percentage of Property Annualized Base Rent
Available	—	6,241	4.41%	$—	—%
2013	2	5,100	3.60	56	5.04
2014	2	6,400	4.52	67	6.04
2015	7	12,282	8.67	166	14.76
2016	2	4,575	3.23	76	6.89
2017	2	7,321	5.17	69	6.22
2018	4	77,400	54.65	472	42.56
2019	1	15,159	10.70	93	8.38
2020	—	—	—	—	—
2021	—	—	—	—	—
2022 and thereafter	1	7,150	5.05	110	9.91

Total	21	141,628	100.0%	$1,109	100.0%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended December 31, 2012 for the leases expiring during the applicable period, by (ii) 12.

Warren Commons

Warren Commons is a 46,665 square foot community shopping center built in 2006, and shadow-anchored by a Walmart and Lowes Home Improvement store. The property is located in Warren County, Pennsylvania and is occupied by 12 primarily retail and restaurant tenants.

Dollar Tree

•	Dollar Tree leases 9,100 square feet of net rentable square feet, representing 19.58% of the net rentable square feet of Warren Commons.

•	Annual rent under the Dollar Tree lease is $95,004.

•	The Dollar Tree lease expires on February 28, 2017 and has one remaining renewal option for five years.

Variety Buffet

•	Variety Buffet leases 6,720 square feet of net rentable square feet, representing 14.46% of the net rentable square feet of Warren Commons.

•	Annual rent under the Variety Buffet lease is $80,662.

•	The Variety Buffet lease expires on October 31, 2017 and has one remaining renewal option for five years.

The following table sets forth the percentage leased and annualized rent per leased square foot for Warren Commons as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot(1)
December 31, 2012	84.14%	$13.30
December 31, 2011	97.42	13.40
December 31, 2010	87.73	14.20
December 31, 2009	83.20	14.80
December 31, 2008	80.36	19.53

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Warren Commons as of December 31, 2012, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s)(1)	Percentage of Property Annualized Base Rent
Available	—	7,400	15.86%	$—	—%
2013	—	—	—	—	—
2014	1	1,600	3.43	37	7.09
2015	2	3,304	7.08	51	9.77
2016	2	5,200	11.14	74	14.18
2017	5	26,237	56.23	290	55.55
2018	1	1,602	3.43	50	9.58
2019	1	1,322	2.83	20	3.83
2020	—	—	—	—	—
2021	—	—	—	—	—
2022 and thereafter

Total	12	46,665	100.0%	$522	100.0%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended December 31, 2012 for the leases expiring during the applicable period, by (ii) 12.

Brook Run

Brook Run is a 147,738 square foot community shopping center built in 1990, and anchored by a Martin’s grocery store. The property is located in Richmond, Virginia and is occupied by 20 primarily retail and restaurant tenants.

Martin’s

•	Martin’s leases 58,473 square feet of net rentable square feet, representing 39.58% of the net rentable square feet of Brook Run.

•	Annual rent under the Martin’s lease is $497,021.

•	The Martin’s lease expires on August 31, 2015 and has four remaining renewal options for five years.

Fitness Evolution

•	Fitness Evolution leases 32,000 square feet of net rentable square feet, representing 21.66% of the net rentable square feet of Brook Run.

•	Annual rent under the Fitness Evolution lease is $336,356.

•	The Fitness Evolution lease expires on January 31, 2023 and has four remaining renewal option for five years.

The following table sets forth the percentage leased and annualized rent per leased square foot for Brook Run as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot(1)
December 31, 2012	95.03%	$11.79
December 31, 2011	85.01	10.92
December 31, 2010	87.93	12.74
December 31, 2009	96.61	12.77
December 31, 2008	96.33	12.47

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Brook Run Commons as of December 31, 2012, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s)(1)	Percentage of Property Annualized Base Rent
Available	—	7,344	4.97%	$—	—%
2013	4	7,603	5.15	118	7.13
2014	4	13,724	9.29	180	10.88
2015	3	61,388	41.55	562	33.96
2016	3	5,240	3.55	95	5.74
2017	2	6,030	4.08	102	6.16
2018	1	911	0.62	20	1.21
2019	1	11,979	8.11	208	12.57
2020	1	1,519	1.03	33	1.99
2021	—	—	—	—	—
2022 and thereafter	1	32,000	21.65	337	20.36

Total	20	147,738	100.0%	$1,655	100.0%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended December 31, 2012 for the leases expiring during the applicable period, by (ii) 12.

Northeast Plaza

Northeast Plaza is a 53,830 square foot neighborhood shopping center built in 2000, and anchored by a Food Lion. The property is located in Lumberton, North Carolina and is occupied by 8 primarily retail and restaurant tenants.

Food Lion

•	Food Lion leases 33,000 square feet of net rentable square feet, representing 60.54% of the net rentable square feet of Northeast Plaza.

•	Annual rent under the Food Lion lease is $292,050.

•	The Food Lion lease expires on December 12, 2020 and has four remaining renewal options for five years.

Dollar General

•	Dollar General leases 9,200 square feet of net rentable square feet, representing 16.88% of the net rentable square feet of Northeast Plaza.

•	Annual rent under the Dollar General lease is $50,000.

•	The Dollar General lease expires on January 31, 2015 and has one remaining renewal option for five years.

The following table sets forth the percentage leased and annualized rent per leased square foot for Northeast Plaza as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot(1)
December 31, 2012	92.83%	$9.06
December 31, 2011	92.83	8.94
December 31, 2010	92.83	8.97
December 31, 2009	92.83	8.94
December 31, 2008	92.83	8.82

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Northeast Plaza as of December 31, 2012, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s)(1)	Percentage of Property Annualized Base Rent
Available	—	3,230	6.00%	$—	—%
2013	—	—	—	—	—
2014	—	—	—	—	—
2015	4	13,400	24.89	107	23.36
2016	1	1,000	1.86	14	3.06
2017	1	1,400	2.60	19	4.15
2018	—	—	—	—	—
2019	—	—	—	—	—
2020	1	33,000	61.31	292	63.76
2021	1	1,800	3.34	26	5.67
2022 and thereafter

Total	8	53,830	100.0%	$458	100.0%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended December 31, 2012 for the leases expiring during the applicable period, by (ii) 12.

Port Crossing

Port Crossing is a 65,365 square foot neighborhood shopping center built in two phases in 1999 and 2009, and anchored by a Food Lion. The property is located in Harrisonburg, Virginia and is occupied by 9 primarily retail and restaurant tenants.

Food Lion

•	Food Lion leases 45,000 square feet of net rentable square feet, representing 68.84% of the net rentable square feet of Port Crossing.

•	Annual rent under the Food Lion lease is $517,500.

•	The Food Lion lease expires on August 31, 2018 and has four remaining renewal options for five years.

The following table sets forth the percentage leased and annualized rent per leased square foot for Port Crossing as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot(1)
December 31, 2012	90.57%	$13.66
December 31, 2011	88.24	13.46
December 31, 2010	90.12	13.45
December 31, 2009	93.68	12.40
December 31, 2008	93.68	12.32

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Port Crossing as of December 31, 2012, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s)(1)	Percentage of Property Annualized Base Rent
Available	—	6,165	9.43%	$—	—%
2013	2	2,360	3.61	45	5.56
2014	—	—	—	—	—
2015	—	—	—	—	—
2016	—	—	—	—	—
2017	3	5,340	8.17	91	11.25
2018	1	45,000	68.84	518	64.03
2019	—	—	—	—	—
2020	2	5,300	8.11	131	16.19
2021	—	—	—	—	—
2022 and thereafter	1	1,200	1.84	24	2.97

Total	9	65,365	100.0%	$809	100.0%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended December 31, 2012 for the leases expiring during the applicable period, by (ii) 12.

Jenks Plaza

Jenks Plaza is a 7,800 square foot strip shopping center built in 2007. The property is located in Jenks, Oklahoma (Tulsa metropolitan area) and is occupied by 5 primarily retail and restaurant tenants.

Missle Services (“Tint World”)

•	Tint World leases 2,600 square feet of net rentable square feet, representing 33.33% of the net rentable square feet of Jenks Plaza.

•	Annual rent under the Tint World lease is $45,433.

•	The Tint World lease expires on November 30, 2014 and has four remaining renewal options for three years.

MacBAACK (“Papa Murphy’s Pizza”)

•	Papa Murphy’s leases 1,500 square feet of net rentable square feet, representing 19.23% of the net rentable square feet of Jenks Plaza.

•	Annual rent under the Papa Murphy’s lease is $26,129.

•	The Papa Murphy’s lease expires on October 31, 2017 and has one remaining renewal option for five years.

Cuong H. Luong and Chi Kim Thi Doan (“Envy Nails”)

•	Envy Nails leases 1,300 square feet of net rentable square feet, representing 16.67% of the net rentable square feet of Jenks Plaza.

•	Annual rent under the Envy Nails lease is $24,050.

•	The Envy Nails lease expires on July 31, 2015 and has no remaining renewal options.

Lamode Quality Cleaners

•	Lamode Quality Cleaners leases 1,300 square feet of net rentable square feet, representing 16.67% of the net rentable square feet of Jenks Plaza.

•	Annual rent under the Lamode Quality Cleaners lease is $22,425.

•	The Lamode Quality Cleaners lease expires on December 31, 2013 and has no remaining renewal options.

Chun Tony Zhang (“Maple Garden”)

•	Maple Garden leases 1,100 square feet of net rentable square feet, representing 14.10% of the net rentable square feet of Jenks Plaza.

•	Annual rent under the Maple Garden lease is $15,448.

•	The Maple Garden lease expires on April 30, 2015 and has one remaining renewal option for five years.

The following table sets forth the percentage leased and annualized rent per leased square foot for Jenks Plaza as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot(1)
December 31, 2012	100.00%	$17.11
December 31, 2011	100.00	16.74
December 31, 2010	83.33	16.59
December 31, 2009	85.90	17.62
December 31, 2008	85.71	18.48

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Jenks Plaza as of December 31, 2012, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s)(1)	Percentage of Property Annualized Base Rent
Available	—	—	—%	$—	—%
2013	1	1,300	16.67	22	16.54
2014	1	2,600	33.33	46	34.59
2015	2	2,400	30.77	39	29.32
2016	—	—	—	—	—
2017	1	1,500	19.23	26	19.55
2018	—	—	—	—	—
2019	—	—	—	—	—
2020	—	—	—	—	—
2021	—	—	—	—	—
2022 and thereafter

Total	5	7,800	100.0%	$133	100.0%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended December 31, 2012 for the leases expiring during the applicable period, by (ii) 12.

Reasor’s Jenks

Reasor’s Jenks is an 81,000 square foot shopping center built in 2011 and located in Jenks, Oklahoma (Tulsa metropolitan area) that is currently under contract to purchase through a sale-leaseback transaction. Upon closing of the purchase transaction, the property will be 100% leased by one tenant, Reasor’s Foods grocery store, under a single tenant triple net lease. The annual rent under the Reasor’s Foods lease is currently $912,000, or an $11.26 annualized rent per square foot. The Reasor’s Foods lease will expire 20 years from the commencement date of the lease which will coincide with closing of the purchase transaction. The lease will be subject to four renewal options of five years each.

Starbucks/Verizon

Starbucks/Verizon is a 5,600 square foot 100% leased free-standing building built in 1985 and significantly renovated in 2012 that is currently under contract to purchase. The property is located in Fairfield Shopping Center in Virginia Beach, Virginia and is subject to a land lease with the shopping center. A Starbucks Coffee and a Verizon Wireless store occupy 2,165 square feet and 3,435 square feet, respectively, with a combined annual rent of $197,616, or $35.29 per square feet. The Starbucks lease provides for annual rent of $79,452, or $36.70 per square feet, and expires on February 28, 2023 with three available options of five years each. The Verizon Wireless lease provides for annual rent of $118,164, or $34.40 per square feet, and expires on October 31, 2022 with three available options of five years each.

Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial statements set forth financial information for our company on a pro forma basis giving effect to this offering, the June 2013 preferred stock offering, the June 2013 Bixby Commons acquisition, use of a portion of the proceeds from this offering to acquire the Contemplated Properties and use of a portion of the proceeds to repay debt as described elsewhere in this prospectus. You should read the following unaudited pro forma condensed consolidated financial statements in conjunction with our financial statements and the related notes and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our December 31, 2012 Annual Report on Form 10-K (“2012 Form 10-K”) filed with the SEC on April 1, 2013 and in our March 31, 2013 Quarterly Report on Form 10-Q (“March 2013 Form 10-Q”) filed with the SEC on May 15, 2013. Additionally, you should refer to financial information filed on Form 8-K in relation to the property acquisitions as required under Rule 3-14 of Regulation S-X as promulgated by the SEC that are included as exhibits to the registration statement of which this prospectus is part.

The Contemplated Properties consist of the following properties which are described in more detail elsewhere in this prospectus.

Starbucks/Verizon Building (Virginia Beach, VA)

Jenks Plaza Shopping Center (Jenks, OK)

Port Crossing Shopping Center (Harrisonburg, VA)

Northeast Plaza Shopping Center (Lumberton, NC)

Brook Run Shopping Center (Richmond, VA)

Jenks Reasors Shopping Center (Jenks, OK)

Warren Commons Shopping Center (Warren County, PA)

Winslow Plaza Shopping Center (Sicklerville, NJ)

Forrest Gallery Shopping Center (Tullahoma, TN)

Tampa Festival Centre (Tampa, FL)

The acquisition of the Contemplated Properties and the Bixby Commons property will be accounted for as an acquisition under the purchase accounting method and recognized at the estimated fair value of acquired assets and assumed liabilities on the date of such contribution or acquisition. The preliminary estimated fair value of these assets and liabilities has been allocated in accordance with Accounting Standards Codification (“ASC”) section 805-10, Business Combinations. Our methodology of allocating the cost of acquisitions to assets acquired and liabilities assumed is based on estimated fair values, replacement cost and appraised values. We estimated the fair value of acquired tangible assets (consisting of land, building and improvements), identified intangible lease assets and liabilities (consisting of acquired above-market leases, acquired in-place lease value and acquired below-market leases) and assumed debt.

The value allocated to in-place leases is amortized over the related lease term and reflected as depreciation and amortization. The value of above-and below-market in place leases are amortized over the related lease term and reflected as either an increase (for below-market leases) or a decrease (for above-market leases) to rental income. The fair value of the debt assumed is determined using current market interest rates for comparable debt financings. The estimated purchase price of the acquired properties for pro forma purposes is based on a relative equity evaluation analysis of the properties which incorporates cash flows and outstanding mortgage debt of the properties.

The following unaudited pro forma condensed consolidated financial information sets forth:

•

the condensed consolidated financial information of our company as of and for the three months ended March 31, 2013 (unaudited) as provided in our financial statements included in our March 2013 Form 10-Q and for the year ended December 31, 2012 (audited) as derived from our financial statements included in our 2012 Form 10-K;

•

pro forma adjustments related to the issuance of 4,500 shares of Series A Convertible Preferred Stock at $1,000 per share on June 10, 2013 as if the transaction was completed as of March 31, 2013 for purposes of the unaudited pro forma condensed consolidated balance sheet and as of January 1, 2012 for purposes of the unaudited pro forma condensed consolidated statements of operations;

•

the estimated fair value balance sheet for Bixby Commons as of March 31, 2013 and its estimated pro forma results of operations for the three months ended March 31, 2013 (unaudited) and for the year ended December 31, 2012 (audited, if applicable);

•

pro forma adjustments related to the offering contemplated in this Registration Statement and the effect of converting 4,043 of the preferred stock into 656,998 as if the transactions were completed as of March 31, 2013 for purposes of the unaudited pro forma condensed consolidated balance sheet and as of January 1, 2012 for purposes of the unaudited pro forma condensed consolidated statements of operations;

•

the estimated fair value balance sheet for the Contemplated Properties as of March 31, 2013 and their estimated pro forma results of operations for the three months ended March 31, 2013 (unaudited) and for the year ended December 31, 2012 (audited, if applicable); and

•

pro forma adjustments related to the repayment of debt and the acquired properties as of March 31, 2013 for purposes of the unaudited pro forma condensed consolidated balance sheet and as of January 1, 2012 for purposes of the unaudited pro forma condensed consolidated statements of operations.

The Bixby Commons property and the Contemplated Properties to be acquired may be reassessed for property tax purposes after completing the acquisitions. Therefore, the amount of property taxes we pay in the future may increase from what we have paid in the past. Given the uncertainty of the amounts involved, we have not included any property tax increase in our pro forma financial statements.

The unaudited pro forma condensed consolidated balance sheet is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position would have been had the transactions referred to above occurred on March 31, 2013, nor does it purport to represent the future financial position of the company. The unaudited pro forma condensed consolidated statements of operations are presented for illustrative purposes only and are not necessarily indicative of what the actual results of operations would have been had the transactions referred to above occurred on January 1, 2012, nor do they purport to represent the future results of operations of the company.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2013

		Pro Forma Transactions
	WHLR, Inc. & Subsidiaries	Prefered Stock Offering	Acquisition of Bixby Commons	Proposed Offering Transactions	Acquisition of Contemplated Properties	Other Pro Forma Transactions	WHLR, Inc. & Subsidiaries Consolidated Pro Forma
	(1)	(2)	(3)	(4)	(3)	(5)
ASSETS:
Investment properties, net at cost	$43,135,493	$—	$8,837,700	$—	$74,516,000	$—	$126,489,193
Cash and cash equivalents	1,053,480	4,157,000	(3,922,000)	54,000,000	(21,542,700)	(7,100,000)	26,645,780
Rents and other tenant receivables, net	815,658	—	—	—	954,000	—	1,769,658
Deferred costs and other assets	6,360,737	—	1,762,300	—	9,182,100	—	17,305,137

Total Assets	$51,365,368	$4,157,000	$6,678,000	$54,000,000	$63,109,400	$(7,100,000)	$172,209,768

LIABILITIES:
Mortgages and other indebtedness	$31,821,342	$—	$6,678,000	$—	$61,510,200	$(7,100,000)	$92,909,542
(Above)/Below market lease intangible, net	3,523,869	—	—	—	(79,200)	—	3,444,669
Accounts payable, accrued expenses and other liabilities	808,792	—	—	—	1,678,400	—	2,487,192

Total Liabilities	36,154,003	—	6,678,000	—	63,109,400	(7,100,000)	98,841,403

EQUITY:
Series A convertible preferred stock (no par value, 500,000 shares authorized, 457 shares issued and outstanding, respectively)	—	4,157,000		(3,459,448)			697,552
Common stock ($0.01 par value, 15,000,000 shares authorized, 3,301,502 shares issued and outstanding, respectively)	33,015	—	—	106,570	—		139,585
Additional paid-in capital	14,097,453	—		57,352,878		—	71,450,331
Accumulated deficit	(6,418,537)	—	—	—	—	—	(6,418,537)

Total Shareholders’ Equity	7,711,931	4,157,000	—	54,000,000	—	—	65,868,931
Noncontrolling interests	7,499,434	—	—	—	—	—	7,499,434

Total Equity	15,211,365	4,157,000	—	54,000,000	—	—	73,368,365

Total Liabilities and Equity	$51,365,368	$4,157,000	$6,678,000	$54,000,000	$63,109,400	$(7,100,000)	$172,209,768

See accompanying notes and management’s assumptions to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Three Months Ended March 31, 2013

Pro Forma Transactions
WHLR, Inc. & Subsidiaries	Bixby Commons	Contemplated Properties	Other Pro Forma Transactions	WHLR, Inc. & Subsidiaries Consolidated Pro Forma
(6)	(7)	(8)	(9)
REVENUE:
Rental revenues	$1,393,032	$192,100	$1,851,400	$(45,900)	$3,390,632
Other revenues	224,884	—	473,100	—	697,984

Total Revenue	1,617,916	192,100	2,324,500	(45,900)	4,088,616

OPERATING EXPENSES:
Property operations	300,702	3,900	587,700	—	892,302
Depreciation and amortization	648,132	—	—	1,655,400	2,303,532
Provision for credit losses	15,000	—	—	—	15,000
Corporate general & administrative	583,792	—	86,200	—	669,992

Total Operating Expenses	1,547,626	3,900	673,900	1,655,400	3,880,826

Operating Income (Loss)	70,290	188,200	1,650,600	(1,701,300)	207,790
Interest expense	(549,628)	(54,500)	(736,800)	149,200	(1,191,728)

Net Loss	$(479,338)	$133,700	$913,800	$(1,552,100)	(983,938)

Less: Net loss attributable to noncontrolling interests	(120,641)

Net Loss Attributable to Wheeler REIT	(863,297)
Pro forma preferred stock dividends	20,927	(15)

Net Loss Attributable to Wheeler REIT Common Shareholders	$(884,224)

Loss per share:
Basic and Diluted	$(0.06)

Weighted-average number of shares:
Basic and Diluted	13,958,500

See accompanying notes and management’s assumptions to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2012

Pro Forma Transactions
WHLR, Inc. & Subsidiaries	2012 Acquisitions	Bixby Commons	Contemplated Properties	Other Pro Forma Transactions	WHLR, Inc. & Subsidiaries Consolidated Pro Forma
(10)	(11)	(12)	(13)	(14)
REVENUE:
Rental revenues	$1,963,681	$3,483,896	$768,500	$7,405,400	$(183,400)	$13,438,077
Other revenues	470,298	721,388	—	1,892,300	—	3,083,986

Total Revenue	2,433,979	4,205,284	768,500	9,297,700	(183,400)	16,522,063

OPERATING EXPENSES:
Property operations	519,220	725,921	15,400	2,350,600	—	3,611,141
Depreciation and amortization	822,152	1,871,643	—	—	6,621,500	9,315,295
Provision for credit losses	25,000	29,230	—	—	—	54,230
Corporate general & administrative	1,307,151	315,128	—	344,800	—	1,967,079

Total Operating Expenses	2,673,523	2,941,922	15,400	2,695,400	6,621,500	14,947,745

Operating Income (Loss)	(239,544)	1,263,362	753,100	6,602,300	(6,804,900)	1,574,318
Interest expense	(966,113)	(1,079,634)	(217,800)	(2,947,000)	596,800	(4,613,747)

Net Loss	$(1,205,657)	$183,728	$535,300	$3,655,300	$(6,208,100)	(3,039,429)

Less: Net loss attributable to noncontrolling interests	(259,304)

Net Loss Attributable to Wheeler REIT	(2,780,125)
Pro forma preferred stock dividends	90,613	(15)

Net Loss Attributable to Wheeler REIT Common Shareholders	$(2,870,738)

Loss per share:
Basic and Diluted	$(0.21)

Weighted-average number of shares:
Basic and Diluted	13,958,500

See accompanying notes and management’s assumptions to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Notes and Management’s Assumptions to Unaudited Pro Forma

Condensed Consolidated Financial Statements

A. Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements are presented to reflect:

•

the effect of the preferred stock offering that closed on June 10, 2013, resulting in the issuance of 4,500 shares of Series A Convertible Preferred Stock at $1,000 per share which generated $4.5 million in gross proceeds;

•	using the approximately $4.2 million of the preferred stock offering net proceeds to acquire the Bixby Commons Shopping Center on June 11, 2013;

•	the effect of closing the contemplated offering, assuming we issue 10 million shares of $0.01 par value common stock at $6.00, which approximates the current market value of the stock;

•

the effect of converting 4,043 shares of the preferred stock into 656,998 shares of common stock (maximum allowed per the preferred stock securities purchase agreement due to NASDAQ listing rules limitation) based on a $5.70 per common share conversion rate, which is 95% (also provided for in the preferred stock securities purchase agreement) of the $6.00 approximate current market value of the common stock;

•	using approximately $21.5 million of the offering proceeds to acquire the Contemplated Properties;

•

the estimated fair value of Bixby Commons and the Contemplated Properties as of March 31, 2013 as accounted for under the purchase method of accounting in accordance with ASC Section 805, Business Combinations;

•	the pro forma impact on operations of Bixby Commons and the Contemplated Properties assuming they were acquired on January 1, 2012;

•	the pro forma incremental impact on operations for the year ended December 31, 2012 of the properties acquired during the fourth quarter of 2012; and

•	using approximately $7.1 million of the net proceeds of this offering to repay outstanding indebtedness and the corresponding impact on interest expense.

The unaudited pro forma condensed consolidated balance sheet assumes the transactions described above occurred on March 31, 2013. The unaudited pro forma condensed consolidated statements of operations assume the transactions described above occurred on January 1, 2012. The unaudited pro forma condensed consolidated balance sheet is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position would have been had the transactions referred to above occurred on March 31, 2013, nor does it purport to represent the future financial position of the company. The unaudited pro forma condensed consolidated statements of operations are presented for illustrative purposes only and are not necessarily indicative of what the actual results of operations would have been had the transactions referred to above occurred on January 1, 2012, nor do they purport to represent the future results of operations of the company. In the opinion of management, all material adjustments have been made to reflect the effects of transactions referred to above.

B. Management’s Assumptions to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

(1)	Represents the unaudited condensed consolidated financial information of our company as of March 31, 2013 as provided in our financial statements included in our March 2013 Form 10-Q.

(2)	Represents the impact of the preferred stock offering calculated as follows:

Gross proceeds from the sale of 4,500 shares of preferred stock at $1,000 per share	$4,500,000
Less: Placement fee and other offering costs incurred	(343,000)

Estimated net cash proceeds from common stock and preferred stock offerings	$4,157,000

(3)	Represents the preliminary estimated fair values related to the Bixby Commons acquisition that occurred on June 11, 2013 and the anticipated acquisition of the Contemplated Properties. The amounts presented reflect the initial allocation of the preliminary estimated fair values and will be finalized subsequent to consummation of the transactions. The following summarizes the estimated consideration to be paid and the preliminary estimated fair values of assets to be acquired and liabilities to be assumed in conjunction with the company acquiring Bixby Commons and the Contemplated Properties, along with a description of the methods used to estimate fair value. In estimating fair values, we considered many factors including, but not limited to, cash flows, market cap rates, location, occupancy rates, appraisals, other acquisitions and our knowledge of the current acquisition market for similar properties.

	Bixby	Contemplated
	Commons	Properties
Preliminary estimated fair value of assets acquired and liabilities assumed:
Investment property (a)	$8,837,700	$74,516,000
Tenant and other receivables and other assets (b)	—	954,000
Other lease intangibles (c)	1,762,300	9,182,100
Mortgage debt (d)	(6,678,000)	(61,510,200)
Accounts payable, accrued expenses and other liabilities (e)	—	(1,678,400)
Above/(below) market leases (f)	—	79,200

Estimated fair value of net assets acquired	$3,922,000	$21,542,700

Estimated purchase consideration:
Estimated consideration paid with cash (g)	$3,922,000	$21,542,700

a.	Represents the estimated fair value of the net investment properties acquired which includes land, buildings, site improvements and tenant improvements. The fair value was estimated using following approaches:

i.	the market approach valuation methodology for land by considering similar transactions in the markets;

ii.	a combination of the cost approach and income approach valuation methodologies for buildings, including replacement cost evaluations, “go dark” analyses and residual calculations incorporating the land values;

iii.	the cost approach valuation methodology for site and tenant improvements, including replacement costs and prevailing quoted market rates; and

iv.	the income approach valuation methodology for in-place leases which considered estimated market rental rates, expenses reimbursements and time required to replace leases.

b.	Represents the estimated fair value of tenant and other receivables and other current assets. It was determined that carrying value approximated fair value for all amounts in these categories.

c.	Represents the estimated fair value of other lease intangibles, which includes leasing commissions, legal and marketing fees associated with replacing existing leases and in place lease values. The income approach was used to estimate the fair value of these intangible assets, which included estimated market rates and expenses.

d.	Represents the estimated fair value of mortgages payable, which was calculated by performing a discounted cash flow analysis on debt service using current prevailing market interest on comparable debt.

e.	Represents the estimated fair value of accounts payable, accrued expenses and other liabilities. It was determined that carrying value approximated fair value for all amounts in these categories.

f.	Represents the estimated fair value of above/(below) market leases. The income approach was used to estimate the fair value of above/(below) market leases using market rental rates for similar properties.

g.	Represents the estimated purchase consideration to be paid.

(4)	Represents the estimated impact of the common stock offering and the conversion of 4,043 shares of preferred stock into 656,998 shares of common stock which represents the maximum number of new common shares that can be issued based on 3,301,502 shares currently outstanding. We assumed a conversion rate of $5.70 based on an estimated market price of $6.00 per share which approximates the current market value of the stock, discounted by 5% as provided by in the preferred stock securities purchase agreement. The number of preferred shares that actually convert will vary depending on the actual common stock share price used for conversion purposes.

Estimated gross proceeds from the sale of 10 million common shares at $6.00 per share	$60,000,000
Less: Placement fee and other estimated offering costs incurred (a)	(6,000,000)

Estimated net cash proceeds from common stock and preferred stock offerings	$54,000,000

Sale of 10 million shares of $0.01 par value common stock at an estimated price of $6.00 per share	$60,000,000
Add: Conversion of 4,043 shares of preferred stock into 656,998 shares of common stock at $5.70 per share (b)	3,459,448
Less: Par value of common stock issued	(106,570)
Less: Estimated placement fee and other offering costs to be incurred (a)	(6,000,000)

Additional paid-in capital	$57,352,878

a.	Represents the estimated underwriter placement fee, legal, and other offering costs incurred prior to and at closing of the offering.

b.	The conversion value was calculated by first dividing $4.5 million by $5.70, resulting in 789,473 shares of common stock, and then dividing 656,998 by the 789,473 and multiplying the result by $4.157 million of net preferred stock outstanding.

(5)	Reflects using approximately $7.1 million of the net proceeds of this offering to repay outstanding indebtedness.

C. Management’s Assumptions to the Unaudited Pro Forma Condensed Consolidated Statements of Operations

(6)	Represents the unaudited condensed consolidated results of operations of our company for the three months ended March 31, 2013, as provided in our financial statements included in our March 2013 Form 10-Q.

(7)	Represents the estimated pro forma impact of the Bixby Commons acquisition on operations for the three months ended March 31, 2013.

(8)	Represents the estimated pro forma impact of the Contemplated Properties on operations for the three months ended March 31, 2013.

(9)	Represents the estimated impact on operations for the three months ended March 31, 2013 of additional depreciation and amortization generated by the acquisition of Bixby Commons and the Contemplated Properties and of estimated reduced interest expense as a result of repaying $7.1 million in outstanding indebtedness.

(10)	Represents the condensed consolidated results of operations of our company for the year ended December 31, 2012 as provided in our financial statements included in our 2012 Form 10-K.

(11)	Represents the incremental pro forma impact on operations for the year ended December 31, 2012 of the properties acquired during the fourth quarter of 2012, as summarized in our 2012 Form 10-K.

(12)	Represents the estimated pro forma impact of the Bixby Commons acquisition on operations for the year ended December 31, 2012.

(13)	Represents the estimated pro forma impact of the Contemplated Properties on operations for the year ended December 31, 2012.

(14)	Represents the estimated impact on operations for the year ended December 31, 2012 of additional depreciation and amortization generated by the acquisition of Bixby Commons and the Contemplated Properties and of estimated reduced interest expense as a result of repaying $7.1 million in outstanding indebtedness.

(15)	Represents the pro forma preferred stock dividend on the remaining preferred stock outstanding subsequent to closing the offering assuming a 12% per annum rate which is the maximum rate if the stock is not converted into common stock or redeemed by the company within 180 days of the issuance date.

D. Other Financial Information

Unaudited pro forma Funds from Operations (“FFO”), which is a non-GAAP measurement, for the three months ended March 31, 2013 and the year ended December 31, 2012 are as follows:

	Three Months Ended March 31, 2013	Year Ended December 31, 2012
Net loss	$(983,938)	$(3,039,429)
Depreciation and amortization of real estate assets	2,303,532	9,315,295

Total FFO	$1,319,594	$6,275,866

We use FFO as an alternative measure of our operating performance, specifically as it relates to results of operations and liquidity. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Most industry analysts and equity REITs, including us, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions. Accordingly, we believe FFO provides a valuable alternative measurement tool to GAAP when presenting our operating results.

MANAGEMENT

Information relating to our directors and executive officers has been incorporated by reference from our Annual Report on Form 10-K, as filed in April 1, 2013, and our Current Report on Form 8-K, filed on April 10, 2013. As described in such Current Report, Carl B. McGowan, Jr. was appointed to fill the vacancy created by the resignation of John McAuliffe as a director of our company. Mr. McGowan’s biographical summary is as follows:

Carl B. McGowan, Jr., PHD, CFA, is a member of the Company’s Board of Directors and the Chairman of the Audit Committee of the Board of Directors. Dr. McGowan brings over 30 years of extensive financial experience to the Board. Dr. McGowan joined the faculty of Norfolk State University in 2005 and presently serves as the Faculty Distinguished Professor of Finance. From 2004-2005, Dr. McGowan served as a Visiting Associate Professor of Finance at the University of Sharjah in the United Arab Emirates. From 2003-2004, Dr. McGowan served as the RHB Bank Distinguished Chair in Finance at the Universiti of Kebangsaan in Malaysia. Dr. McGowan has a BA in International Relations (Syracuse), an MBA in Finance (Eastern Michigan), and a PHD in Business Administration (Michigan State). Dr. McGowan has conducted extensive research in the areas of corporate finance and international finance, with specific studies relating to real estate operations. In addition to over 150 conference presentations, Dr. McGowan has published 68 articles in numerous peer-reviewed journals including: The Journal of Real Estate Research, The American Journal of Business Education, Applied Financial Economics, Decision Science, Financial Practice and Education, The Financial Review, International Business and Economics Research Journal, The International Review of Financial Analysis, The Journal of Applied Business Research, The Journal of Business Case Studies, The Journal of Diversity Management, Managerial Finance, Managing Global Transitions, The Southwestern Economic Review, and Urban Studies.

DISTRIBUTION POLICY

We cannot assure you that our estimated distributions will be made or sustained. Any distributions that we pay in the future will depend upon our actual results of operations, economic conditions and other factors that could differ materially from our current expectations. Our actual results of operations will be affected by a number of factors; including the revenue we receive from our properties, our operating expenses, interest expense, the ability of our tenants to meet their obligations, restrictions under applicable law and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, see “Risk Factors.”

As illustrated in the table below, the distributions we intend to pay during the twelve months following completion of the offering exceed projected cash flow available for distributions during that period. Eliminating this deficit will be conditional upon us successfully investing the proceeds from this offering. If we are unable to generate sufficient earnings to accommodate the distribution, a portion of our distributions may represent a return of capital for U.S. federal income tax purposes. For a more complete discussion of the tax treatment of distributions to holders of our common stock, see “Federal Income Tax Considerations.”

The following table describes our pro forma consolidated net income (loss) available to our equity owners for the twelve months ended March 31, 2013, and the adjustments that we have made thereto to estimate our initial cash available for distribution for the twelve months ending March 31, 2014:

Pro forma net loss for the twelve months ended December 31, 2012 (1)	$(3,039,429)
Less: Pro forma net loss for the three months ended March 31, 2012 (2)	598,851
Add: Pro forma net loss for the three months ended March 31, 2013 (1)	(983,938)

Pro forma net loss for the twelve months ended March 31, 2014	(3,424,516)
Add: Pro forma depreciation and amortization, including amortization of fair value adjustments	8,873,657
Add: Pro forma non-cash straight line rental income (3)	11,718
Add: Net increases in contractual rent income (4)	56,000
Less: Net decreases in contractual rent income due to lease expirations, assuming historical average retention (4)	(65,359)
Add: Pro forma non-cash provision for credit losses	69,230

Estimated cash provided by operating activities for the twelve months ending March 31, 2014	5,520,730
Estimated cash used in investing activities for the twelve months ending March 31, 2014 (5)	(88,722)
Estimated cash used in financing activities for the twelve months ending March 31, 2014 (6)	(1,725,400)

Estimated cash available for distribution for the twelve months ending March 31, 2014	3,706,608
Estimated annual distributions to stockholders and operating partnership unit holders (7)	6,642,959

Estimated difference between cash available for distribution and the estimated distributions for twelve months ending March 31, 2014 (8)	$(2,936,351)

Estimated annual distributions per share (9)	$0.42

Payout ratio based on estimated cash available for distribution (10)	179%

(1)	Represents the pro forma consolidated results of operations for the respective periods as presented in the unaudited pro forma condensed consolidated financial statements included elsewhere in this prospectus.
(2)	Represents the actual results of operations for the three months ended March 31, 2012 plus the impact of pro forma adjustments related to the offering.
(3)	Represents the straight-line rent adjustment for operating lease revenues based on the actual results for the twelve months ended March 31, 2013.
(4)	Represents increased rent revenue generated from contractual scheduled rent adjustments and renewals for existing tenants, net of approximately $8,100 in leasing commissions to be paid by applying our standard 3% renewal commission rate to the estimated rent retained on renewals of $269,447 (per below). There were no additional vacancies during the past twelve months that would create a decrease in pro forma rental income and the pro forma does not include the impact of any vacancies filled during the next twelve months. For leases expiring after March 31, 2013, assumes renewal probability based on historical average retention rate, as calculated in the following schedule:

				Total/
				Weighted
	Year Ended December 31,			Average
	2010	2011	2012	2010-2012
Annualized base rent expiring in year	$271,209	$460,535	$561,159	$1,292,903
Annualized base rent renewed	159,860	430,919	449,730	1,040,509

Retention rate	58.9%	93.6%	80.1%	80.5%

Pro forma combined base rent expiring in next 12 months				334,806
Weighted average retention rate				80.5%

Estimated rent retained				269,447

Estimated rent decline				(65,359)

(5)	Represents projected capital improvements and tenant improvements on existing properties based on the three year historical average as detailed in the table below, excluding acquisition, development and other expenditures incurred on newly acquired or developed properties which are considered non-recurring.

				Weighted
	Year Ended December 31,			Average
	2010	2011	2012	2010-2012
Net recurring capital and tenant improvement expenses	$125,377	$93,451	$47,337	$88,722

(6)	Represents scheduled principal payments on mortgage loans and preferred stock dividends for the twelve months ending March 31, 2014; excludes $8.60 million of debt maturities during that period, $6.50 million of which was refinanced subsequent to March 31, 2013 and assuming we will be able to refinance the remaining $2.10 million under terms similar to those currently in place. The preferred stock dividends resulted from the issuance of 4,500 shares of Non-voting Convertible Series A Preferred Stock (‘Preferred Stock”) at $1,000 per share in a private placement that occurred on June 10, 2013, which generated $4.5 million in gross proceeds. We assumed that 4,043 shares of Preferred Stock are converted into 656,998 shares of common stock based on a $5.70 per common share conversion rate using 95% of the estimated market price of $6.00 per share, which approximates the current market value of the stock, as provided in the Preferred Stock Securities Purchase Agreement. The Preferred Stock accrues dividends at a rate of 9% per annum until the earlier of the time it is converted into common shares or 180 days after issuance. After 180 days the Preferred Stock accrues dividends at a rate of 12% per annum. For the purposes of this analysis, we assumed the maximum rate of 12% per annum for the Preferred Stock that will not convert in conjunction with closing this offering.
(7)	Calculated using a $0.42 per share dividends rate based on the 3.30 million and 1.86 million common shares and common units currently outstanding, respectively, the 656,998 common shares issued in conjunction with the Preferred Stock conversion and the 10.00 million shares of common stock we assume will be issued in this offering.
(8)	Represents the amount of offering proceeds that may be required to fund distributions at $0.42 per share prior to factoring in additional cash flow generated from property acquisitions made subsequent to the offering. See “Risk Factors.”
(9)	Represents the targeted initial annual dividend rate per share based on current monthly dividends being paid of $0.035 per share, or $0.42 per annum.
(10)	Calculated as estimated initial annual distribution per share divided by estimated cash available for distribution per share for the twelve months ending March 31, 2014.

Our pro forma cash available for distribution for the twelve months ending March 31, 2014 results in a shortfall when compared to our targeted initial annual dividend rate of $0.42 per common share. Assuming a pro rata amount of the estimated cash available for distribution for the twelve months ending March 31, 2014 is available for distribution for the first month following the completion of this offering, we estimate our operating cash flow will be insufficient to cover our expected initial monthly distribution to stockholders for that period. However, the above table does not include any increases or decreases in revenues or costs associated with: (1) any rental and related revenue increases or decreases from changes in occupancy for the combined properties from leases that may be executed subsequent to March 31, 2013; (2) cash flow generated from future acquisitions completed subsequent to the completion of the offering from our current acquisition pipeline and other acquisition opportunities; (3) fluctuations in operating, capital and tenant improvement expenses; and (4) any offsetting costs associated with any increases in revenue. As a result, our actual payout ratio could be higher or lower than the payout ratio shown in the table above. In any event, unless our operating cash flow increases, we will be required to fund future distributions from proceeds of the offerings or to reduce such distributions.

DESCRIPTION OF SECURITIES

Although the following summary describes the material terms of our stock, it is not a complete description of the MGCL or our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part and are available from us upon request. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 75,000,000 shares of common stock, $0.01 par value per share, or common stock, and 500,000 shares of Series A convertible preferred stock, without par value per share, or preferred stock. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of our stock. Upon completion of this offering, 13,958,500 shares of our common stock and 4,500 shares of Series A preferred stock will be issued and outstanding. Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of assets legally available therefore and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all known debts and liabilities of our company.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any securities of our company. Our charter provides that our stockholders generally have no appraisal rights unless our board of directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of our common stock would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of our common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on such matters, except that the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors is required to remove a director and the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter is required to amend the provisions of our charter relating to the removal of directors or specifying that our stockholders may act without a meeting only by unanimous consent, or to amend the vote required to amend such provisions. Maryland law also permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation. Because our operating assets may be held by our Operating Partnership or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock, to establish the designation and number of shares of each class or series and to set, subject to the provisions of our charter relating to the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series.

Preferred Stock

Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares into one or more classes or series of preferred stock. Prior to issuance of shares of each new class or series, our board of directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over shares of our common stock with respect to dividends or other distributions or rights upon liquidation or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. Pursuant to the Securities Purchase Agreement, dated as of June 10, 2013 (the “Securities Purchase Agreement”), we issued an aggregate of 4,500 shares of Series A Preferred Stock (the “Preferred Stock”) to the Buyers. The Preferred Stock accrues cumulative dividends at a rate of 9% per annum, which will be paid quarterly. The Preferred Stock will convert automatically into shares of our common stock, $ 0.01 par value per share (“Common Stock”), upon the closing of our next publicly registered secondary offering at a price equal to 95% of the price at which Common Stock is sold in such secondary offering (the “Primary Conversion”). In no event shall the Primary Conversion price exceed $6.00 per share of Common Stock. To the extent we do not complete a publicly registered secondary offering within 180 days of June 10, 2013, the Preferred Stock shall automatically convert into Common Stock (the “Alternative Conversion”) at a price equal to 90% of the 30-day volume-weighted average price of the Common Stock prior to the conversion. In no event shall the Primary Conversion or Alternative Conversion result in the issuance of more than 656,998 shares of Common Stock. Any Preferred Stock that remains outstanding following the Alternative Conversion shall accrue cumulative dividends at a rate of 12% per annum, which will be paid quarterly.

Subsequent to the Primary Conversion, we shall have the right to redeem any shares Preferred Stock that remain outstanding, on a pro rata basis, at any time at a price equal to 103% of the purchase price for the Preferred Stock plus any accrued but unpaid dividends. Subsequent to the Alternative Conversion, we shall have the right to redeem any shares Preferred Stock that remain outstanding, on a pro rata basis, at any time at a price equal to 105% of the purchase price for the Preferred Stock plus any accrued but unpaid dividends.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional authorized shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. See “Material Provisions of Maryland Law and of Our Charter and Bylaws—Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws.”

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of stock) may be owned, directly, indirectly or through application of certain attribution rules by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains Ownership Limits that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or 9.8% in value of the aggregate of the outstanding shares of all classes and series of our stock, in each case excluding any shares of our common stock that are not treated as outstanding for federal income tax purposes. A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the Ownership Limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock and thereby violate the applicable Ownership Limit.

Our board of directors, in its sole and absolute discretion, prospectively or retroactively, may exempt a person from either or both of the Ownership Limits if doing so would not result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT and our board of directors determines that:

•

such waiver will not cause or allow five or fewer individuals to actually or beneficially own more than 49% in value of the aggregate of the outstanding shares of all classes and series of our stock; and

•

subject to certain exceptions, the person does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant.

As a condition of the exception, our board of directors may require an opinion of counsel or IRS ruling, in either case in form and substance satisfactory to our board of directors, in its sole and absolute discretion, in order to determine or ensure our status as a REIT and such representations and undertakings from the person requesting the exception as are reasonably necessary to make the determinations above. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception.

In connection with a waiver of an Ownership Limit or at any other time, our board of directors may, in its sole and absolute discretion, increase or decrease one or both of the Ownership Limits for one or more persons, except that a decreased Ownership Limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased Ownership Limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of our stock equals or falls below the decreased Ownership Limit, although any further acquisition of our stock will violate the decreased Ownership Limit. Our board of directors may not increase or decrease any Ownership Limit if, among other limitations, the new Ownership Limit would allow five or fewer persons to actually or beneficially own more than 49% in value of our outstanding stock or could otherwise cause us to fail to qualify as a REIT.

Our charter further prohibits:

•

any person from actually, beneficially or constructively owning shares of our stock that could result in us being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, actual, beneficial or constructive ownership of shares of our stock that could result in (i) us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code, or (ii) any manager of a “qualified lodging facility,” within the meaning of Section 856(d)(9)(D) of the Code, leased by us to one of our taxable REIT subsidiaries failing to qualify as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the Code, in each case if the income we derive from such tenant or such taxable REIT subsidiary, taking into account our other income that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause us to fail to satisfy any the gross income requirements imposed on REITs); and

•

any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of our stock that will or may violate the Ownership Limits or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

The Ownership Limits and other restrictions on ownership and transfer of our stock described above will not apply until the closing of this offering and will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the Ownership Limits or such other limit established by our board of directors, or could result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The prohibited owner will have no rights in shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer of our stock, then that transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void. If any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of the shares to the trust (or, in the event of a gift, devise or other such transaction, the last reported sale price on the Nasdaq Capital Market on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the last reported sale price on the Nasdaq Capital Market on the date we accept, or our designee accepts, such offer. We must reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee and pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or persons designated by the trustee who could own the shares without violating the Ownership Limits or other restrictions on ownership and transfer of our stock. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last reported sale price on the Nasdaq Capital Market on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee will reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of our stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee may, at the trustee’s sole discretion:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

If our board of directors or a committee thereof determines in good faith that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors or such committee may take such action as it deems advisable in its sole discretion to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s actual or beneficial ownership on our status as a REIT and to ensure compliance with the Ownership Limits. In addition, any person that is an actual owner, beneficial owner or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for an actual owner, beneficial owner or constructive owner must, on request, disclose to us such information as we may request in good faith in order to determine our status as a REIT and comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock that our stockholders believe to be in their best interest.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is Computershare Trust Company, N.A. 250 Royall Street, Canton, Massachusetts 02021.

MATERIAL PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

Although the following summary describes certain provisions of Maryland law and the material provisions of our charter and bylaws, it is not a complete description of Maryland law or our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part and are available from us upon request. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors of our company may be established, increased or decreased only by a majority of our entire board of directors but may not be fewer than the minimum number required by the MGCL nor, unless our bylaws are amended, more than 11. We currently have 7 directors, five of which are independent.

Our charter also provides that, except as may be provided by our board of directors in setting the terms of any class or series of stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director so elected will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

Each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies under the MGCL. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, a board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has, by board resolution, elected to opt out of the business combination provisions of the MGCL. However, we cannot assure you that our board of directors will not opt to be subject to such business combination provisions in the future. Notwithstanding the foregoing, an alteration or repeal of this resolution will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to any control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, generally, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person who made or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to: (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. We cannot provide you any assurance, however, that our board of directors will not amend or eliminate this provision at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•	a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that, at such time as we become eligible to make a Subtitle 8 election and except as may be provided by our board of directors in setting the terms of any class or series of stock, we elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we currently (1) require a two-thirds vote for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws and (3) require, unless called by the chairman of our board of directors, our president, our chief executive officer or our board of directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting to consider and vote on any matter that may properly be considered at a meeting of stockholders. We have not elected to create a classified board. In the future, our board of directors may elect, without stockholder approval, to create a classified board or elect to be subject to one or more of the other provisions of Subtitle 8.

Amendments to Our Charter and Bylaws

Other than amendments to certain provisions of our charter described below and amendments permitted to be made without stockholder approval under Maryland law or by a specific provision in the charter, our charter may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. The provisions of our charter relating to the removal of directors or specifying that our stockholders may act without a meeting only by unanimous consent, or the provision specifying the vote required to amend such provisions, may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Transactions Outside the Ordinary Course of Business

We generally may not merge with or into or consolidate with another company, sell all or substantially all of our assets or engage in a statutory share exchange unless such transaction is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. In addition, to the extent that such a merger, consolidation, sale of assets of statutory share exchange would require the vote of our stockholders, such transaction would also require the approval of the limited partners of our Operating Partnership.

Dissolution of Our Company

The dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders must be held each year at a date, time and place determined by our board of directors. Special meetings of stockholders may be called by the chairman of our board of directors, our chief executive officer, our president and our board of directors. Additionally, subject to the provisions of our bylaws, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter at such meeting who have requested the special meeting in accordance with the procedures specified in our bylaws and provided the information and certifications required by our bylaws. Only matters set forth in the notice of a special meeting of stockholders may be considered and acted upon at such a meeting. The first annual meeting of our stockholders will be held in 2013.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•

with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has provided the information and certifications required by the advance notice procedures set forth in our bylaws; and

•

with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

•	by or at the direction of our board of directors; or

•

provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has provided the information and certifications required by the advance notice procedures set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

The restrictions on ownership and transfer of our stock, the provisions of our charter regarding the removal of directors, the exclusive power of our board of directors to fill vacancies on the board and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests. Likewise, if our board of directors were to opt in to the business combination provisions of the MGCL or the provisions of Subtitle 8 of Title 3 of the MGCL providing for a classified board of directors, or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s of officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while serving as our director or officer and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

We intend to enter into indemnification agreements with each of our executive officers and directors as described in “Management—Limitation of Liability and Indemnification.”

Restrictions on Ownership and Transfer

Subject to certain exceptions, our charter provides that no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our common stock or more than 9.8% in value of the aggregate outstanding shares of our stock. For a fuller description of this and other restrictions on ownership and transfer of our stock, see “Description of Securities—Restrictions on Ownership and Transfer.”

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to be qualified as a REIT. Our charter also provides that our board of directors may determine that compliance with the restrictions on ownership and transfer of our stock is no longer required in order for us to qualify as a REIT.

SHARES ELIGIBLE FOR FUTURE SALE

General

Upon completion of this offering, we will have outstanding 13,958,500 shares of our common stock. In addition, 1,858,068 shares of our common stock are reserved for issuance upon exchange of common units. The 10,000,000 shares sold in this offering and the 3,016,045 shares sold in our initial public offering will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our charter, except for any shares purchased in this offering by our “affiliates,” as that term is defined by Rule 144 under the Securities Act.

Sales of substantial amounts of our common stock in the public market after this offering, or the perception that such sales will occur, could adversely affect the market price of our common stock and make it difficult for us to raise funds through securities offerings in the future. Of the shares to be outstanding after the offering, the shares sold in our initial public offering and the shares offered by this prospectus will be eligible for immediate sale in the public market without restriction by persons other than our affiliates. Our remaining outstanding shares will become available for resale in the public market as shown in the chart below, subject to the provisions of Rule 144.

Number of Shares	Date Available for Resale
285,457	Currently Available for Resale
656,998	December 10, 2013

For a description of certain restrictions on transfers of our shares of common stock held by certain of our stockholders, see “Description of Securities—Restrictions on Ownership and Transfer.”

Rule 144

942,455 shares of our outstanding shares of common stock are “restricted” securities under the meaning of Rule 144 under the Securities Act, and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144.

In general, under Rule 144 as currently in effect, a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale and who has beneficially owned shares considered to be restricted securities under Rule 144 for at least six months would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned shares considered to be restricted securities under Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

An affiliate of ours who has beneficially owned shares of our common stock for at least six months would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

•	1.0% of the shares of our common stock then outstanding; or

•	the average weekly trading volume of our common stock on the Nasdaq Capital Market during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.

Redemption/Exchange Rights

Our Operating Partnership has issued an aggregate of 1,858,068 common units to Prior Investors. Following a 12 month holding period, limited partners of our Operating Partnership and certain qualifying assignees of a limited partner have the right to require our Operating Partnership to redeem part or all of their common units for cash, or, at our election, shares of our common stock, based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption, subject to the restrictions on ownership and transfer of our stock set forth in our charter and described under the section entitled “Description of Securities—Restrictions on Ownership and Transfer.”

Share Incentive Plan

Our 2012 Stock Incentive Plan provides for the grant of incentive awards to our directors, officers, employees and consultants. 500,000 shares of common stock are authorized for issuance under awards granted pursuant to the plan. We have not issued any awards under the plan to date and do not expect to do so prior to the competition of the offering.

We intend to file with the SEC a Registration Statement on Form S-8 covering the shares of common stock issuable under our 2012 Share Incentive Plan. Shares of our common stock covered by this registration statement, including any shares of our common stock issuable upon the exercise of options or shares of restricted common stock, will be eligible for transfer or resale without restriction under the Securities Act unless held by affiliates.

Lock-up Agreements

In addition to the limits placed on the sale of our common stock by operation of Rule 144 and other provisions of the Securities Act, our directors and executive officers have agreed with the underwriters of this offering, subject to certain exceptions, not to sell or otherwise transfer or encumber, or enter into any transaction that transfers, in whole or in part, directly or indirectly, any shares of common stock or securities convertible into, exchangeable for or exercisable for shares of common stock owned by them at the completion of this offering or thereafter acquired by them for a period of six months after the closing date of this offering.

However, in addition to certain other exceptions, each of our directors, executive officers may transfer or dispose of his or her shares during the lock-up period in the case of gifts or for estate planning purposes, provided in each case that each transferee agrees to a similar lock-up agreement for the remainder of the lock-up period, the transfer does not involve a disposition for value, no report is required to be filed by the transferor under the Exchange Act as a result of the transfer and the transferor does not voluntarily effect any public filing or report regarding such transfer.

Registration Rights Agreement

On June 10, 2013, we completed the private issuance of 4,500 shares of our Series A Preferred Stock. In connection with such issuance, we entered into a registration rights agreement with such investors pursuant to which we agreed to prepare and file a registration statement registering the resale of the shares of our common stock underlying the shares of Series A Preferred Stock. We have agreed to file such resale registration statement within 30 days of the closing of the private placement and have also agreed to use our commercially reasonable efforts to cause such registration statement to be declared effective within 90 calendar days (120 days in the event of SEC review and comment) of the closing of the private placement.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations regarding our company and this offering of our common stock. For purposes of this discussion, references to “we,” “our” and “us” mean only Wheeler Real Estate Investment Trust, Inc., and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:

•	the Internal Revenue Code of 1986, as amended (the “Code”);

•	current, temporary and proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	administrative interpretations and practices of the Internal Revenue Service, or the IRS; and

•	court decisions

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences associated with the purchase, ownership, or disposition of our common stock or our election to be taxed as a REIT.

•	You are urged to consult your own tax advisors regarding the tax consequences to you of:

•	the purchase, ownership or disposition of our common stock, including the federal, state, local, non-U.S. and other tax consequences;

•	our election to be taxed as a REIT for federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of Our Company

General

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ending December 31, 2012. We believe that we are organized and will operate in a manner that will allow us to qualify for taxation as a REIT under the Code commencing with our taxable year ending December 31, 2012, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized or will be able to operate in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify.”

Kaufman & Canoles, P.C. has acted as our tax counsel in connection with this offering of our common stock and our intended election to be taxed as a REIT. Kaufman & Canoles, P.C. will render an opinion to us to the effect that, commencing with our taxable year ending December 31, 2012, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion will be based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion will be based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Kaufman & Canoles, P.C. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year will satisfy those requirements. Further, the anticipated federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Kaufman & Canoles, P.C. has no obligation to update its opinion subsequent to the date of such opinion.

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a “C” corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay federal income tax as follows:

•	First, we will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	Second, we may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.

•

Third, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•

Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•

Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

Sixth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

Seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

Ninth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the C corporation’s basis in the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation.

•	Tenth, any subsidiaries that are C corporations, including any “taxable REIT subsidiaries,” generally will be required to pay federal corporate income tax on their earnings.

•

Eleventh, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” See “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

•

Twelfth, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in our common stock.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)	that is beneficially owned by 100 or more persons;

(6)	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized, will operate and will issue sufficient shares of our common stock with sufficient diversity of ownership pursuant to this offering of our common stock to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. A description of the share ownership and transfer restrictions relating to our stock is contained in the discussion in this prospectus under the heading “Description of Securities—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We will have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our Operating Partnership, including our Operating Partnership’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

We expect to control our Operating Partnership and any subsidiary partnerships and the subsidiary limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own and operate certain properties through subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the federal tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. We may own an interest in one or more taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities as more fully described below under “—Income Tests,” a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “—Asset Tests.”

Income Tests

We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent is not based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•

Neither we nor an actual or constructive owner of 10% or more of our stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if (1) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space, or (2) the property to which the rents relate is a qualified lodging facility and such property is operated on behalf of the taxable REIT subsidiary by a person who is an eligible independent contractor and certain other requirements are met, as described below. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

•

We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

To the extent any taxable REIT subsidiaries pay dividends, we generally will derive our allocable share of such dividend income through our interest in our Operating Partnership. Such dividend income will qualify under the 95%, but not the 75%, gross income test.

We will monitor the amount of the dividend and other income from any taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of Our Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our Operating Partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Our Operating Partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our Operating Partnership’s investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our Operating Partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

Asset Tests

At the close of each calendar quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of one or more taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, any qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Our Operating Partnership will own 100% of the securities of one or more corporations that will elect, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in other taxable REIT subsidiaries in the future.

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our Operating Partnership) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of increasing our interest in our Operating Partnership). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our Operating Partnership or as limited partners exercise their redemption/exchange rights. Accordingly, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in our Operating Partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our Operating Partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe that we will make timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the Partnership Agreement of our Operating Partnership authorizes us, as general partner of our Operating Partnership, to take such steps as may be necessary to cause our Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

Pursuant to recent IRS guidance, certain part-stock and part-cash dividends distributed by publicly traded REITs with respect to calendar years 2008 through 2011, and in some cases declared as late as December 31, 2012, will be treated as distributions for purposes of the REIT distribution requirements. Under the terms of this Revenue Procedure, up to 90% of our distributions could be paid in shares of our stock. If we make such a distribution, taxable stockholders would be required to include the full amount of the dividend (i.e., the cash and the stock portion) as ordinary income (subject to limited exceptions), to the extent of our current and accumulated earnings and profits for federal income tax purposes, as described under the headings “—Federal Income Tax Considerations for Holders of Our Common Stock—Taxation of Taxable U.S. Stockholders—Distributions Generally” and “—Federal Income Tax Considerations for Holders of Our Common Stock—Taxation of Non-U.S. Stockholders— Distributions Generally.” As a result, our stockholders could recognize taxable income in excess of the cash received and may be required to pay tax with respect to such dividends in excess of the cash received. If a taxable stockholder sells the stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General. All of our investments will be held indirectly through our Operating Partnership. In addition, our Operating Partnership may hold certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships or disregarded entities for federal income tax purposes. In general, entities that are classified as partnerships or disregarded entities for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our Operating Partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interests in each such entity. See “—Taxation of Our Company.”

Entity Classification. Our interests in our Operating Partnership and any subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities). For example, an entity that would otherwise be classified as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. Interests in a partnership are not treated as readily tradable on a secondary market, or the substantial equivalent thereof, if all interests in the partnership were issued in one or more transactions that were not required to be registered under the Securities Act, and the partnership does not have more than 100 partners at any time during the taxable year of the partnership, taking into account certain ownership attribution and anti-avoidance rules (the “100 Partner Safe Harbor”). Our Operating Partnership may not qualify for the 100 Partner Safe Harbor. In the event that the 100 Partner Safe Harbor or certain other safe harbor provisions of applicable Treasury Regulations are not available, our Operating Partnership could be classified as a publicly traded partnership.

If our Operating Partnership does not qualify for the 100 Partner Safe Harbor, interests in our Operating Partnership may nonetheless be viewed as not readily tradable on a secondary market or the substantial equivalent thereof if the sum of the percentage interests in capital or profits of our Operating Partnership transferred during any taxable year of our Operating Partnership does not exceed 2% of the total interests in our Operating Partnership’s capital or profits, subject to certain exceptions. For purpose of this 2% trading restriction, our interests in our Operating Partnership are excluded from the determination of the percentage interests in capital or profits of our Operating Partnership. In addition, this 2% trading restriction does not apply to transfers by a limited partner in one or more transactions during any 30-day period representing in the aggregate more than 2% of the total interests in our Operating Partnership’s capital or profits. We, as general partner of our Operating Partnership, have the authority to take any steps we determine necessary or appropriate to prevent any trading of interests in our Operating Partnership that would cause our Operating Partnership to become a publicly traded partnership, including any steps necessary to ensure compliance with this 2% trading restriction.

We believe our Operating Partnership and each of our other partnerships and limited liability companies will be classified as partnerships or disregarded entities for federal income tax purposes, and we do not anticipate that our Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation.

If our Operating Partnership or any of our other partnerships or limited liability companies were to be treated as a publicly traded partnership, it would be taxable as a corporation unless it qualified for the statutory “90% qualifying income exception.” Under that exception, a publicly traded partnership is not subject to corporate-level tax if 90% or more of its gross income consists of dividends, interest, “rents from real property” (as that term is defined for purposes of the rules applicable to REITs, with certain modifications), gain from the sale or other disposition of real property, and certain other types of qualifying income. However, if any such entity did not qualify for this exception or was otherwise taxable as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our Operating Partnership or a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment.

Allocations of Income, Gain, Loss and Deduction. The operating Partnership Agreement generally provides that allocations of net income to holders of common units generally will be made proportionately to all such holders in respect of such units. Certain limited partners will have the opportunity to guarantee debt of our Operating Partnership, indirectly through an agreement to make capital contributions to our Operating Partnership under limited circumstances. As a result of these guaranties or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of our Operating Partnership to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of our Operating Partnership, which net loss would have otherwise been allocable to us.

If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Our Operating Partnership may, from time to time, acquire interests in property in exchange for interests in our Operating Partnership. In that case, the tax basis of these property interests generally carries over to the Operating Partnership, notwithstanding their different book (i.e., fair market) value (this difference is referred to as a book-tax difference). The Partnership Agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our Operating Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our Operating Partnership. An allocation described in clause (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—General—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”

Any property acquired by our Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Federal Income Tax Considerations for Holders of Our Common Stock

The following summary describes the principal federal income tax consequences to you of purchasing, owning and disposing of our common stock. This summary assumes you hold shares of our common stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

•	financial institutions, banks and thrifts;

•	insurance companies;

•	tax-exempt organizations;

•	“S” corporations;

•	traders in securities that elect to mark to market;

•	partnerships, pass-through entities and persons holding our stock through a partnership or other pass-through entity;

•	stockholders subject to the alternative minimum tax;

•	regulated investment companies and REITs;

•	foreign governments and international organizations;

•	broker-dealers or dealers in securities or currencies;

•	U.S. expatriates;

•	persons holding our stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction; or

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar.

If you are considering purchasing our common stock, you should consult your tax advisors concerning the application of federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our common stock arising under the laws of any state, local or non-U.S. taxing jurisdiction.

When we use the term “U.S. stockholder,” we mean a holder of shares of our common stock who, for federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation, including an entity treated as a corporation for federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

•	an estate the income of which is subject to federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If you hold shares of our common stock and are not a U.S. stockholder, you are a “non-U.S. stockholder.”

If a partnership or other entity treated as a partnership for federal income tax purposes holds shares of our common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares of our common stock are encouraged to consult their tax advisors.

Taxation of Taxable U.S. Stockholders

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax discussed below, will be taxable to our taxable U.S. stockholders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations or, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. stockholders, including individuals.

To the extent that we make distributions on our common stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. stockholder. This treatment will reduce the U.S. stockholder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. stockholder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

Certain stock dividends, including dividends partially paid in our stock and partially paid in cash that comply with IRS Revenue Procedure 2010-12, will be taxable to the recipient U.S. stockholder to the same extent as if paid in cash.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our U.S. stockholders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for federal income tax purposes) would be adjusted accordingly, and a U.S. stockholder generally would:

•

include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder’s income as long-term capital gain;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•

in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Common Stock. If a U.S. stockholder sells or disposes of shares of common stock, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares. This gain or loss, except as provided below, will be a long-term capital gain or loss if the holder has held such common stock for more than one year. However, if a U.S. stockholder recognizes a loss upon the sale or other disposition of common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. stockholder received distributions from us which were required to be treated as long-term capital gains.

Tax Rates. The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is 20%. However, dividends payable by REITs are not eligible for the 20% tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year) or to dividends properly designated by the REIT as “capital gain dividends.”

Medicare Tax on Unearned Income. Newly enacted legislation requires certain U.S. stockholders that are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

New Legislation Relating to Foreign Accounts. Under newly enacted legislation, certain payments made after December 31, 2012 to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this new legislation on their ownership and disposition of our common stock. See “—Taxation of Non-U.S. Stockholders—New Legislation Relating to Foreign Accounts.”

Information Reporting and Backup Withholding. We are required to report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder comes within certain exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of our shares generally should not be unrelated business taxable income (“UBTI”), to a tax-exempt stockholder, except as described below. This income or gain will be UBTI, however, if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our stockholders. However, because our stock will be publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

The following discussion addresses the rules governing federal income taxation of the purchase, ownership and disposition of our common stock by non-U.S. stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. stockholder in light of its particular circumstances. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the purchase, ownership and disposition of shares of our common stock, including any reporting requirements.

Distributions Generally. Distributions (including any taxable stock dividends) that are neither attributable to gains from sales or exchanges by us of U.S. real property interests nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business will generally not be subject to withholding but will be subject to federal income tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. stockholders are subject to federal income tax. Any such dividends received by a non-U.S. stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we expect to withhold federal income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless:

(1) a lower treaty rate applies and the non-U.S. stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

(2) the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder’s common stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the non-U.S. stockholder’s adjusted basis in such common stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests. Distributions to a non-U.S. stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to federal income taxation, unless:

(1) the investment in our stock is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a non-U.S. corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of “U.S. real property interests,” or USRPI, whether or not designated as capital gain dividends, will cause the non-U.S. stockholder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. stockholders would generally be taxed at the same rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax. We also will be required to withhold and to remit to the IRS 35% (or 15% to the extent provided in Treasury Regulations) of any distribution to non-U.S. stockholders that is designated as a capital gain dividend or, if greater, 35% of any distribution to non-U.S. stockholders that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. stockholder’s federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded” on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions will generally be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained net capital gains in respect of the stock held by stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their federal income tax liability resulting from their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, a non-U.S. stockholder should consult its tax advisor regarding the taxation of such retained net capital gain.

Sale of Our Common Stock. Gain recognized by a non-U.S. stockholder upon the sale, exchange or other taxable disposition of our common stock generally will not be subject to federal income taxation unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “U.S. real property holding corporation,” or USRPHC, will constitute a USRPI. We expect that we will be a USRPHC. Our common stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock will be publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our common stock not otherwise subject to FIRPTA will be taxable to a non-U.S. stockholder if either (a) the investment in our common stock is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business or (b) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described below), a non-U.S. stockholder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. stockholder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1).

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. stockholder sells our stock, gain arising from the sale or other taxable disposition by a non-U.S. stockholder of such stock would not be subject to federal income taxation under FIRPTA as a sale of a USRPI if:

•	such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as Nasdaq; and

•	such non-U.S. stockholder owned, actually and constructively, 5% or less of such class of our stock throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to regular federal income tax with respect to such gain in the same manner as a taxable U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, and if shares of our common stock were not “regularly traded” on an established securities market, the purchaser of such common stock would generally be required to withhold and remit to the IRS 10% of the purchase price.

Information Reporting and Backup Withholding Tax. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a U.S. person.

Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

New Legislation Relating to Foreign Accounts. Newly enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders that own the shares through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. The legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our stock paid to a foreign financial institution or to a foreign nonfinancial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders. The legislation applies to payments made after December 31, 2012. Prospective investors should consult their tax advisors regarding this legislation.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our common stock.

ERISA CONSIDERATIONS

General

The following is a summary of certain considerations arising under ERISA, and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to a prospective purchaser that is an employee benefit plan subject to ERISA. The following summary may also be relevant to a prospective purchaser that is not an employee benefit plan subject to ERISA, but is a tax-qualified retirement plan or an individual retirement account, individual retirement annuity, medical savings account or education individual retirement account, which we refer to collectively as an “IRA.” This discussion does not address all aspects of ERISA or Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders in light of their particular circumstances, including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental, church, foreign and other plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to other federal, state, local or foreign law requirements.

A fiduciary making the decision to invest in shares of our common stock on behalf of a prospective purchaser which is an ERISA plan, a tax qualified retirement plan, an IRA or other employee benefit plan is advised to consult its legal advisor regarding the specific considerations arising under ERISA, Section 4975 of the Code, and, to the extent not preempted, state law with respect to the purchase, ownership or sale of shares of our common stock by the plan or IRA.

Plans should also consider the entire discussion under the heading “Federal Income Tax Considerations,” as material contained in that section is relevant to any decision by an employee benefit plan, tax-qualified retirement plan or IRA to purchase our common stock.

Employee Benefit Plans, Tax-Qualified Retirement Plans and IRAs

Each fiduciary of an “ERISA plan,” which is an employee benefit plan subject to Title I of ERISA, should carefully consider whether an investment in shares of our common stock is consistent with its fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require that:

•	an ERISA plan make investments that are prudent and in the best interests of the ERISA plan, its participants and beneficiaries;

•	an ERISA plan make investments that are diversified in order to reduce the risk of large losses, unless it is clearly prudent for the ERISA plan not to do so;

•	an ERISA plan’s investments are authorized under ERISA and the terms of the governing documents of the ERISA plan; and

•	the fiduciary not cause the ERISA plan to enter into transactions prohibited under Section 406 of ERISA (and certain corresponding provisions of the Code).

In determining whether an investment in shares of our common stock is prudent for ERISA purposes, the appropriate fiduciary of an ERISA plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA plan’s portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA plan, taking into consideration the risk of loss and opportunity for gain or other return from the investment, the diversification, cash flow and funding requirements of the ERISA plan, and the liquidity and current return of the ERISA plan’s portfolio. A fiduciary should also take into account the nature of our business, the length of our operating history and other matters described in the section entitled “Risk Factors.” Specifically, before investing in shares of our common stock, any fiduciary should, after considering the employee plan’s or IRA’s particular circumstances, determine whether the investment is appropriate under the fiduciary standards of ERISA or other applicable law including standards with respect to prudence, diversification and delegation of control and the prohibited transaction provisions of ERISA and the Code.

Our Status Under ERISA

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entity are deemed to be ERISA plan assets. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code, as applicable, may be expanded, and there may be an increase in their liability under these and other provisions of ERISA and the Code (except to the extent (if any) that a favorable statutory or administrative exemption or exception applies). For example, a prohibited transaction may occur if our assets are deemed to be assets of investing ERISA plans and persons who have certain specified relationships to an ERISA plan (“parties in interest” within the meaning of ERISA, and “disqualified persons” within the meaning of the Code) deal with these assets. Further, if our assets are deemed to be assets of investing ERISA plans, any person that exercises authority or control with respect to the management or disposition of the assets is an ERISA plan fiduciary.

ERISA plan assets are not defined in ERISA or the Code, but the United States Department of Labor has issued regulations that outline the circumstances under which an ERISA plan’s interest in an entity will be subject to the look-through rule. The Department of Labor regulations apply to the purchase by an ERISA plan of an “equity interest” in an entity, such as stock of a REIT. However, the Department of Labor regulations provide an exception to the look-through rule for equity interests that are “publicly offered securities.”

Under the Department of Labor regulations, a “publicly offered security” is a security that is:

•	freely transferable;

•	part of a class of securities that is widely held; and

•

either part of a class of securities that is registered under section 12(b) or 12(g) of the Exchange Act or sold to an ERISA plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities of which this security is a part is registered under the Exchange Act within 120 days, or longer if allowed by the SEC, after the end of the fiscal year of the issuer during which this offering of these securities to the public occurred.

Whether a security is considered “freely transferable” depends on the facts and circumstances of each case. Under the Department of Labor regulations, if the security is part of an offering in which the minimum investment is $10,000 or less, then any restriction on or prohibition against any transfer or assignment of the security for the purposes of preventing a termination or reclassification of the entity for federal or state tax purposes will not ordinarily prevent the security from being considered freely transferable. Additionally, limitations or restrictions on the transfer or assignment of a security which are created or imposed by persons other than the issuer of the security or persons acting for or on behalf of the issuer will ordinarily not prevent the security from being considered freely transferable.

A class of securities is considered “widely held” if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control.

The shares of our common stock offered in this prospectus may meet the criteria of the publicly offered securities exception to the look-through rule. First, the common stock could be considered to be freely transferable, as the minimum investment will be less than $10,000 and the only restrictions upon its transfer are those generally permitted under the Department of Labor regulations, those required under federal tax laws to maintain our status as a REIT, resale restrictions under applicable federal securities laws with respect to securities not purchased pursuant to this prospectus and those owned by our officers, directors and other affiliates, and voluntary restrictions agreed to by the selling stockholder regarding volume limitations.

Second, we expect (although we cannot confirm) that our common stock will be held by 100 or more investors, and we expect that at least 100 or more of these investors will be independent of us and of one another.

Third, the shares of our common stock will be part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the common stock is registered under the Exchange Act.

In addition, the Department of Labor regulations provide exceptions to the look-through rule for equity interests in some types of entities, including any entity which qualifies as either a “real estate operating company” or a “venture capital operating company.”

Under the Department of Labor regulations, a “real estate operating company” is defined as an entity which on testing dates has at least 50% of its assets, other than short-term investments pending long-term commitment or distribution to investors, valued at cost:

•	invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities; and

•	which, in the ordinary course of its business, is engaged directly in real estate management or development activities.

According to those same regulations, a “venture capital operating company” is defined as an entity which on testing dates has at least 50% of its assets, other than short-term investments pending long-term commitment or distribution to investors, valued at cost:

•	invested in one or more operating companies with respect to which the entity has management rights; and

•	which, in the ordinary course of its business, actually exercises its management rights with respect to one or more of the operating companies in which it invests.

We have not endeavored to determine whether we will satisfy the “real estate operating company” or “venture capital operating company” exception.

Prior to making an investment in the shares offered in this prospectus, prospective employee benefit plan investors (whether or not subject to ERISA or section 4975 of the Code) should consult with their legal and other advisors concerning the impact of ERISA and the Code (and, particularly in the case of non-ERISA plans and arrangements, any additional state, local and foreign law considerations), as applicable, and the potential consequences in their specific circumstances of an investment in such shares.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement among us, our Operating Partnership and the underwriters, we and the selling stockholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below. Newbridge Securities Corporation (Newbridge) and Maxim Group LLC (Maxim) are acting as the representatives of each of the underwriters named below. The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively.

Underwriter	Number of Shares
Maxim Group LLC
Newbridge Securities Corporation
Total

The underwriters have agreed to purchase all of the shares of our common stock sold under the underwriting agreement (other than those covered by the overallotment option described below) if any of these shares of our common stock are purchased. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares are subject to the review of certain legal matters by their counsel and certain other conditions such as confirmation by us of the accuracy of representations and warranties about our financial condition and operation. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The shares should be ready for delivery on or about                     , 2013 against payment in immediately available funds. The underwriters may reject all or part of any order.

Commissions and Discounts

The following table shows the per share and total underwriting discount that we and             ,              and              (the “selling stockholders”) will pay to the underwriters, and the proceeds, before expenses, to us and the selling stockholders. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option
Public Offering Price	$	$	$
Underwriting Discount paid by us	$	$	$
Underwriting Discount paid by the selling stockholders	$	$	$
Proceeds, before expenses, to us	$	$	$
Proceeds, before expenses, to the selling stockholders	$	$	$

Pricing of Securities

The representatives have advised us that the underwriters propose initially to offer the shares of our common stock to the public at the public offering price set forth on the cover page of this prospectus. In addition, the representatives may offer some of the shares to other securities dealers at such price less a concession not in excess of $         per share. The underwriters may allow, and the dealers may re-allow, a discount not in excess of $         per share to other dealers. After the shares are released for sale to the public, the representatives may change the offering price and other selling terms at various times.

The offering price will be determined through negotiations between us and the representatives. Among the factors considered in determining the offering price were:

•	our financial information;

•	the prior results of operations of the Contemplated Properties;

•	our pro forma financial condition assuming the acquisition of the Contemplated Properties;

•	the markets in which we operate or plan to operate;

•	the economic condition in, and future prospects for, the industry in which we compete;

•	the general condition of the economy in the United States and our target markets within the United States at the time of this offering;

•	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues,

•	currently prevailing general conditions in the equity securities markets, including current market valuations of publicly-traded companies considered comparable to our company;

•	the market price of our common stock; and

•	other facts we deem relevant.

We cannot assure you, however, that the price at which the shares will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market for our common stock will develop and continue after this offering.

Overallotment Option

We and the selling stockholders have granted an option to the underwriters to purchase up to 1,500,000 additional shares of our common stock at the public offering price, less the underwriting discount. The underwriters may exercise this option for 45 days from the date of this prospectus solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of our common stock proportionate to that underwriter’s initial amount reflected in the above table.

Right of First Refusal

We have granted Newbridge a right of first refusal to lead manage or co-lead manage any public underwriting or private placement of our debt or equity securities for a period of eighteen (18) months from the closing of the offering, excluding (i) sales to employees under any compensation or stock option plan approved by our shareholders, (ii) shares issued in payment of the consideration for an acquisition and (iii) conventional banking arrangements and commercial debt financing.

Lock-ups

Our officers and directors have agreed not to offer, sell or otherwise dispose of any common stock or any securities convertible into or exercisable or exchangeable for or repayable with common stock or any rights to acquire common stock for a period of twelve (12) months after the date of this prospectus, without first obtaining the written consent of Newbridge. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock;

•	sell any option or contract to purchase any common stock;

•	purchase any option or contract to sell any common stock;

•	grant any option, right or warrant for the sale of any common stock;

•	lend or otherwise transfer or dispose of any common stock;

•	file or cause to be filed any registration statement related to the common stock; or

•

enter into any swap or other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any common stock whether any such swap, agreement or transaction is to be settled by the delivery of shares of our common stock or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. In the event that either (i) during the last 17 days of the lock-up period referred to above, we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the common stock offered by this prospectus is completed, the rules of the SEC may limit the ability of the underwriters to bid for and to purchase our common stock. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

•	Stabilizing transactions permit bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, so long as stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of common stock in excess of the number of shares of common stock the underwriters are obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares of common stock in the open market.

•

Covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If the underwriters sell more shares of common stock than could be covered by the over-allotment option, creating a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase common stock in this offering.

•

Penalty bids permit the underwriters to reclaim a selling concession from a selected dealer when the common stock originally sold by the selected dealer is purchased in a stabilizing or syndicate covering transaction.

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may occur on the Nasdaq Capital Market or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Matters

We will reimburse the representatives for their expenses relating to this offering, including the expenses of their legal counsel, up to a maximum of $        . The estimated expenses of this offering payable by us, exclusive of the underwriting discount, are approximately $        .

The underwriting agreement provides for indemnification between the underwriters and us against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

A prospectus in electronic format may be made available on a website maintained by the representatives. The representatives may agree to allocate a number of shares for sale to their online brokerage account holders. The representatives may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The representatives have informed us that they do not expect to confirm sales of shares of common stock offered by this prospectus to accounts over which they exercise discretionary authority.

Other Relationships

Some of the underwriters and their affiliates have in the past and may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates and may in the future receive customary fees and commissions for these transactions. Except as set forth herein, no such arrangement has been entered into or contemplated.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

NASDAQ Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “WHLR”. In order to meet the requirements for listing on that exchange, the underwriters will undertake to sell a minimum number of shares of our common stock to a minimum number of beneficial owners as required by the Nasdaq Capital Market.

Foreign Regulatory Restrictions on Purchase of Shares Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the common stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or the common stock in any jurisdiction where action for that purpose is required. Accordingly, the common stock may not be offered or sold, directly or indirectly, and neither of this prospectus nor any other offering material or advertisements in connection with the common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Each of the underwriters may arrange to sell common stock offered by this prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

USE OF PROCEEDS

After deducting underwriting fees and commissions and estimated expenses of this offering, we expect net proceeds from this offering of approximately $        .

We intend to contribute the net proceeds of this offering to our Operating Partnership in exchange for common units and our Operating Partnership will use the net proceeds received from us as described below:

•	approximately $7.1 million to repay outstanding indebtedness;

•	approximately $21.5 million to acquire the Contemplated Properties;

•	approximately $ for other future acquisitions; and

•	approximately $10.0 million for general working capital.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Kaufman & Canoles, P.C. and for the underwriters by McCarter & English LLP. Kaufman & Canoles, P.C. will pass upon the validity of the shares of common stock sold in this offering and certain other matters of Maryland law. In addition, the description of federal income tax consequences contained in the section of the prospectus entitled “Federal Income Tax Considerations” is based on the opinion of Kaufman & Canoles, P.C.

EXPERTS

The consolidated and combined balance sheets of Wheeler Real Estate Investment Trust, Inc. and Subsidiaries as of December 31, 2012 and 2011, and the related consolidated and combined statements of operations, equity and cash flows for each of the years in the two year period ended December 31, 2012 incorporated by reference into this Prospectus and Registration Statement, have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as set forth in their reports thereon, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference into this prospectus. You should carefully read and consider all of these documents before making an investment decision.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on April 1, 2013;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed on May 15, 2013;

•

Current Reports on Form 8-K filed on January 17, 2013, February 19, 2013 (amended version), February 21, 2013, March 5, 2013 (amended version), March 6, 2013 (amended version), April 2, 2013, April 10, 2013, April 18, 2013, April 22, 2013 (amended version), April 25, 2013, April 30, 2013, May 2, 2013, May 15, 2013, May 21, 2013, May 28, 2013, June 6, 2013 and June 13, 2013 (amended version); and

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act or proxy or information statements filed pursuant to Section 14 of the Exchange Act since December 31, 2012.

Nothing in this prospectus shall be deemed to incorporate information deemed furnished but not filed with the SEC. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to Secretary, Wheeler Real Estate Investment Trust, Inc., Riversedge North, 2529 Virginia Beach Boulevard, Virginia Beach, Virginia 23452, telephone number (757) 627-9088. Our SEC filings are also available to the public on our website, www.WHLR.us. The information on our website is not a part of this prospectus and the reference to our website address does not constitute incorporation by reference of any information on our website into this prospectus.

GLOSSARY

Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this prospectus.

“1940 Act” means the Investment Company Act of 1940, as amended.

“ADA” means the Americans with Disabilities Act, as amended.

“Administrative Service Company” means WHLR Management, LLC.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contemplated Properties” means the ten properties that we anticipate acquiring with the proceeds of this offering, as more fully described on page 7 hereof.

“ERISA” means the Employment Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FHAA” means the Fair Housing Amendment Act of 1988.

“FIRPTA” means the Foreign Investment in Real Property Tax Act.

“IRA” means collectively, a tax-qualified retirement plan or an individual retirement account, individual retirement annuity, medical savings account or education individual retirement account.

“IRS” means the Internal Revenue Service.

“JOBS ACT” means the Jumpstart Our Business Startups Act of 2012.

“MGCL” means the Maryland General Corporation Law.

“NAREIT” means National Association of Real Estate Investment Trusts.

“Operating Partnership” means Wheeler REIT, L.P.

“Ownership Entities” means the limited liability companies that currently own the properties that comprise our operating portfolio described elsewhere in this prospectus, and whose ownership interests were contributed to or purchased by our operating partnership.

“Ownership Limits” means restrictions in our charter prohibiting any person from actually, beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of common stock or more than 9.8% in value of the aggregate outstanding shares of all classes and series of our stock.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P.

“Prior Investors” means the owners of the membership interests of the Ownership Entities prior to the formation transactions described elsewhere in this prospectus.

“REIT” means real estate investment trust as defined in the Code.

“SEC” means the United States Securities and Exchange Commission.

“Services Companies” means collectively, Wheeler Interests, LLC, Wheeler Real Estate, LLC, Wheeler Development, LLC, Wheeler Capital, LLC, Site Applications, LLC, Creative Retail Works and TESR, LLC.

“UBTI” means unrelated business taxable income.

“UPREIT” means umbrella partnership real estate investment trust.

“Underwriters” means Maxim Group LLC and Newbridge Securities Corporation.

“USRPHC” means U.S. real property holding company.

“USRPI” means U.S. real property interest.

Appendix A

Attached are audited financial statements and other financial information for Bixby Commons and the Contemplated Properties as previously filed with the SEC on Form 8-K or Form 8-K/A and described in more detail elsewhere in this Registration Statement. The financial information is included as follows:

Bixby Commons Shopping Center

Unaudited Pro Forma Financial Information

On February 5, 2013, Wheeler Real Estate Investment Trust, Inc. (the “Company”), through a subsidiary of Wheeler Real Estate investment Trust, L.P., entered into a purchase contract to acquire Bixby Commons Shopping Center (the “Property”), a 75,000 square foot shopping center located in Bixby, Oklahoma for a purchase price of approximately $10.6 million. The property is leased to Associated Wholesale Grocers (AWG) who in turn subleases 100% of the property to a Reasor’s Foods grocery store. The acquisition will be subject to Reasor’s signing an amendment to the original AWG sublease that would create a new 20 year, triple-net operating lease under terms mutually agreed upon by all parties.

The Property was leased to AWG pursuant to a Build and Lease Agreement between the seller and AWG. Construction of the Property was completed during late 2012 and Reasor’s Foods opened their store during October 2012. Accordingly, there is no rental history available on the Property prior to October 2012 that would enable us to generate the audited financial information required under Rule 3-14 of Regulation S-X as promulgated by the Securities and Exchange Commission. Therefore, we concluded that the information required under paragraphs (a)(2) and (a)(3) of Rule 3-14 of Regulation S-X applies which is being provided below for the Property.

Estimated Revenues	$768,500

Estimated Operating Expenses:
Property Expenses	15,400
Interest Expense	217,750

Total Estimated Operating Expenses	233,150

Estimated Cash to be Made Available by Operations	535,350

Estimated Depreciation and Amortization Expenses	353,000

Estimated Taxable Operating Results	$182,350

In preparing the unaudited financial information above, we made the following assumptions:

1.	Estimated revenue includes the initial annual contractual rental income and the projected tenant reimbursements of the Property’s tenant.

2.	Estimated property expenses represent our projected pro forma cash operating expenses for the Property.

3.	Estimated depreciation and amortization expense is calculated based on the preliminary estimated fair values of the assets acquired and liabilities assumed and their respective estimated useful lives.

4.	Estimated interest expense assumes we finance $6.7 million under a three-year, interest only loan at 3.25%.

5.	We assumed no principal payments on the debt since the loan is interest only.

In management’s opinion, the information presented above reflects our best estimate of the Property’s incremental impact on the Company’s cash available for operations and taxable operating results. This unaudited financial information is for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the Securities and Exchange Commission on October 23, 2012 as part of the Company’s Registration Statement on Form S-11 and on April 1, 2013 as part of its Annual Report on Form 10-K for the year ended December 31, 2012.

Starbucks/Verizon Building

Unaudited Pro Forma Financial Information

On May 10, 2013, Wheeler Real Estate Investment Trust, Inc. (the “Company”), through its subsidiary of Wheeler Real Estate investment Trust, L.P., entered into a Purchase and Sale Agreement (the “Agreement”) with a related party to acquire the Starbucks/Verizon building (the “Property”) located in the Fairfield Shopping Center in Virginia Beach, Virginia for a purchase price of approximately $1.39 million. Closing the Agreement is subject to obtaining the necessary financing and customary due diligence. The Property is a 5,600 square foot free-standing building that was significantly renovated during 2012 to accommodate a Starbucks coffeehouse and a Verizon Wireless store. The Starbucks coffeehouse occupies approximately 2,165 square feet of the building under a 10 year, 5 month lease expiring in 2023 which includes three renewal options. The Verizon Wireless store occupies approximately 3,435 square feet of the building under a 10 year lease expiring in 2022 which includes three renewal options. The Property is subject to a 10 year ground lease with Fairfield Shopping Center, a related party, expiring in 2022.

Prior to Starbucks and Verizon Wireless occupying the building beginning during the 2012 fourth quarter, the building had not been occupied since July 2011 at which time it was part of the Fairfield Shopping Center. Accordingly, there is very limited rental history available on the Property during 2011 and 2012 that would enable us to generate the audited financial information required under Rule 3-14 of Regulation S-X as promulgated by the Securities and Exchange Commission. Therefore, we concluded that the information required under paragraphs (a)(2) and (a)(3) of Rule 3-14 of Regulation S-X applies which is being provided below.

Estimated Revenues	$217,900
Estimated Operating Expenses	117,100

Estimated Cash to be Made Available by Operations	100,800
Estimated Depreciation and Amortization Expenses	81,400

Estimated Taxable Operating Results	$19,400

In preparing the unaudited financial information above, we made the following assumptions:

1.	Estimated revenue includes the initial annual contractual rental income and the projected tenant reimbursements of the Property’s two tenants.

2.	Estimated property expenses represent our projected pro forma cash operating expenses for the Property.

3.	Estimated depreciation and amortization expense is calculated based on the preliminary estimated fair values of the assets acquired and liabilities assumed and their respective estimated useful lives.

4.	Since we will not incur any debt with this acquisition, there will be no annual debt service on this Property.

In management’s opinion, the information presented above reflects our best estimate of the Property’s incremental impact on the Company’s cash available for operations and taxable operating results. This unaudited financial information is for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the Securities and Exchange Commission on October 23, 2012 as part of the Company’s Registration Statement on Form S-11 and on April 1, 2013 as part of its Annual Report on Form 10-K for the year ended December 31, 2012.

Jenks Plaza Shopping Center

Audited and Pro Forma Financial Statements

Report of Independent Auditor

To the Board of Directors and Shareholders of

Wheeler Real Estate Investment Trust, Inc.

Report on the Statements

We have audited the accompanying statements of revenues and certain operating expenses (the “Statements”) of Jenks Plaza Shopping Center (the “Property”) for the years ended December 31, 2012 and 2011.

Management’s Responsibility for the Statements

Management is responsible for the preparation and fair presentation of these Statements, in accordance with accounting principles generally accepted in the United States of America, that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these Statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statements.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statements referred to above present fairly, in all material respects, the revenue and certain operating expenses of the Property for the years ended December 31, 2012 and 2011 in conformity with accounting principles generally accepted in the United States of America.

Matter of Emphasis

The accompanying Statements were prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Wheeler Real Estate Investment Trust, Inc. and are not intended to be a complete presentation of the Property’s revenue and expenses.

/s/ Cherry Bekaert LLP

Virginia Beach, Virginia

May 15, 2013

Jenks Plaza

Statements of Revenues and Certain Operating Expenses

For the Years Ended December 31, 2012 and 2011

	Years Ended December 31,
	2012	2011
REVENUES:
Rental Income	$130,754	$111,822
Tenant reimbursements and other income	44,701	42,135

Total Revenues	175,455	153,957

CERTAIN OPERATING EXPENSES:
Property operating	24,891	21,572
Real estate taxes	15,417	16,965
Repairs and maintenance	3,650	689
Other	9,760	11,295

Total Certain Operating Expenses	53,718	50,521

Excess of Revenues Over Certain Operating Expenses	$121,736	$103,435

See accompanying notes to statements of revenues and certain operating expenses.

Jenks Plaza

Notes to Statements of Revenues and Certain Operating Expenses

For the Years Ended December 31, 2012 and 2011

1. Business and Purchase and Sale Agreement

On May 10, 2013, Wheeler Real Estate Investment Trust, Inc., through its subsidiary of Wheeler Real Estate Investment Trust, L.P., entered into a Purchase and Sale Agreement (the “Agreement”) to acquire Jenks Plaza (the “Property”), a 7,800 square foot 100% occupied strip center located in Jenks, Oklahoma for a purchase price of approximately $1.74 million. Closing the Agreement is subject to obtaining the necessary financing and customary due diligence.

2. Basis of Presentation

The Statements of Revenues and Certain Operating Expenses (the “Statements”) have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X, promulgated by the Securities and Exchange Commission, and are not intended to be a complete presentation of the Property’s revenues and expenses. Certain operating expenses include only those expenses expected to be comparable to the proposed future operations of the Property. Expenses such as depreciation and amortization are excluded from the accompanying Statements. The Statements have been prepared on the accrual basis of accounting which requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting periods. Actual results may differ from those estimates.

3. Revenues

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as noncancelable operating leases. The leases include provisions under which the Property is reimbursed for common area maintenance, real estate taxes and insurance costs. Pursuant to the lease agreements, income related to these reimbursed costs is recognized in the period the applicable costs are incurred. Certain leases contain renewal options at various periods at various rental rates.

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight line basis as of December 31, 2012 and 2011:

Tenant	December 31, 2012	December 31, 2011
Missle Services, Inc.	34.0%	35.1%
MacBaack, Inc. dba Papa Murphy’s Pizza	19.6%	0.0%
Cuong H. Luong and Chi Kim Thi Doan dba Envy Nails	18.0%	18.6%
LaMode Quality Cleaners	16.8%	17.3%
Chun Tony Zhang dba Maple Garden Chinese Restaurant	11.6%	12.0%
Premier Pilates and Massage	0.0%	17.0%

The termination, delinquency or nonrenewal of one of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of December 31, 2012 and 2011.

The weighted average remaining lease terms for tenants at the property was 2.50 years as of December 31, 2012. Future minimum rentals to be received under noncancelable tenant operating leases for each of the next five years and thereafter, excluding CAM and percentage rent based on tenant sales volume, as of December 31, 2012 were as follows:

Years Ending December 31,
2013	$138,752
2014	115,243
2015	48,467
2016	28,000
2017	23,750
Thereafter	0

$354,212

The above schedule takes into consideration all renewals and new leases executed subsequent to December 31, 2012 until the date of this report.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following pro forma financial statements have been prepared to provide pro forma information with regard to the anticipated acquisition of Jenks Plaza (“the Property”), which Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” or the “Company”), through Wheeler Real Estate Investment Trust, L.P. (“Operating Partnership”), its majority-owned subsidiary, entered into a Purchase and Sale Agreement with a related party on May 10, 2013.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2012 gives effect to the anticipated acquisition of the Property as if it occurred on December 31, 2012. The Wheeler REIT column as of December 31, 2012 represents the actual balance sheet presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed on April 1, 2013 with the Securities and Exchange Commission (“SEC”) for the period. The pro forma adjustments column includes the preliminary estimated impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated statement of operations for the Company and the Property for the year ended December 31, 2012 gives effect to the Company’s anticipated acquisition of the Property, as if it had occurred on January 1, 2012. The Wheeler REIT column for the year ended December 31, 2012 represents the results of operations presented in the Company’s Form 10-K filed with the SEC on April 1, 2013. The Property column presented on the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 includes the full year’s operating activity for the Property, as the Property will be acquired subsequent to December 31, 2012 and therefore was not included in the Company’s historical financial statements. The pro forma adjustments column includes the impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company’s management based upon the historical financial statements of the Company and of the acquired Property. Assuming the acquisition transaction closes during the second quarter of 2012, the Property will be included in the consolidated financial statements included in the Company’s Form 10-Q for the six months ended June 30, 2013, to be filed with the SEC. These pro forma statements may not be indicative of the results that actually would have occurred had the anticipated acquisition been in effect on the dates indicated or which may be obtained in the future.

In management’s opinion, all adjustments necessary to reflect the effects of the Property acquisition have been made. These unaudited pro forma condensed financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on October 23, 2012 as part of the Company’s Registration Statement on Form S-ll and on April 1, 2013 as part of its Annual Report on Form 10-K for the year ended December 31, 2012.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2012

(unaudited)

	Wheeler REIT	Pro Forma Adjustments	Pro Forma Consolidated
	(A)	(B)
ASSETS:
Net investment properties	$43,345,665	$1,686,647	$45,032,312
Cash and cash equivalents	2,053,192	(100,000)	1,953,192
Tenant and other receivables	761,114	15,000	776,114
Deferred costs, reserves, intangibles and other assets	6,527,906	120,307	6,648,213

Total Assets	$52,687,877	$1,721,954	$54,409,831

LIABILITIES:
Mortgages and other indebtedness	$31,843,503	$1,107,499	$32,951,002
Below market lease intangibles	3,673,019	—	3,673,019
Accounts payable, accrued expenses and other liabilities	938,896	97,420	1,036,316

Total Liabilities	36,455,418	1,204,919	37,660,337

Commitments and contingencies	—	—	—
EQUITY:
Common stock	33,015	—	33,015
Additional paid-in capital	14,097,453	—	14,097,453
Accumulated deficit	(5,443,099)	—	(5,443,099)
Noncontrolling interest	7,545,090	517,035	8,062,125

Total Equity	16,232,459	517,035	16,749,494

Total Liabilities and Equity	$52,687,877	$1,721,954	$54,409,831

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2012

(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated
	(A)	(B)	(C)
REVENUES:
Rental income	$1,963,681	$130,754	$(11,151	)(1)	$2,083,284
Tenant reimbursements and other income	470,298	44,701	—		514,999

Total Revenues	2,433,979	175,455	(11,151)		2,598,283

OPERATING EXPENSES AND CERTAIN OPERATING EXPENSES OF THE ACQUIRED:
Property operating	311,042	24,891	—		335,933
Real estate taxes	134,301	15,417	—		149,718
Repairs and maintenance	73,877	3,650	—		77,527
Depreciation and amortization	822,152	—	117,615	(2)	939,767
Provision for credit losses	25,000	—	—		25,000
Corporate general & administrative	1,307,151	—	—		1,307,151
Other	—	9,760	—		9,760

Total Operating Expenses and Certain Operating Expenses of the Acquired	2,673,523	53,718	117,615		2,844,856

Operating Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	(239,544)	121,736	(128,766)		(246,574)
Interest expense	(966,113)	—	(68,287	)(3)	(1,034,400)

Net Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	$(1,205,657)	$121,736	$(197,053)		$(1,280,974)

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Notes to Pro Forma Condensed Consolidated Financial Statements

(unaudited)

Pro Forma Balance Sheet

A.	Reflects the consolidated balance sheet of the Company as of December 31, 2012 included in the Company’s Form 10-K for the year ended December 31, 2012.

B.	Represents the estimated pro forma effect of the Company’s $1.74 million anticipated acquisition of the Property, assuming it occurred on December 31, 2012. The Company has initially allocated the purchase price of the acquired Property to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their preliminary estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and customer relationships value, if any. The Company estimated fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the Property. Factors considered by management in its analysis of estimating the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above/below market leases and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statement of Operations

A.	Reflects the consolidated statement of operations of the Company for the year ended December 31, 2012.

B.	Amounts reflect the historical operations of the Property for the year ended December 31, 2012, unless otherwise noted.

C.	Represents the estimated unaudited pro forma adjustments related to the acquisition for the period presented.

(1)	Represents estimated amortization of above/below market leases which are being amortized on a straight-line basis over the remaining terms of the related leases.

(2)	Represents the estimated depreciation and amortization of the buildings and related improvements, leasing commissions, in place leases and capitalized legal/marketing costs resulting from the preliminary estimated purchase price allocation in accordance with accounting principles generally accepted in the United States of America. The buildings and site improvements are being depreciated on a straight-line basis over their estimated useful lives up to 40 years. The tenant improvements, leasing commissions, in place leases and capitalized legal/marketing costs are being amortized on a straight-line basis over the remaining terms of the related leases.

(3)	Represents estimated interest expense on mortgage debt to be assumed as part of the acquisition which matures in September 2013 and accrues interest at a rate of 6.00% per annum.

Port Crossing Shopping Center

Audited and Pro Forma Financial Statements

Report of Independent Auditor

To the Board of Directors and Shareholders of

Wheeler Real Estate Investment Trust, Inc.

Report on the Statements

We have audited the accompanying statements of revenues and certain operating expenses (the “Statements”) of Port Crossing Shopping Center (the “Property”) for the years ended December 31, 2012 and 2011.

Management’s Responsibility for the Statements

Management is responsible for the preparation and fair presentation of these Statements, in accordance with accounting principles generally accepted in the United States of America, that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these Statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statements.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statements referred to above present fairly, in all material respects, the revenue and certain operating expenses of the Property for the years ended December 31, 2012 and 2011 in conformity with accounting principles generally accepted in the United States of America.

Matter of Emphasis

The accompanying Statements were prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Wheeler Real Estate Investment Trust, Inc. and are not intended to be a complete presentation of the Property’s revenue and expenses.

/s/ Cherry Bekaert LLP

Virginia Beach, Virginia
May 15, 2013

Port Crossing Shopping Center

Statements of Revenues and Certain Operating Expenses

For the Years Ended December 31, 2012 and 2011

	Years Ended December 31,
	2012	2011
REVENUES:
Rental Income	$724,574	$768,626
Tenant reimbursements and other income	86,371	105,975

Total Revenues	810,945	874,601

CERTAIN OPERATING EXPENSES:
Property operating	84,341	81,829
Real estate taxes	50,542	43,390
Repairs and maintenance	3,892	6,449
Other	36,063	48,916

Total Certain Operating Expenses	174,838	180,584

Excess of Revenues Over Certain Operating Expenses	$636,107	$694,017

See accompanying notes to statements of revenues and certain operating expenses.

Port Crossing Shopping Center

Notes to Statements of Revenues and Certain Operating Expenses

For the Years Ended December 31, 2012 and 2011

1. Business and Purchase and Sale Agreement

On May 10, 2013, Wheeler Real Estate Investment Trust, Inc., through its subsidiary of Wheeler Real Estate Investment Trust, L.P., entered into a Purchase and Sale Agreement (the “Agreement”) to acquire Port Crossing Shopping Center (the “Property”), a 65,365 square foot grocery-anchored shopping center located in Harrisonburg, Virginia for a purchase price of approximately $9.31 million. Closing the Agreement is subject to obtaining the necessary financing and customary due diligence. The Property is 91% occupied and is anchored by a Food Lion grocery store which occupies approximately 76% of the total rentable square feet of the center through a 20-year lease expiring in August 2018 with four five-year options.

2. Basis of Presentation

The Statements of Revenues and Certain Operating Expenses (the “Statements”) have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X, promulgated by the Securities and Exchange Commission, and are not intended to be a complete presentation of the Property’s revenues and expenses. Certain operating expenses include only those expenses expected to be comparable to the proposed future operations of the Property. Expenses such as depreciation and amortization are excluded from the accompanying Statements. The Statements have been prepared on the accrual basis of accounting which requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting periods. Actual results may differ from those estimates.

3. Revenues

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as noncancelable operating leases. The leases include provisions under which the Property is reimbursed for common area maintenance, real estate taxes and insurance costs. Pursuant to the lease agreements, income related to these reimbursed costs is recognized in the period the applicable costs are incurred. Certain leases contain renewal options at various periods at various rental rates.

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight line basis as of December 31, 2012 and 2011:

Tenant	December 31, 2012	December 31, 2011
Food Lion, Inc.	64.1%	67.3%
Harrisonburg Sports Bar, Inc. dba AJ Gators	13.5%	14.2%

The termination, delinquency or nonrenewal of one of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of December 31, 2012 and 2011.

The weighted average remaining lease terms for tenants at the property was 5.69 years as of December 31, 2012. Future minimum rentals to be received under noncancelable tenant operating leases for each of the next five years and thereafter, excluding CAM and percentage rent based on tenant sales volume, as of December 31, 2012 were as follows:

Years Ending December 31,
2013	$771,390
2014	764,154
2015	771,019
2016	778,013
2017	759,115
Thereafter	851,432

$4,695,123

The above schedule takes into consideration all renewals and new leases executed subsequent to December 31, 2012 until the date of this report.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following pro forma financial statements have been prepared to provide pro forma information with regard to the anticipated acquisition of Port Crossing Shopping Center (“the Property”), which Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” or the “Company”), through Wheeler Real Estate Investment Trust, L.P. (“Operating Partnership”), its majority-owned subsidiary, entered into a Purchase and Sale Agreement with a related party on May 10, 2013.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2012 gives effect to the anticipated acquisition of the Property as if it occurred on December 31, 2012. The Wheeler REIT column as of December 31, 2012 represents the actual balance sheet presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed on April 1, 2013 with the Securities and Exchange Commission (“SEC”) for the period. The pro forma adjustments column includes the preliminary estimated impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated statement of operations for the Company and the Property for the year ended December 31, 2012 gives effect to the Company’s anticipated acquisition of the Property, as if it had occurred on January 1, 2012. The Wheeler REIT column for the year ended December 31, 2012 represents the results of operations presented in the Company’s Form 10-K filed with the SEC on April 1, 2013. The Property column presented on the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 includes the full year’s operating activity for the Property, as the Property will be acquired subsequent to December 31, 2012 and therefore was not included in the Company’s historical financial statements. The pro forma adjustments column includes the impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company’s management based upon the historical financial statements of the Company and of the acquired Property. Assuming the acquisition transaction closes during the second quarter of 2012, the Property will be included in the consolidated financial statements included in the Company’s Form 10-Q for the six months ended June 30, 2013, to be filed with the SEC. These pro forma statements may not be indicative of the results that actually would have occurred had the anticipated acquisition been in effect on the dates indicated or which may be obtained in the future.

In management’s opinion, all adjustments necessary to reflect the effects of the Property acquisition have been made. These unaudited pro forma condensed financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on October 23, 2012 as part of the Company’s Registration Statement on Form S-ll and on April 1, 2013 as part of its Annual Report on Form 10-K for the year ended December 31, 2012.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2012

(unaudited)

	Wheeler REIT	Pro Forma Adjustments	Pro Forma Consolidated
	(A)	(B)
ASSETS:
Net investment properties	$43,345,665	$9,228,952	$52,574,617
Cash and cash equivalents	2,053,192	(500,000)	1,553,192
Tenant and other receivables	761,114	—	761,114
Deferred costs, reserves, intangibles and other assets	6,527,906	1,076,470	7,604,376

Total Assets	$52,687,877	$9,805,422	$62,493,299

LIABILITIES:
Mortgages and other indebtedness	$31,843,503	$6,688,799	$38,532,302
Below market lease intangibles	3,673,019	—	3,673,019
Accounts payable, accrued expenses and other liabilities	938,896	440,228	1,379,124

Total Liabilities	36,455,418	7,129,027	43,584,445

Commitments and contingencies	—	—	—
EQUITY:
Common stock	33,015	—	33,015
Additional paid-in capital	14,097,453	—	14,097,453
Accumulated deficit	(5,443,099)	—	(5,443,099)
Noncontrolling interest	7,545,090	2,676,395	10,221,485

Total Equity	16,232,459	2,676,395	18,908,854

Total Liabilities and Equity	$52,687,877	$9,805,422	$62,493,299

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2012

(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated
	(A)	(B)	(C)
REVENUES:
Rental income	$1,963,681	$724,574	$(44,603	)(1)	$2,643,652
Tenant reimbursements and other income	470,298	86,371	—		556,669

Total Revenues	2,433,979	810,945	(44,603)		3,200,321

OPERATING EXPENSES AND CERTAIN OPERATING EXPENSES OF THE ACQUIRED:
Property operating	311,042	84,341	—		395,383
Real estate taxes	134,301	50,542	—		184,843
Repairs and maintenance	73,877	3,892	—		77,769
Depreciation and amortization	822,152	—	431,303	(2)	1,253,455
Provision for credit losses	25,000	—	—		25,000
Corporate general & administrative	1,307,151	—	—		1,307,151
Other	—	36,063	—		36,063

Total Operating Expenses and Certain Operating Expenses of the Acquired	2,673,523	174,838	431,303		3,279,664

Operating Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	(239,544)	636,107	(475,906)		(79,343)
Interest expense	(966,113)	—	(341,983	)(3)	(1,308,096)

Net Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	$(1,205,657)	$636,107	$(817,889)		$(1,387,439)

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Notes to Pro Forma Condensed Consolidated Financial Statements

(unaudited)

Pro Forma Balance Sheet

A.	Reflects the unaudited condensed consolidated balance sheet of the Company as of December 31, 2012 included in the Company’s Form 10-K for the year ended December 31, 2012.

B.	Represents the estimated pro forma effect of the Company’s $9.31 million anticipated acquisition of the Property, assuming it occurred on December 31, 2012. The Company has initially allocated the purchase price of the acquired Property to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their preliminary estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and customer relationships value, if any. The Company estimated fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the Property. Factors considered by management in its analysis of estimating the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above/below market leases and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statement of Operations

A.	Reflects the consolidated statement of operations of the Company for the year ended December 31, 2012.

B.	Amounts reflect the historical operations of the Property for the year ended December 31, 2012, unless otherwise noted.

C.	Represents the estimated unaudited pro forma adjustments related to the acquisition for the period presented.

(1)	Represents estimated amortization of above/below market leases which are being amortized on a straight-line basis over the remaining terms of the related leases.

(2)	Represents the estimated depreciation and amortization of the buildings and related improvements, leasing commissions, in place leases and capitalized legal/marketing costs resulting from the preliminary estimated purchase price allocation in accordance with accounting principles generally accepted in the United States of America. The buildings and site improvements are being depreciated on a straight-line basis over their estimated useful lives up to 40 years. The tenant improvements, leasing commissions, in place leases and capitalized legal/marketing costs are being amortized on a straight-line basis over the remaining terms of the related leases.

(3)	Represents estimated interest expense on mortgage debt to be assumed as part of the acquisition net of the estimated amortization of the preliminary estimated mortgage debt fair value adjustment. The mortgage debt matures in February 2019 and accrues interest at 7.60% per annum. The fair value adjustment is being amortized on a straight-line basis over the remaining term of the debt.

Northeast Plaza Shopping Center

Audited and Pro Forma Financial Statements

Report of Independent Auditor

To the Board of Directors and Shareholders of

Wheeler Real Estate Investment Trust, Inc.

Report on the Statements

We have audited the accompanying statements of revenues and certain operating expenses (the “Statements”) of Northeast Plaza Shopping Center (the “Property”) for the years ended December 31, 2012 and 2011.

Management’s Responsibility for the Statements

Management is responsible for the preparation and fair presentation of these Statements, in accordance with accounting principles generally accepted in the United States of America, that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these Statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statements.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statements referred to above present fairly, in all material respects, the revenue and certain operating expenses of the Property for the years ended December 31, 2012 and 2011 in conformity with accounting principles generally accepted in the United States of America.

Matter of Emphasis

The accompanying Statements were prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Wheeler Real Estate Investment Trust, Inc. and are not intended to be a complete presentation of the Property’s revenue and expenses.

/s/ Cherry Bekaert LLP

Virginia Beach, Virginia

May 15, 2013

Northeast Plaza Shopping Center

Statements of Revenues and Certain Operating Expenses

For the Years Ended December 31, 2012 and 2011

	Years Ended December 31,
	2012	2011
REVENUES:
Rental Income	$454,476	$453,522
Tenant reimbursements and other income	64,786	58,591

Total Revenues	519,262	512,112

CERTAIN OPERATING EXPENSES:
Property operating	59,549	67,224
Real estate taxes	47,205	47,205
Repairs and maintenance	9,160	29,700
Other	25,471	47,631

Total Certain Operating Expenses	141,385	191,760

Excess of Revenues Over Certain Operating Expenses	$377,877	$320,352

See accompanying notes to statements of revenues and certain operating expenses.

Northeast Plaza Shopping Center

Notes to Statements of Revenues and Certain Operating Expenses

For the Years Ended December 31, 2012 and 2011

1.	Business and Purchase and Sale Agreement

On May 10, 2013, Wheeler Real Estate Investment Trust, Inc., through its subsidiary of Wheeler Real Estate Investment Trust, L.P., entered into a Purchase and Sale Agreement (the “Agreement”) to acquire Northeast Plaza Shopping Center (the “Property”), a 54,511 square foot grocery-anchored shopping center located in Lumberton, North Carolina for a purchase price of approximately $4.90 million. Closing the Agreement is subject to obtaining the necessary financing and customary due diligence. The Property is 93% occupied and is anchored by a Food Lion grocery store which occupies approximately 61% of the total rentable square feet of the center through a 20-year lease expiring in December 2020 with four five-year options.

2.	Basis of Presentation

The Statements of Revenues and Certain Operating Expenses (the “Statements”) have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X, promulgated by the Securities and Exchange Commission, and are not intended to be a complete presentation of the Property’s revenues and expenses. Certain operating expenses include only those expenses expected to be comparable to the proposed future operations of the Property. Expenses such as depreciation and amortization are excluded from the accompanying Statements. The Statements have been prepared on the accrual basis of accounting which requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting periods. Actual results may differ from those estimates.

3.	Revenues

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as noncancelable operating leases. The leases include provisions under which the Property is reimbursed for common area maintenance, real estate taxes and insurance costs. Pursuant to the lease agreements, income related to these reimbursed costs is recognized in the period the applicable costs are incurred. Certain leases contain renewal options at various periods at various rental rates.

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight line basis as of December 31, 2012 and 2011:

Tenant	December 31, 2012	December 31, 2011
Food Lion, Inc.	64.3%	64.4%
Dollar General Inc.	11.0%	11.0%

The termination, delinquency or nonrenewal of one of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of December 31, 2012 and 2011.

The weighted average remaining lease terms for tenants at the property was 6.39 years as of December 31, 2012. Future minimum rentals to be received under noncancelable tenant operating leases for each of the next five years and thereafter, excluding CAM and percentage rent based on tenant sales volume, as of December 31, 2012 were as follows:

Years Ending December 31,
2013	$452,908
2014	455,092
2015	378,983
2016	342,942
2017	337,358
Thereafter	950,708

$ 2,917,991

The above schedule takes into consideration all renewals and new leases executed subsequent to December 31, 2012 until the date of this report.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following pro forma financial statements have been prepared to provide pro forma information with regard to the anticipated acquisition of Northeast Plaza Shopping Center (“the Property”), which Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” or the “Company”), through Wheeler Real Estate Investment Trust, L.P. (“Operating Partnership”), its majority-owned subsidiary, entered into a Purchase and Sale Agreement with a related party on May 10, 2013.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2012 gives effect to the anticipated acquisition of the Property as if it occurred on December 31, 2012. The Wheeler REIT column as of December 31, 2012 represents the actual balance sheet presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed on April 1, 2013 with the Securities and Exchange Commission (“SEC”) for the period. The pro forma adjustments column includes the preliminary estimated impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated statement of operations for the Company and the Property for the year ended December 31, 2012 gives effect to the Company’s anticipated acquisition of the Property, as if it had occurred on January 1, 2012. The Wheeler REIT column for the year ended December 31, 2012 represents the results of operations presented in the Company’s Form 10-K filed with the SEC on April 1, 2013. The Property column presented on the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 includes the full year’s operating activity for the Property, as the Property will be acquired subsequent to December 31, 2012 and therefore was not included in the Company’s historical financial statements. The pro forma adjustments column includes the impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company’s management based upon the historical financial statements of the Company and of the acquired Property. Assuming the acquisition transaction closes during the second quarter of 2012, the Property will be included in the consolidated financial statements included in the Company’s Form 10-Q for the six months ended June 30, 2013, to be filed with the SEC. These pro forma statements may not be indicative of the results that actually would have occurred had the anticipated acquisition been in effect on the dates indicated or which may be obtained in the future.

In management’s opinion, all adjustments necessary to reflect the effects of the Property acquisition have been made. These unaudited pro forma condensed financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on October 23, 2012 as part of the Company’s Registration Statement on Form S-11 and on April 1, 2013 as part of its Annual Report on Form 10-K for the year ended December 31, 2012.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2012 (unaudited)

	Wheeler REIT	Pro Forma Adjustments	Pro Forma Consolidated
ASSETS:	(A)	(B)
Net investment properties	$43,345,665	$4,248,749	$47,594,414
Cash and cash equivalents	2,053,192	(400,000)	1,653,192
Tenant and other receivables	761,114	300,000	1,061,114
Deferred costs, reserves, intangibles and other assets	6,527,906	700,967	7,228,873

Total Assets	$52,687,877	$4,849,716	$57,537,593

LIABILITIES:
Mortgages and other indebtedness	$31,843,503	$3,182,896	$35,026,399
Below market lease intangibles	3,673,019	35,045	3,708,064
Accounts payable, accrued expenses and other liabilities	938,896	142,893	1,081,789
Due to related parties	—	—	—

Total Liabilities	36,455,418	3,360,834	39,816,252

Commitments and contingencies	—	—	—
EQUITY:
Common stock	33,015	—	33,015
Additional paid-in capital	14,097,453	—	14,097,453
Accumulated deficit	(5,443,099)	—	(5,443,099)
Noncontrolling interest	7,545,090	1,488,882	9,033,972

Total Equity	16,232,459	1,488,882	17,721,341

Total Liabilities and Equity	$52,687,877	$4,849,716	$57,537,593

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2012

(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated
REVENUES:	(A)	(B)	(C)
Rental income	$1,963,681	$454,476	$20,059	(1)	$2,438,216
Tenant reimbursements and other income	470,298	64,786	—		535,084

Total Revenues	2,433,979	519,262	20,059		2,973,300

OPERATING EXPENSES AND CERTAIN OPERATING EXPENSES OF THE ACQUIRED:
Property operating	311,042	59,549	—		370,591
Real estate taxes	134,301	47,205	—		181,506
Repairs and maintenance	73,877	9,160	—		83,037
Depreciation and amortization	822,152	—	438,446	(2)	1,260,598
Provision for credit losses	25,000	—	—		25,000
Corporate general & administrative	1.307,151	—	—		1,307,151
Other	—	25,471	—		25,471

Total Operating Expenses and Certain Operating Expenses of the Acquired	2,673,523	141,385	438,446		3,253,354

Operating Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	(239,544)	377,877	(418,387)		(280,054)
Interest expense	(966,113)		(160,525	)(3)	(1,126,638)

Net Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	$(1,205,657)	$377,877	$(578,912)		$(1,406,692)

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Notes to Pro Forma Condensed Consolidated Financial Statements

(unaudited)

Pro Forma Balance Sheet

A.	Reflects the unaudited condensed consolidated balance sheet of the Company as of December 31, 2012 included in the Company’s Form 10-K for the year ended December 31, 2012.

B.	Represents the estimated pro forma effect of the Company’s $4.90 million anticipated acquisition of the Property, assuming it occurred on December 31, 2012. The Company has initially allocated the purchase price of the acquired Property to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their preliminary estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and customer relationships value, if any. The Company determined fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the Property. Factors considered by management in its analysis of determining the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above/below market leases and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statement of Operations

A.	Reflects the consolidated statement of operations of the Company for the year ended December 31, 2012.

B.	Amounts reflect the historical operations of the Property for the year ended December 31, 2012, unless otherwise noted.

C.	Represents the estimated unaudited pro forma adjustments related to the acquisition for the period presented.

(1)	Represents estimated amortization of above/below market leases which are being amortized on a straight-line basis over the remaining terms of the related leases.

(2)	Represents the estimated depreciation and amortization of the buildings and related improvements, leasing commissions, in place leases and capitalized legal/marketing costs resulting from the purchase price allocation in accordance with accounting principles generally accepted in the United States of America. The buildings and site improvements are being depreciated on a straight-line basis over their estimated useful lives up to 40 years. The tenant improvements, leasing commissions, in place leases and capitalized legal/marketing costs are being amortized on a straight-line basis over the remaining terms of the related leases.

(3)	Represents estimated interest expense on mortgage debt to be assumed as part of the acquisition net of the estimated amortization of the preliminary estimated mortgage debt fair value adjustment. The mortgage debt matures in April 2021 and accrues interest at 6.50% per annum. The fair value adjustment is being amortized on a straight-line basis over the remaining terms of the debt.

Brook Run Shopping Center

Audited and Pro Forma Financial Statements

Report of Independent Auditor

To the Board of Directors and Shareholders of

Wheeler Real Estate Investment Trust, Inc.

Report on the Statements

We have audited the accompanying statements of revenues and certain operating expenses (the “Statements”) of Brook Run Shopping Center (the “Property”) for the years ended December 31, 2012 and 2011.

Management’s Responsibility for the Statements

Management is responsible for the preparation and fair presentation of these Statements, in accordance with accounting principles generally accepted in the United States of America, that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these Statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statements.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statements referred to above present fairly, in all material respects, the revenue and certain operating expenses of the Property for the years ended December 31, 2012 and 2011 in conformity with accounting principles generally accepted in the United States of America.

Matter of Emphasis

The accompanying Statements were prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Wheeler Real Estate Investment Trust, Inc. and are not intended to be a complete presentation of the Property’s revenue and expenses.

/s/ Cherry Bekaert LLP

Virginia Beach, Virginia

May 15, 2013

Brook Run Shopping Center

Statements of Revenues and Certain Operating Expenses

For the Years Ended December 31, 2012 and 2011

	Years Ended December 31,
	2012	2011
REVENUES:
Rental Income	$1,537,675	$1,539,017
Tenant reimbursements and other income	458,479	567,720

Total Revenues	1,996,154	2,106,737

CERTAIN OPERATING EXPENSES:
Property operating	258,629	278,008
Real estate taxes	138,547	151,940
Repairs and maintenance	102,553	81,165
Other	70,331	68,983

Total Certain Operating Expenses	570,060	580,097

Excess of Revenues Over Certain Operating Expenses	$1,426,094	$1,526,640

See accompanying notes to statements of revenues and certain operating expenses.

Brook Run Shopping Center

Notes to Statements of Revenues and Certain Operating Expenses

For the Years Ended December 31, 2012 and 2011

1. Business and Purchase and Sale Agreement

On May 10, 2013, Wheeler Real Estate Investment Trust, Inc., through its subsidiary of Wheeler Real Estate investment Trust, L.P., entered into a Purchase and Sale Agreement (the “Agreement”) to acquire Brook Run Shopping Center (the “Property”), a 147,738 square foot grocery-anchored shopping center located in Richmond, Virginia for a purchase price of approximately $19.2 million. Closing the Agreement is subject to obtaining the necessary financing and customary due diligence. The Property is 95% occupied and is anchored by a Martin’s Food Store which occupies approximately 40% of the total rentable square feet of the center through a lease that was originally for 20 years and is currently in its first five-year option period expiring in August 2015 with four five-year options remaining.

2. Basis of Presentation

The Statements of Revenues and Certain Operating Expenses (the “Statements”) have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X, promulgated by the Securities and Exchange Commission, and are not intended to be a complete presentation of the Property’s revenues and expenses. Certain operating expenses include only those expenses expected to be comparable to the proposed future operations of the Property. Expenses such as depreciation and amortization are excluded from the accompanying Statements. The Statements have been prepared on the accrual basis of accounting which requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting periods. Actual results may differ from those estimates.

3. Revenues

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as noncancelable operating leases. The leases include provisions under which the Property is reimbursed for common area maintenance, real estate taxes and insurance costs. Pursuant to the lease agreements, income related to these reimbursed costs is recognized in the period the applicable costs are incurred. Certain leases contain renewal options at various periods at various rental rates.

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight line basis as of December 31, 2012 and 2011:

Tenant	December 31, 2012	December 31, 2011
Martin’s	28.7%	33.6%
American Family Fitness	23.8%	27.8%
CareMore Medical Enterprises	12.0%	0.0%

The termination, delinquency or nonrenewal of one of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of December 31, 2012 and 2011.

The weighted average remaining lease terms for tenants at the property was 2.60 years as of December 31, 2012. Future minimum rentals to be received under noncancelable tenant operating leases for each of the next five years and thereafter, excluding CAM and percentage rent based on tenant sales volume, as of December 31, 2012 were as follows:

Years Ending December 31,
2013	$1,418,542
2014	1,530,178
2015	1,216,241
2016	772,239
2017	737,532
Thereafter	2,683,494

$8,358,226

The above schedule takes into consideration all renewals and new leases executed subsequent to December 31, 2012 until the date of this report.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following pro forma financial statements have been prepared to provide pro forma information with regard to the anticipated acquisition of Brook Run Shopping Center (“the Property”), which Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” or the “Company”), through Wheeler Real Estate Investment Trust, L.P. (“Operating Partnership”), its majority-owned subsidiary, entered into a Purchase and Sale Agreement with a related party on May 10, 2013.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2012 gives effect to the anticipated acquisition of the Property as if it occurred on December 31, 2012. The Wheeler REIT column as of December 31, 2012 represents the actual balance sheet presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed on April 1, 2013 with the Securities and Exchange Commission (“SEC”) for the period. The pro forma adjustments column includes the preliminary estimated impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated statement of operations for the Company and the Property for the year ended December 31, 2012 gives effect to the Company’s anticipated acquisition of the Property, as if it had occurred on January 1, 2012. The Wheeler REIT column for the year ended December 31, 2012 represents the results of operations presented in the Company’s Form 10-K filed with the SEC on April 1, 2013. The Property column presented on the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 includes the full year’s operating activity for the Property, as the Property will be acquired subsequent to December 31, 2012 and therefore was not included in the Company’s historical financial statements. The pro forma adjustments column includes the impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company’s management based upon the historical financial statements of the Company and of the acquired Property. Assuming the acquisition transaction closes during the second quarter of 2012, the Property will be included in the consolidated financial statements included in the Company’s Form 10-Q for the six months ended June 30, 2013, to be filed with the SEC. These pro forma statements may not be indicative of the results that actually would have occurred had the anticipated acquisition been in effect on the dates indicated or which may be obtained in the future.

In management’s opinion, all adjustments necessary to reflect the effects of the Property acquisition have been made. These unaudited pro forma condensed financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on October 23, 2012 as part of the Company’s Registration Statement on Form S-l l and on April 1, 2013 as part of its Annual Report on Form 10-K for the year ended December 31, 2012.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2012

(unaudited)

	Wheeler REIT	Pro Forma Adjustments	Pro Forma Consolidated
	(A)	(B)
ASSETS:
Net investment properties	$43,345,665	$16,510,499	$59,856,164
Cash and cash equivalents	2,053,192	(1,014,000)	1,039,192
Tenant and other receivables	761,114	635,000	1,396,114
Deferred costs, reserves, intangibles and other assets	6,527,906	2,051,367	8,579,273

Total Assets	$52,687,877	$18,182,866	$70,870,743

LIABILITIES:
Mortgages and other indebtedness	$31,843,503	$16,704,804	$48,548,307
Below market lease intangibles	3,673,019	—	3,673,019
Accounts payable, accrued expenses and other liabilities	938,896	983,937	1,922,833

Total Liabilities	36,455,418	17,688,741	54,144,159

Commitments and contingencies	—	—	—
EQUITY:
Common stock	33,015	—	33,015
Additional paid-in capital	14,097,453	—	14,097,453
Accumulated deficit	(5,443,099)	—	(5,443,099)
Noncontrolling interest	7,545,090	494,125	8,039,215

Total Equity	16,232,459	494,125	16,726,584

Total Liabilities and Equity	$52,687,877	$18,182,866	$70,870,743

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2012

(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated
	(A)	(B)	(C)
REVENUES:
Rental income	$1,963,681	$1,537,675	$(23,417	)(1)	$3,477,939
Tenant reimbursements and other income	470,298	458,479	—		928,777

Total Revenues	2,433,979	1,996,154	(23,417)		4,406,716

OPERATING EXPENSES AND CERTAIN OPERATING EXPENSES OF THE ACQUIRED:
Property operating	311,042	258,629	—		569,671
Real estate taxes	134,301	138,547	—		272,848
Repairs and maintenance	73,877	102,553	—		176,430
Depreciation and amortization	822,152	—	1,998,283	(2)	2,820,435
Provision for credit losses	25,000	—	—		25,000
Corporate general & administrative	1,307,151	—	—		1,307,151
Other	—	70,331	—		70,331

Total Operating Expenses and Certain Operating Expenses of the Acquired	2,673,523	570,060	1,998,283		5,241,866

Operating Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	(239,544)	1,426,094	(2,021,700)		(835,150)
Interest expense	(966,113)	—	(860,245	)(3)	(1,826,358)

Net Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	$(1,205,657)	$1,426,094	$(2,881,945)		$(2,661,508)

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Notes to Pro Forma Condensed Consolidated Financial Statements

(unaudited)

Pro Forma Balance Sheet

A.	Reflects the unaudited condensed consolidated balance sheet of the Company as of December 31, 2012 included in the Company’s Form 10-K for the year ended December 31, 2012.

B.	Represents the estimated pro forma effect of the Company’s $19.2 million anticipated acquisition of the Property, assuming it occurred on December 31, 2012. The Company has initially allocated the purchase price of the acquired Property to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their preliminary estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and customer relationships value, if any. The Company estimated fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the Property. Factors considered by management in its analysis of estimating the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above/below market leases and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statement of Operations

A.	Reflects the consolidated statement of operations of the Company for the year ended December 31, 2012.

B.	Amounts reflect the historical operations of the Property for the year ended December 31, 2012, unless otherwise noted.

C.	Represents the estimated unaudited pro forma adjustments related to the acquisition for the period presented.

(1)	Represents estimated amortization of above/below market leases which are being amortized on a straight-line basis over the remaining terms of the related leases.

(2)	Represents the estimated depreciation and amortization of the buildings and related improvements, leasing commissions, in place leases and capitalized legal/marketing costs resulting from the preliminary estimated purchase price allocation in accordance with accounting principles generally accepted in the United States of America. The buildings and site improvements are being depreciated on a straight-line basis over their estimated useful lives up to 40 years. The tenant improvements, leasing commissions, in place leases and capitalized legal/marketing costs are being amortized on a straight-line basis over the remaining terms of the related leases.

(3)	Represents interest expense on mortgage debt to be assumed as part of the acquisition which matures in July 2015 and accrues interest at a rate of 5.00% per annum.

Jenks Reason Shopping Center

Pro Forma Financial Information

On April 26, 2013, Wheeler Real Estate Investment Trust, Inc. (the “Company”), through a subsidiary of Wheeler Real Estate investment Trust, L.P., assumed a sale-leaseback purchase contract from Wheeler Interests, LLC, a related party, to acquire Reasor’s Jenks Shopping Center (the “Property”), an 81,000 square foot shopping center located in Jenks, Oklahoma for a purchase price of approximately $11.4 million. The property is owned and 100% occupied by a Reasor’s Foods grocery store. The acquisition will be subject to Reasor’s signing a 20 year, triple-net operating lease under terms mutually agreed upon by all parties.

The Property is currently owner-occupied and, accordingly, there is no rental history available on the Property that would enable us to generate the audited financial information required under Rule 3-14 of Regulation S-X as promulgated by the Securities and Exchange Commission. Therefore, we concluded that the information required under paragraphs (a)(2) and (a)(3) of Rule 3-14 of Regulation S-X applies which is being provided below.

Estimated Revenues	$912,000

Estimated Operating Expenses:
Property Expenses	18,200
Interest Expense	226,005

Total Estimated Operating Expenses	244,205

Estimated Cash to be Made Available by Operations	667,795
Estimated Depreciation and Amortization Expenses	394,000

Estimated Taxable Operating Results	$273,795

In preparing the unaudited financial information above, we made the following assumptions:

1.	Estimated revenue includes the initial annual contractual rental income and the projected tenant reimbursements of the Property’s tenant.

2.	Estimated property expenses represent our projected pro forma cash operating expenses for the Property.

3.	Estimated depreciation and amortization expense is calculated based on the preliminary estimated fair values of the assets acquired and liabilities assumed and their respective estimated useful lives.

4.	Estimated interest expense assumes we finance $6.95 million under a three-year, interest only loan at 3.25%.

5.	We assumed no principal payments on the debt since the loan is interest only.

In management’s opinion, the information presented above reflects our best estimate of the Property’s incremental impact on the Company’s cash available for operations and taxable operating results. This unaudited financial information is for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the Securities and Exchange Commission on October 23, 2012 as part of the Company’s Registration Statement on Form S-11 and on April 1, 2013 as part of its Annual Report on Form 10-K for the year ended December 31, 2012.

Warren Commons Shopping Center

Audited and Pro Forma Financial Statements

Report of Independent Auditor

To the Board of Directors and Shareholders of

Wheeler Real Estate Investment Trust, Inc.

Report on the Statement

We have audited the accompanying statement of revenues and certain operating expenses (the “Statement”) of Warren Commons Shopping Center (the “Property”) for the year ended December 31, 2012.

Management’s Responsibility for the Statement

Management is responsible for the preparation and fair presentation of this Statement, in accordance with accounting principles generally accepted in the United States of America, that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on this Statement based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement referred to above present fairly, in all material respects, the revenue and certain operating expenses of the Property for the year ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

Matter of Emphasis

The accompanying Statement was prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Wheeler Real Estate Investment Trust, Inc. and are not intended to be a complete presentation of the Property’s revenue and expenses.

/s/ Cherry Bekaert LLP

Virginia Beach, Virginia

May 15, 2013

Warren Commons Shopping Center

Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2012

Year Ended December 31, 2012

REVENUES:
Rental Income	$595,833
Tenant reimbursements and other income	221,952

Total Revenues	817,785

CERTAIN OPERATING EXPENSES:
Property operating	141,909
Real estate taxes	124,303
Repairs and maintenance	26,613
Other	38,739

Total Certain Operating Expenses	331,564

Excess of Revenues Over Certain Operating Expenses	$486,221

See accompanying notes to statement of revenues and certain operating expenses.

Warren Commons Shopping Center

Notes to Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2012

1.	Business and Purchase and Sale Agreements

On May 13, 2013, Wheeler Real Estate Investment Trust, Inc., through its subsidiary of Wheeler Real Estate investment Trust, L.P., entered into two Purchase and Sale Agreements (the “Agreements”) to acquire Warren Commons Shopping Center, a 46,465 square foot shopping center, and 11.66 acres of adjoining vacant land (collectively the “Property”), located in Warren County, Pennsylvania for a combined purchase price of approximately $5.45 million. Closing the Agreements is subject to obtaining the necessary financing and customary due diligence. The Property is 85% occupied and is anchored by a 9,100 square foot Dollar Tree store. Dollar Tree’s lease is currently in its first five-year renewal option which expires in February 2017 with one five-year option remaining. The Property is shadow-anchored by a Wal-Mart and Lowes Home Improvement store with an Easements with Covenants, Conditions and Restrictions agreement existing between the three properties covering common areas, access roads, utilities and other shared facilities.

2.	Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the “Statements”) has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X, promulgated by the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property’s revenues and expenses. Certain operating expenses include only those expenses expected to be comparable to the proposed future operations of the Property. Expenses such as depreciation and amortization are excluded from the accompanying Statements. The Statement has been prepared on the accrual basis of accounting which requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.	Revenues

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as noncancelable operating leases. The leases include provisions under which the Property is reimbursed for common area maintenance, real estate taxes and insurance costs. Pursuant to the lease agreements, income related to these reimbursed costs is recognized in the period the applicable costs are incurred. Certain leases contain renewal options at various periods at various rental rates.

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight line basis as of December 31, 2012:

Tenant	December 31, 2012

Dollar Tree	17.9%

Variety Buffet	15.4%

Maurices	10.2%

The termination, delinquency or nonrenewal of one of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of December 31, 2012.

The weighted average remaining lease terms for tenants at the property was 4.09 years as of December 31, 2012. Future minimum rentals to be received under noncancelable tenant operating leases for each of the next five years and thereafter, excluding CAM and percentage rent based on tenant sales volume, as of December 31, 2012 were as follows:

Years Ending December 31,

2013	$534,101
2014	502,070
2015	480,948
2016	408,919
2017	207,965
Thereafter	94,990

$2,228,994

The above schedule takes into consideration all renewals and new leases executed subsequent to December 31, 2012 until the date of this report.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following pro forma financial statements have been prepared to provide pro forma information with regard to the anticipated acquisition of Warren Commons Shopping Center and an adjoining 11.66 acres of vacant land (collectively the “Property”), which Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” or the “Company”), through Wheeler Real Estate Investment Trust, L.P. (“Operating Partnership”), its majority-owned subsidiary, entered into two Purchase and Sale Agreements on May 13, 2013.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2012 gives effect to the anticipated acquisition of the Property as if it occurred on December 31, 2012. The Wheeler REIT column as of December 31, 2012 represents the actual balance sheet presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed on April 1, 2013 with the Securities and Exchange Commission (“SEC”) for the period. The pro forma adjustments column includes the preliminary estimated impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated statements of operations for the Company and the Property for the year ended December 31, 2012 gives effect to the Company’s anticipated acquisition of the Property, as if it had occurred on the first day of the earliest period presented. The Wheeler REIT column for the year ended December 31, 2012 represents the results of operations presented in the Company’s Form 10-K filed with the SEC on April 1, 2013. The Property column presented on the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 includes the full year’s operating activity for the Property, as the Property will be acquired subsequent to December 31, 2012 and therefore was not included in the Company’s historical financial statements. The pro forma adjustments columns include the impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company’s management based upon the historical financial statements of the Company and of the acquired Property. Assuming the acquisition transaction closes during the second quarter of 2012, the Property will be included in the consolidated financial statements included in the Company’s Form 10-Q for the six months ended June 30, 2013, to be filed with the SEC. These pro forma statements may not be indicative of the results that actually would have occurred had the anticipated acquisition been in effect on the dates indicated or which may be obtained in the future.

In management’s opinion, all adjustments necessary to reflect the effects of the Property acquisition have been made. These unaudited pro forma condensed financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on October 23, 2012 as part of the Company’s Registration Statement on Form S-11 and on April 1, 2013 as part of its Annual Report on Form 10-K for the year ended December 31, 2012.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2012

(unaudited)

	Wheeler REIT	Pro Forma Adjustments	Pro Forma Consolidated
	(A)	(B)
ASSETS:
Net investment properties	$43,345,665	$4,406,000	$47,751,665
Cash and cash equivalents	2,053,192	(1,225,000)	828,192
Tenant and other receivables	761,114	—	761,114
Deferred costs, reserves, intangibles and other assets	6,527,906	1,044,000	7,571,906

Total Assets	$52,687,877	$4,225,000	$56,912,877

LIABILITIES:
Mortgages and other indebtedness	$31,843,503	$4,225,000	$36,068,503
Below market lease intangibles	3,673,019	—	3,673,019
Accounts payable, accrued expenses and other liabilities	938,896	—	938,896

Total Liabilities	36,455,418	4,225,000	40,680,418

Commitments and contingencies	—	—	—

EQUITY:
Common stock	33,015	—	33,015
Additional paid-in capital	14,097,453	—	14,097,453
Accumulated deficit	(5,443,099)	—	(5,443,099)
Noncontrolling interest	7,545,090	—	7,545,090

Total Equity	16,232,459	—	16,232,459

Total Liabilities and Equity	$52,687,877	$4,225,000	$56,912,877

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2012

(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated
	(D)	(E)	(C)
REVENUES:
Rental income	$1,963,681	$595,833	$192,000	(1)	$2,751,514
Tenant reimbursements and other income	470,298	221,952	—		692,250

Total Revenues	2,433,979	817,785	192,000		3,443,734

OPERATING EXPENSES AND CERTAIN OPERATING EXPENSES OF ACQUIRED:
Property operating	311,042	141,909	—		452,951
Real estate taxes	134,301	124,303	—		258,604
Repairs and maintenance	73,877	26,613	—		100,490
Depreciation and amortization	822,152	—	491,000	(2)	1,313,152
Provision for credit losses	25,000	—	—		25,000
Corporate general & administrative	1,307,151	—	—		1,307,151
Other	—	38,739	—		38,739

Total Operating Expenses and Certain Operating Expenses of Acquired	2,673,523	331,564	491,000		3,496,087

Operating Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	(239,544)	486,221	(299,000)		(52,353)

Interest expense	(966,113)	—	(193,000	) (3)	(1,159,113)

Net Income (Loss) and Excess of Revenues Over Certain Operating Expenses of Acquired	$(1,205,657)	$486,221	$(492,000)		$(1,211,466)

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Notes to Pro Forma Condensed Consolidated Financial Statements

(unaudited)

Pro Forma Balance Sheet

A.	Reflects the consolidated balance sheet of the Company as of December 31, 2012 included in the Company’s Form 10-K for the year ended December 31, 2012.

B.	Represents the estimated pro forma effect of the Company’s $5.45 million anticipated acquisition of the Property, assuming it occurred on December 31, 2012. The Company has initially allocated the preliminary estimated purchase price of the acquired Property to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their preliminary estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and customer relationships value, if any. The Company estimated fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the Property. Factors considered by management in its analysis of estimating the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above/below market leases and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statement of Operations

A.	Reflects the consolidated statement of operations of the Company for the year ended December 31, 2012.

B.	Amounts reflect the historical operations of the Property for the year ended December 31, 2012, unless otherwise noted.

C.	Represents the estimated unaudited pro forma adjustments related to the acquisition for the period presented.

(1)	Represents estimated amortization of above/below market leases which are being amortized on a straight-line basis over the remaining terms of the related leases.

(2)	Represents the estimated depreciation and amortization of the buildings and related improvements, leasing commissions, in place leases and capitalized legal/marketing costs resulting from the purchase price allocation in accordance with accounting principles generally accepted in the United States of America. The buildings and site improvements are being depreciated on a straight-line basis over their estimated useful lives up to 40 years. The tenant improvements, leasing commissions, in place leases and capitalized legal/marketing costs are being amortized on a straight-line basis over the remaining terms of the related leases.

(3)	Represents estimated interest expense on mortgage debt to be assumed as part of the acquisition net of the estimated amortization of the preliminary estimated mortgage debt fair value adjustment. The mortgage debt matures in November 2021 and accrues interest at 5.05% per annum. The fair value adjustment is being amortized on a straight-line basis over the remaining term of the debt.

Winslow Plaza Shopping Center

Audited and Pro Forma Financial Statements

Report of Independent Auditor

To the Board of Directors and Shareholders of

Wheeler Real Estate Investment Trust, Inc.

We have audited the accompanying Statement of Revenues and Certain Operating Expenses (the “Statements”) of Winslow Plaza Shopping Center (the “Property”) for the year ended December 31, 2012. The Statement is the responsibility of the management of the Property. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Wheeler Real Estate Investment Trust. Inc. and are not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the Revenues and Certain Operating Expenses of the Property for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ Cherry Bekaert LLP

Virginia Beach, Virginia

May 2, 2013

Winslow Plaza Shopping Center

Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2012

Year Ended December 31, 2012
REVENUES:
Rental Income	$546,006
Tenant reimbursements and other income	355,189

Total Revenues	901,195

CERTAIN OPERATING EXPENSES:
Property operating	122,281
Real estate taxes	132,384
Repairs and maintenance	12,267
Other	100,405

Total Certain Operating Expenses	367,337

Excess of Revenues Over Certain Operating Expenses	$533,858

See accompanying notes to statement of revenues and certain operating expenses.

Winslow Plaza Shopping Center

Notes to Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2012

1.	Business

On April 26, 2013, Wheeler Real Estate Investment Trust, Inc., through a subsidiary of Wheeler Real Estate investment Trust, L.P., assumed a purchase contract from Wheeler Interests, LLC, a related party, to acquire Winslow Plaza Shopping Center (the “Property”), a 40,695 square foot shopping center located in Sicklerville, New Jersey for a purchase price of approximately $6.60 million. The property is 94% occupied and is anchored by a 9,600 square foot King’s Liquors store under a five year lease expiring in August 2017 with two five-year options remaining. The Property is shadow-anchored by a ShopRite Supermarket, a large grocer in New Jersey, with a Reciprocal Easement Agreement existing between the two properties covering common areas, access roads, utilities and other shared facilities.

2.	Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the “Statement”) has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X, promulgated by the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property’s revenues and expenses. Certain operating expenses include only those expenses expected to be comparable to the proposed future operations of the Property. Expenses such as depreciation and amortization are excluded from the accompanying Statement. The Statement has been prepared on the accrual basis of accounting which requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.	Revenues

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as noncancelable operating leases. The leases include provisions under which the Property is reimbursed for common area maintenance, real estate taxes and insurance costs. Pursuant to the lease agreements, income related to these reimbursed costs is recognized in the period the applicable costs are incurred. Certain leases contain renewal options at various periods at various rental rates.

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight line basis as of December 31, 2012:

Tenant	December 31, 2012

King’s Liquors	16.9%

Soltz Paints	11.4%

The termination, delinquency or nonrenewal of one of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of December 31, 2012.

The weighted average remaining lease terms for tenants at the property was 3.24 years as of December 31, 2012. Future minimum rentals to be received under noncancelable tenant operating leases for each of the next five years and thereafter, excluding CAM and percentage rent based on tenant sales volume, as of December 31, 2012 were as follows:

Years Ending December 31,

2013	$503,922
2014	337,026
2015	263,636
2016	227,806
2017	97,668
Thereafter	135,000

$1,565,058

The above schedule takes into consideration all renewals and new leases executed subsequent to December 31, 2012 until the date of this report.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following pro forma financial statements have been prepared to provide pro forma information with regard to the acquisition of Winslow Plaza Shopping Center (“the Property”), which Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” or the “Company”), through Wheeler Real Estate Investment Trust, L.P. (“Operating Partnership”), its majority-owned subsidiary, assumed a purchase contract from a related party on April 26, 2013 to acquire.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2012 gives effect to the acquisition of the Property as if it occurred on December 31, 2012. The Wheeler REIT column as of December 31, 2012 represents the actual balance sheet presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed on April 1, 2013 with the Securities and Exchange Commission (“SEC”) for the period. The pro forma adjustments column includes the preliminary estimated impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated statements of operations for the Company and the Property for the year ended December 31, 2012 gives effect to the Company’s acquisition of the Property, as if it had occurred on the first day of the earliest period presented. The Wheeler REIT column for the year ended December 31, 2012 represents the results of operations presented in the Company’s Form 10-K filed with the SEC on April 1, 2013. The Property includes the full year’s operating activity for the Property, as the Property will be acquired subsequent to December 31, 2012 and therefore was not included in the Company’s historical financial statements. The pro forma adjustments columns include the impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company’s management based upon the historical financial statements of the Company and of the acquired Property. Assuming the acquisition transaction closes during the second quarter of 2012, the Property will be included in the consolidated financial statements included in the Company’s Form 10-Q for the six months ended June 30, 2013, to be filed with the SEC. These pro forma statements may not be indicative of the results that actually would have occurred had the acquisitions been in effect on the dates indicated or which may be obtained in the future.

In management’s opinion, all adjustments necessary to reflect the effects of the Property acquisition have been made. These unaudited pro forma condensed financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on October 23, 2012 as part of the Company’s Registration Statement on Form S-11and on April 1, 2013 as part of its Annual Report on Form 10-K for the year ended December 31, 2012.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2012

(unaudited)

	Wheeler REIT	Pro Forma Adjustments	Pro Forma Consolidated
	(A)	(B)
ASSETS:
Net investment properties	$43,345,665	$5,803,000	$49,148,665
Cash and cash equivalents	2,053,192	(1,368,000)	685,192
Tenant and other receivables	761,114	—	761,114
Deferred costs, reserves, intangibles and other assets	6,527,906	681,000	7,208,906

Total Assets	$52,687,877	$5,116,000	$57,803,877

LIABILITIES:
Mortgages and other indebtedness	$31,843,503	$5,000,000	$36,843,503
Below market lease intangibles	3,673,019	116,000	3,789,019
Accounts payable, accrued expenses and other liabilities	938,896	—	938,896

Total Liabilities	36,455,418	5,116,000	41,571,418

Commitments and contingencies	—	—	—

EQUITY:
Common stock	33,015	—	33,015
Additional paid-in capital	14,097,453	—	14,097,453
Accumulated deficit	(5,443,099)	—	(5,443,099)
Noncontrolling interest	7,545,090	—	7,545,090

Total Equity	16,232,459	—	16,232,459

Total Liabilities and Equity	$52,687,877	$5,116,000	$57,803,877

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2012

(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated
	(D)	(E)	(C)
REVENUES:
Rental income	$1,963,681	$546,006	$85,000	(1)	$2,594,687
Tenant reimbursements and other income	470,298	355,189	—		825,487

Total Revenues	2,433,979	901,195	85,000		3,420,174

OPERATING EXPENSES AND CERTAIN OPERATING
EXPENSES OF ACQUIRED:
Property operating	311,042	122,281	—		433,323
Real estate taxes	134,301	132,384	—		266,685
Repairs and maintenance	73,877	12,267	—		86,144
Depreciation and amortization	822,152	—	492,000	(2)	1,314,152
Provision for credit losses	25,000	—	—		25,000
Corporate general & administrative	1,307,151	—	—		1,307,151
Other	—	100,405	—		100,405

Total Operating Expenses and Certain Operating Expenses of Acquired	2,673,523	367,337	492,000		3,532,860

Operating Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	(239,544)	533,858	(407,000)		(112,686)

Interest expense	(966,113)	—	(230,000	)(3)	(1,196,113)

Net Income (Loss) and Excess of Revenues Over Certain Operating Expenses of Acquired	$(1,205,657)	$533,858	$(637,000)		$(1,308,799)

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Notes to Pro Forma Condensed Consolidated Financial Statements

(unaudited)

Pro Forma Balance Sheet

A.	Reflects the consolidated balance sheet of the Company as of December 31, 2012 included in the Company’s Form 10-K for the year ended December 31, 2012.

B.	Represents the estimated pro forma effect of the Company’s $6.63 million acquisition of the Property, assuming it occurred on December 31, 2012. The Company has initially allocated the preliminary estimated purchase price of the acquired Property to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their preliminary estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and customer relationships value, if any. The Company estimated fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the Property. Factors considered by management in its analysis of estimating the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above/below market leases and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statement of Operations

A.	Reflects the consolidated statement of operations of the Company for the year ended December 31, 2012.

B.	Amounts reflect the historical operations of the Property for the year ended December 31, 2012, unless otherwise noted.

C.	Represents the estimated unaudited pro forma adjustments related to the acquisition for the period presented.

(1)	Represents estimated above/below market lease amortization.

(2)	Represents the estimated depreciation and amortization of the buildings, leasing commissions, in place leases and capitalized legal/marketing costs resulting from the purchase price allocation in accordance with accounting principles generally accepted in the United States of America.

(3)	Represents estimated interest expense on mortgage debt executed as part of the acquisition.

Forrest Gallery Shopping Center

Audited and Pro Forma Financial Statements

Report of Independent Auditor

To the Board of Directors and Shareholders of

Wheeler Real Estate Investment Trust, Inc.

Report on the Statement

We have audited the accompanying statement of revenues and certain operating expenses (the “Statement”) of Forrest Gallery Shopping Center (the “Property”) for the year ended December 31, 2012.

Management’s Responsibility for the Statement

Management is responsible for the preparation and fair presentation of this Statement, in accordance with accounting principles generally accepted in the United States of America, that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on this Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses of the Property for the year ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

Matter of Emphasis

The accompanying Statement was prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K/A of Wheeler Real Estate Investment Trust, Inc. and are not intended to be a complete presentation of the Property’s revenue and expenses.

/s/ Cherry Bekaert LLP

Virginia Beach, Virginia

June 12, 2013

Forrest Gallery Shopping Center

Statement of Revenues and Certain Operating Expenses

For the Three Months Ended March 31, 2013 (Unaudited) and the Year Ended December 31, 2012

	Three Months Ended March 31, 2013	Year Ended December 31, 2012
	(unaudited)
REVENUES:
Rental Income	$308,391	$1,143,852
Tenant reimbursements and other income	73,158	346,383

Total Revenues	381,549	1,490,235

CERTAIN OPERATING EXPENSES:
Properly operating	48,122	201,297
Real estate taxes	43,035	172,138
Repairs and maintenance	17,866	46,570
Other	5,766	19,534

Total Certain Operating Expenses	114,789	439,539

Excess of Revenues Over Certain Operating Expenses	$266,760	$1,050,696

See accompanying notes to statement of revenues and certain operating expenses.

Forrest Gallery Shopping Center

Notes to Statement of Revenues and Certain Operating Expenses

For the Three Months Ended March 31, 2013 (Unaudited) and the Year Ended December 31, 2012

1.	Business and Purchase and Sale Agreement

On April 25, 2013, Wheeler Real Estate Investment Trust, Inc., through its subsidiary of Wheeler Real Estate Investment Trust, L.P., assumed a Purchase and Sale Agreement (the “Agreement”) from Wheeler Interests, LLC, a related party, to acquire Forrest Gallery Shopping Center (the “Property”), a 214,451 square foot shopping center located in Tullahoma, Tennessee for a purchase price of approximately $11.50 million. Closing of the Agreement is subject to obtaining necessary financing and customary due diligence. The Property is 93% occupied and is anchored by a 48,780 square foot Kroger grocery store under a 20-year lease that is currently in its second five year option which expires in January 2018 with four five-year options remaining.

2.	Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the “Statement”) has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X, promulgated by the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property’s revenues and expenses. Certain operating expenses include only those expenses expected to be comparable to the proposed future operations of the Property. Expenses such as depreciation and amortization are excluded from the accompanying Statement. The Statement has been prepared on the accrual basis of accounting which requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.	Revenues

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as noncancelable operating leases. The leases include provisions under which the Property is reimbursed for common area maintenance, real estate taxes and insurance costs. Pursuant to the lease agreements, income related to these reimbursed costs is recognized in the period the applicable costs are incurred. Certain leases contain renewal options at various periods at various rental rates.

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight line basis as of December 31, 2012:

Tenant	March 31, 2013	December 31, 2012
Kroger Grocery Store	23.3%	23.6%
Peebles	14.4%	14.6%
Tractor Supply Company	11.2%	11.3%

The termination, delinquency or nonrenewal of one of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of December 31, 2012.

The weighted average remaining lease terms for tenants at the property was 3.29 years as of March 31, 2013. Future minimum rentals to be received under noncancelable tenant operating leases for each of the next five years and thereafter, excluding CAM and percentage rent based on tenant sales volume, as of March 31, 2013 and December 31, 2012 (unaudited) were as follows:

	Twelve Months Ending March 31,		Years Ending December 31,
2014	$1,140,950	2013	1,152,593
2015	1,030,920	2014	1,055,667
2016	899,623	2015	921,393
2017	639,051	2016	721,293
2018	245,264	2017	316,876
Thereafter	—	Thereafter	23,226

	$3,955,808		$4,191,048

The above schedule takes into consideration all renewals and new leases executed subsequent to March 31, 2013 until the date of this report.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following pro forma financial statements have been prepared to provide pro forma information with regard to the anticipated acquisition of Forrest Gallery Shopping Center (“the Property”), which Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” or the “Company”), through Wheeler Real Estate Investment Trust, L.P. (“Operating Partnership”), its majority-owned subsidiary, assumed a Purchase and Sale Agreement from a related party on April 25, 2013.

The unaudited pro forma condensed consolidated balance sheet as of March 31,2013 gives effect to the anticipated acquisition of the Property as if it occurred on March 31, 2013. The Wheeler REIT column as of March 31,2013 represents the actual balance sheet presented in the Company’s Quarterly Report on Form 10-Q (“Form 10-Q”) filed on May 15, 2013 with the Securities and Exchange Commission (“SEC”) for the period. The pro forma adjustments column includes the preliminary estimated impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated statements of operations for the Company and the Property for the three months ended March 31, 2013 and the year ended December 31, 2012 gives effect to the Company’s anticipated acquisition of the Property, as if it had occurred on the first day of the earliest period presented. The Wheeler REIT column for the three months ended March 31, 2013 represents the results of operations presented in the Company’s Form 10-Q. The Wheeler REIT column for the year ended December 31, 2012 represents the results of operations presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed with the SEC on April 1, 2013. The Property includes the full year’s operating activity for the Property, as the Property will be acquired subsequent to March 31, 2013 and therefore was not included in the Company’s historical financial statements. The pro forma adjustments columns include the impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company’s management based upon the historical financial statements of the Company and of the acquired Property. Assuming the acquisition transaction closes during the second quarter of 2013, the Property will be included in the consolidated financial statements included in the Company’s Form 10-Q for the six months ended June 30, 2013, to be filed with the SEC. These pro forma statements may not be indicative of the results that actually would have occurred had the anticipated acquisition been in effect on the dates indicated or which may be obtained in the future.

In management’s opinion, all adjustments necessary to reflect the effects of the Property acquisition have been made. These unaudited pro forma condensed financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on October 23, 2012 as part of the Company’s Registration Statement on Form S-11, on April 1, 2013 as part of its Form 10-K for the year ended December 31, 2012 and on May 15, 2013 as part of its Form 10-Q for the three months ended March 31, 2013.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2013

(unaudited)

	Wheeler REIT	Pro Forma Adjustments	Pro Forma Consolidated
	(A)	(B)
ASSETS:
Investment properties, at cost	$46,748,018	$10,454,300	$57,202,318
Less accumulated depreciation	3,612,525	—	3,612,525

Net investment properties	$43,135,493	$10,454,300	$53,589,793
Cash and cash equivalents	1,053,480	(2,800,000)	(1,746,520)
Tenant and other receivables	815,658	—	815,658
Deferred costs, reserves, intangibles and other assets	6,360,737	1,083,000	7,443,737

Total Assets	$51,365,368	$8,737,300	$60,102,668

LIABILITIES:
Mortgages and other indebtedness	$31,821,342	$8,700,000	$40,521,342
Below market lease intangibles	3,523,869	37,300	3,561,169
Accounts payable, accrued expenses and other liabilities	808,792	—	808,792

Total Liabilities	36,154,003	8,737,300	44,891,303

Commitments and contingencies	—	—	—

EQUITY:
Common stock	33,015	—	33,015
Additional paid-in capital	14,097,453	—	14,097,453
Accumulated deficit	(6,418,537)	—	(6,418,537)
Noncontrolling interest	7,499,434	—	7,499,434

Total Equity	15,211,365	—	15,211,365

Total Liabilities and Equity	$51,365,368	$8,737,300	$60,102,668

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2013

(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated
	(A)	(B)	(C)
REVENUES:
Rental income	$1,393,032	$308,391	$5,600	(1)	$1,707,023
Tenant reimbursements and other income	224,884	73,158	—		298,042

Total Revenues	1,617,916	381,549	5,600		2,005,065

OPERATING EXPENSES AND CERTAIN OPERATING EXPENSES OF ACQUIRED:
Property operations	300,702	109,023	—		409,725
Depreciation and amortization	648,132	—	248,425	(2)	896,557
Provision for credit losses	15,000	—	—		15,000
Corporate general & administrative and other	583,792	5,766	—		589,558

Total Operating Expenses and Certain Operating Expenses of Acquired	1,547,626	114,789	248,425		1,910,840

Operating Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	70,290	266,760	(242,825)		94,225

Interest expense	(549,628)	—	(90,700	) (3)	(640,328)

Net Income (Loss) and Excess of Revenues Over Certain Operating Expenses of Acquired	$(479,338)	$266,760	$(333,525)		$(546,103)

Sec accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2012

(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated
	(D)	(E)	(C)
REVENUES:
Rental income	$1,963,681	$1,143,852	$22,400	(1)	$3,129,933
Tenant reimbursements and other income	470,298	346,383	—		816,681

Total Revenues	2,433,979	1,490,235	22,400		3,946,614

OPERATING EXPENSES AND CERTAIN OPERATING EXPENSES OF ACQUIRED:
Property operations	519,220	420,005	—		939,225
Depreciation and amortization	822,152	—	993,700	(2)	1,815,852
Provision for credit losses	25,000	—	—		25,000
Corporate general & administrative and other	1,307,151	19,534	—		1,326,685

Total Operating Expenses and Certain Operating Expenses of Acquired	2,673,523	439,539	993,700		4,106,762

Operating Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	(239,544)	1,050,696	(971,300)		(160,148)

Interest expense	(966,113)	—	(366,600	)(3)	(1,332,713)

Net Income (Loss) and Excess of Revenues Over Certain Operating Expenses of Acquired	$(1,205,657)	$1,050,696	$(1,337,900)		$(1,492,861)

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Notes to Pro Forma Condensed Consolidated Financial Statements

(unaudited)

Pro Forma Balance Sheet

A.	Reflects the condensed consolidated balance sheet of the Company as of March 31, 2012 included in the Company’s Form 10-Q for the three months ended March 31, 2013.

B.	Represents the estimated pro forma effect of the Company’s $11.50 million anticipated acquisition of the Property, assuming it occurred on March 31, 2013. The Company has initially allocated the preliminary estimated purchase price of the acquired Property to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their preliminary estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and customer relationships value, if any. The Company estimated fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the Property. Factors considered by management in its analysis of estimating the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above/below market leases and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statements of Operations

A.	Reflects the unaudited condensed consolidated statement of operations of the Company for the three months ended March 31, 2013.

B.	Amounts reflect the historical operations of the Property for the three months ended March 31, 2013, unless otherwise noted.

C.	Represents the estimated unaudited pro forma adjustments related to the anticipated acquisition for the period presented.

(1)	Represents estimated amortization of above/below market leases which are being amortized on a straight-line basis over the remaining terms of the related leases.

(2)	Represents the estimated depreciation and amortization of the buildings and related improvements, leasing commissions, in place leases and capitalized legal/marketing costs resulting from the preliminary estimated purchase price allocation in accordance with accounting principles generally accepted in the United States of America. The buildings and site improvements are being depreciated on a straight-line basis over their estimated useful lives up to 40 years. The tenant improvements, leasing commissions, in place leases and capitalized legal/marketing costs are being amortized on a straight-line basis over the remaining terms of the related leases.

(3)	Represents interest expense on mortgage debt to be incurred as part of the acquisition, assuming a 4.25% per annum interest rate and a 10 year maturity.

D.	Reflects the condensed consolidated statement of operations of the Company for the year ended December 31, 2012.

E.	Amounts reflect the historical operations of the Property for the year ended December 31, 2012, unless otherwise noted.

Tampa Festival Centre

Audited and Pro Forma Financial Statements

Report of Independent Auditor

To the Board of Directors and Shareholders of

Wheeler Real Estate Investment Trust, Inc.

Report on the Statement

We have audited the accompanying statement of revenues and certain operating expenses (the “Statement”) of Tampa Festival Centre (the “Property”) for the year ended December 31, 2012.

Management’s Responsibility for the Statement

Management is responsible for the preparation and fair presentation of this Statement, in accordance with accounting principles generally accepted in the United States of America, that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on this Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses of the Property for the year ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

Matter of Emphasis

The accompanying Statement was prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K/A of Wheeler Real Estate Investment Trust, Inc. and are not intended to be a complete presentation of the Property’s revenue and expenses.

/s/ Cherry Bekaert LLP

Virginia Beach, Virginia

June 12, 2013

Tampa Festival Centre

Statement of Revenues and Certain Operating Expenses

For the Three Months Ended March 31, 2013 (Unaudited) and the Year Ended December 31, 2012

	Three Months Ended March 31, 2013	Year Ended December 31, 2012
	(unaudited)
REVENUES:
Rental Income	$306,177	$1,142,337
Tenant reimbursements and other income	68,518	314,433

Total Revenues	374,695	1,456,770

CERTAIN OPERATING EXPENSES:
Property operating	71,209	283,508
Real estate taxes	31,500	119,001
Repairs and maintenance	8,322	34,687
Other	2,137	44,449

Total Certain Operating Expenses	113,168	481,645

Excess of Revenues Over Certain Operating Expenses	$261,527	$975,125

See accompanying notes to statement of revenues and certain operating expenses.

Tampa Festival Centre

Notes to Statement of Revenues and Certain Operating Expenses

For the Three Months Ended March 31, 2013 (Unaudited) and the Year Ended December 31, 2012

1.	Business and Purchase and Sale Agreement

On May 21, 2013, Wheeler Real Estate Investment Trust, Inc., through its subsidiary of Wheeler Real Estate Investment Trust, L.P., assumed a Purchase and Sale Agreement (the “Agreement”) from Wheeler Interests, LLC, a related party, to acquire Tampa Festival Centre (the “Property”), a 141,628 square foot shopping center located in Tampa, Florida for a purchase price of approximately $11.85 million. Closing of the Agreement is subject to obtaining necessary financing and customary due diligence. The Property is 96% occupied and is anchored by a 45,600 square foot Winn Dixie grocery store under a 25-year lease which expires in June 2018 with four five-year options available.

2.	Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the “Statement”) has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X, promulgated by the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property’s revenues and expenses. Certain operating expenses include only those expenses expected to be comparable to the proposed future operations of the Property. Expenses such as depreciation and amortization are excluded from the accompanying Statement. The Statement has been prepared on the accrual basis of accounting which requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.	Revenues

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as noncancelable operating leases. The leases include provisions under which the Property is reimbursed for common area maintenance, real estate taxes and insurance costs. Pursuant to the lease agreements, income related to these reimbursed costs is recognized in the period the applicable costs are incurred. Certain leases contain renewal options at various periods at various rental rates.

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight line basis as of March 31, 2013 (unaudited) and December 31, 2012:

Tenant	March 31, 2013 (unaudited)	December 31, 2012
Winn Dixie	18.7%	18.7%
Rainbow USA	15.7%	15.7%

The termination, delinquency or nonrenewal of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of March 31, 2013 (unaudited) and December 31, 2012.

The weighted average remaining lease terms for tenants at the property was 4.60 years and 4.85 years as of March 31, 2013 (unaudited) and December 31, 2012, respectively. Future minimum rentals to be received under noncancelable tenant operating leases for each of the next five years and thereafter, excluding CAM and percentage rent based on tenant sales volume, as of March 31, 2013 (unaudited) and December 31, 2012 (unaudited) were as follows:

	Twelve Months Ending March 31,		Years Ending December 31,
	(unaudited)
2014	$1,076,340	2013	$1,085,899
2015	1,001,021	2014	1,011,899
2016	872,520	2015	917,232
2017	749,593	2016	767,786
2018	692,061	2017	741,274
Thereafter	789,321	Thereafter	928,872

	$5,180,856		$5,452,962

The above schedule takes into consideration all renewals and new leases executed subsequent to March 31, 2013 (unaudited) until the date of this report.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following pro forma financial statements have been prepared to provide pro forma information with regard to the anticipated acquisition of Tampa Festival Centre (“the Property”), which Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” or the “Company”), through Wheeler Real Estate Investment Trust, L.P. (“Operating Partnership”), its majority-owned subsidiary, assumed a Purchase and Sale Agreement from a related party on May 21, 2013.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2013 gives effect to the anticipated acquisition of the Property as if it occurred on March 31, 2013. The Wheeler REIT column as of March 31, 2013 represents the actual balance sheet presented in the Company’s Quarterly Report on Form 10-Q (“Form 10-Q”) filed on May 15, 2013 with the Securities and Exchange Commission (“SEC”) for the period. The pro forma adjustments column includes the preliminary estimated impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated statements of operations for the Company and the Property for the three months ended March 31, 2013 and the year ended December 31, 2012 gives effect to the Company’s anticipated acquisition of the Property, as if it had occurred on the first day of the earliest period presented. The Wheeler REIT column for the three months ended March 31, 2013 represents the results of operations presented in the Company’s Form 10-Q. The Wheeler REIT column for the year ended December 31, 2012 represents the results of operations presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed with the SEC on April 1, 2013. The Property includes the full year’s operating activity for the Property, as the Property will be acquired subsequent to March 31, 2013 and therefore was not included in the Company’s historical financial statements. The pro forma adjustments columns include the impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company’s management based upon the historical financial statements of the Company and of the acquired Property. Assuming the acquisition transaction closes during the second quarter of 2013, the Property will be included in the consolidated financial statements included in the Company’s Form 10-Q for the six months ended June 30, 2013, to be filed with the SEC. These pro forma statements may not be indicative of the results that actually would have occurred had the anticipated acquisition been in effect on the dates indicated or which may be obtained in the future.

In management’s opinion, all adjustments necessary to reflect the effects of the Property acquisition have been made. These unaudited pro forma condensed financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on October 23, 2012 as part of the Company’s Registration Statement on Form S-11, on April 1, 2013 as part of its Form 10-K for the year ended December 31, 2012 and on May 15, 2013 as part of its Form 10-Q for the three months ended March 31, 2013.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2013

(unaudited)

	Wheeler REIT	Pro Forma Adjustments	Pro Forma Consolidated
	(A)	(B)
ASSETS:
Net investment, properties	$43,135,493	$11,450,400	$54,585,893
Cash and cash equivalents	1,053,480	(3,555,000)	(2,501,520)
Tenant and other receivables	815,658	—	815,658
Deferred costs, reserves, intangibles and other assets	6,360,737	1,087,300	7,448,037

Total Assets	$51,365,368	$8,982,700	$60,348,068

LIABILITIES:
Mortgages and other indebtedness	$31,821,342	$8,295,000	$40,116,342
Below market lease intangibles	3,523,869	687,700	4,211,569
Accounts payable, accrued expenses and other liabilities	808,792	—	808,792

Total Liabilities	36,154,003	8,982,700	45,136,703

Commitments and contingencies	—	—	—

EQUITY:
Common stock	33,015	—	33,015
Additional paid-in capital	14,097,453	—	14,097,453
Accumulated deficit	(6,418,537)	—	(6,418,537)
Noncontrolling interest	7,499,434	—	7,499,434

Total Equity	15,211,365	—	15,211,365

Total Liabilities and Equity	$51,365,368	$8,982,700	$60,348,068

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2013

(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated
	(A)	(B)	(C)
REVENUES:
Rental income	$1,393,032	$306,177	$32,600	(1)	$1,731,809
Tenant reimbursements and other income	224,884	68,518	—		293,402

Total Revenues	1,617,916	374,695	32,600		2,025,211

OPERATING EXPENSES AND CERTAIN OPERATING EXPENSES OF ACQUIRED:
Property operations	300,702	111,031	—		411,733
Depreciation and amortization	648,132	—	207,900	(2)	856,032
Provision for credit losses	15,000	—	—		15,000
Corporate general & administrative and other	583,792	2,137	—		585,929

Total Operating Expenses and Certain Operating Expenses of Acquired	1,547,626	113,168	207,900		1,868,694

Operating Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	70,290	261,527	(175,300)		156,517

Interest expense	(549,628)	—	(81,400	)(3)	(631,028)

Net Income (Loss) and Excess of Revenues Over Certain Operating Expenses of Acquired	$(479,338)	$261,527	$(256,700)		$(474,511)

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2012

(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated
	(D)	(E)	(C)
REVENUES:
Rental income	$1,963,681	$1,142,337	$130,200	(1)	$3,236,218
Tenant reimbursements and other income	470,298	314,433	—		784,731

Total Revenues	2,433,979	1,456,770	130,200		4,020,949

OPERATING EXPENSES AND CERTAIN OPERATING EXPENSES OF ACQUIRED:
Property operations	519,220	437,196	—		956,416
Depreciation and amortization	822,152	—	831,600	(2)	1,653,752
Provision for credit losses	25,000	—	—		25,000
Corporate general & administrative and other	1,307,151	44,449	—		1,351,600

Total Operating Expenses and Certain Operating Expenses of Acquired	2,673,523	481,645	831,600		3,986,768

Operating Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	(239,544)	975,125	(701,400)		34,181

Interest expense	(966,113)	—	(330,000	)(3)	(1,296,113)

Net Income (Loss) and Excess of Revenues Over Certain Operating Expenses of Acquired	$(1,205,657)	$975,125	$(1,031,400)		$(1,261,932)

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Notes to Pro Forma Condensed Consolidated Financial Statements

(unaudited)

Pro Forma Balance Sheet

A.	Reflects the condensed consolidated balance sheet of the Company as of March 31, 2013 included in the Company’s Form 10-Q for the three months ended March 31, 2013.

B.	Represents the estimated pro forma effect of the Company’s $11.85 million anticipated acquisition of the Property, assuming it occurred on March 31, 2013. The Company has initially allocated the preliminary estimated purchase price of the acquired Property to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their preliminary estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and customer relationships value, if any. The Company estimated fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the Property. Factors considered by management in its analysis of estimating the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above/below market leases and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statements of Operations

A.	Reflects the unaudited condensed consolidated statement of operations of the Company for the three months ended March 31, 2013.

B.	Amounts reflect the historical operations of the Property for the three months ended March 31, 2013, unless otherwise noted.

C.	Represents the estimated unaudited pro forma adjustments related to the anticipated acquisition for the period presented.

(1)	Represents estimated amortization of above/below market leases which are being amortized on a straight-line basis over the remaining terms of the related leases.

(2)	Represents the estimated depreciation and amortization of the buildings and related improvements, leasing commissions, in place leases and capitalized legal/marketing costs resulting from the preliminary estimated purchase price allocation in accordance with accounting principles generally accepted in the United States of America. The buildings and site improvements are being depreciated on a straight-line basis over their estimated useful lives up to 40 years. The tenant improvements, leasing commissions, in place leases and capitalized legal/marketing costs are being amortized on a straight-line basis over the remaining terms of the related leases.

(3)	Represents interest expense on mortgage debt to be incurred as part of the acquisition, assuming a 4.25% per annum interest rate and a 10 year maturity.

D.	Reflects the condensed consolidated statement of operations of the Company for the year ended December 31, 2012.

E.	Amounts reflect the historical operations of the Property for the year ended December 31, 2012, unless otherwise noted.

Wheeler Real Estate Investment Trust, Inc.

Common Stock

PROSPECTUS

Maxim Group LLC	Newbridge Securities Corporation

                    , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

SEC Registration Fee	$9,459
FINRA Fee	7,217
Printing Expenses
Legal Fees and Expenses (other than Blue Sky)
Blue Sky Legal Fees and Expenses
Accounting Fees and Expenses	10,000
Miscellaneous

Total

Item 32.	Sales to Special Parties.

None.

Item 33.	Recent Sales of Unregistered Securities.

On August 2, 2011, we completed a private offering of 126,250 shares of our Series A Convertible Preferred Stock at an offering price of $4.00 per share. There were no underwriting discounts or commissions in connection with such issuance and we received proceeds of $505,000. Such shares were purchased by 16 investors, all of whom are “accredited investors” as defined under Regulation D of the Securities Act of 1933. The issuance of such shares was effected in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder.

On January 26, 2012, we completed a private offering of 57,250 shares of our Series A Convertible Preferred Stock at an offering price of $4.00 per share. There were no underwriting discounts or commissions in connection with such issuance and we received proceeds of $229,000. Such shares were purchased by 10 investors, all of whom are “accredited investors” as defined under Regulation D of the Securities Act of 1933. The issuance of such shares was effected in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder.

On April 12, 2012, we completed a private offering of 66,250 shares of our Series A Convertible Preferred Stock at an offering price of $4.00 per share. There were no underwriting discounts or commissions in connection with such issuance and we received proceeds of $265,000. Such shares were purchased by 3 investors, all of whom are “accredited investors” as defined under Regulation D of the Securities Act of 1933. The issuance of such shares was effected in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder.

In connection with the formation transactions associated with our initial public offering, our Operating Partnership issued an aggregate of 1,730,129 common units with an aggregate value of approximately $9.1 million, based on the offering price of $5.25 per share, to certain persons owning interests in the entities that owned the properties comprising our portfolio as consideration for such transactions. All such persons had a substantive, pre-existing relationship with us. The issuance of such units was effected in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and corresponding state securities registration exemptions.

In connection with the Twin City Crossing and Surrey Plaza acquisitions that occurred in December 2012, our Operating Partnership issued 127,929 common units to an aggregate of 29 investors with an aggregate value of approximately $750,000 based on share prices ranging from $5.80 to $5.90. The issuance of such units was effected in reliance upon and exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and corresponding state securities registration exemptions.

On June 10, 2013, we completed a private offering of 4,500 shares of Series A Convertible Preferred Stock at an offering price of $1000.00 per share. In connection with this financing, we paid placement agent fees of $315,000 to MCG Securities-Merion Capital Group. All investors in the private placement were “accredited investors” as defined under Regulation D of the Securities Act of 1933. The issuance of such shares was effected in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder.

Item 34.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision which eliminates our directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate ourselves and our bylaws obligate us, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employees or agents of our company or a predecessor of our company. Furthermore, our officers and directors are indemnified against specified liabilities by the underwriters, and the underwriters are indemnified against certain liabilities by us, under the placement agreement relating to this offering. See “Plan of Distribution.”

We intend to enter into indemnification agreements with each of our executive officers and directors whereby we indemnify such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director.

In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the Partnership Agreement of Wheeler REIT, L.P., the partnership of which we serve as sole general partner.

Item 35.	Treatment of Proceeds from Stock Being Registered.

None.

Item 36.	Financial Statements and Exhibits.

(A)	Financial Statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Consolidated and Combined Financial Statements

Consolidated and Combined Balance Sheets as of December 31, 2012 and 2011 (1)

Consolidated and Combined Statements of Operations for the years ended December 31, 2012 and 2011 (1)

Consolidated and Combined Statements of Equity for the years ended December 31, 2012 and 2011 (1)

Consolidated and Combined Statements of Cash Flows for the years ended December 31, 2012 and 2011 (1)

Notes to Consolidated and Combined Financial Statements (1)

Schedule II – Valuation and Qualifying Accounts (1)

Schedule III – Real Estate and Accumulated Depreciation (1)

Condensed Consolidated Balance Sheets as of March 31, 2013 (unaudited) and December 31, 2012 (2)

Condensed Consolidated and Combined Statements of Operations (unaudited) for the three month periods ended March 31, 2013 and 2012 (2)

Condensed Consolidated Statement of Equity (unaudited) for the three months ended March 31, 2013 (2)

Condensed Consolidated and Combined Statements of Cash Flows (unaudited) for the three month periods ended March 31, 2013 and 2012 (2)

Notes to Condensed Consolidated and Combined Financial Statements (unaudited) (2)

(1)	Filed in connection with Wheeler Real Estate Investment Trust Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and incorporated by reference herein.
(2)	Filed in connection with Wheeler Real Estate Investment Trust Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013 and incorporated by reference herein.

(B)	Exhibits. The attached Exhibit Index is incorporated herein by reference.

Item 37.	Undertakings.

The undersigned registrant hereby undertakes:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Virginia Beach, Commonwealth of Virginia, on this 14th day of June, 2013.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ JON S. WHEELER
Jon S. Wheeler Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jon S. Wheeler as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JON S. WHEELER Jon. S. Wheeler	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	June 14, 2013

/S/ STEVEN M. BELOTE Steven M. Belote	Chief Financial Officer (Principal Financial and Accounting Officer)	June 14, 2013

/S/ CHRISTOPHER J. ETTEL Christopher J. Ettel	Director	June 14, 2013

/S/ DAVID KELLY David Kelly	Director	June 14, 2013

/S/ WILLIAM W. KING William W. King	Director	June 14, 2013

/S/ SANJAY MADHU Sanjay Madhu	Director	June 14, 2013

/S/ CARL B. MCGOWAN, JR. Carl B. McGowan, Jr.	Director	June 14, 2013

/S/ ANN L. MCKINNEY Ann L. McKinney	Director	June 14, 2013

EXHIBIT INDEX

Exhibit

1.1	Form of Underwriting Agreement (1)

3.1	Articles of Amendment and Restatement of Wheeler Real Estate Investment Trust, Inc. Charter (2)

3.2	Amendment to Charter (10)

3.3	Amended and Restated Bylaws of Wheeler Real Estate Investment Trust, Inc. (2)

3.4	Articles Supplementary for Series A Preferred Stock (10)

4.1	Form of Certificate of Common Stock of Wheeler Real Estate Investment Trust, Inc. (2)

5.1	Opinion of Kaufman & Canoles, P.C. (1)

8.1	Opinion of Kaufman & Canoles, P.C. with respect to tax matters (10)

10.1	Agreement of Limited Partnership of Wheeler REIT, L.P. (2)

10.2	Indemnification Agreement between Wheeler Real Estate Investment Trust, Inc. and its officers and directors (2)

10.3	Wheeler Real Estate Investment Trust, Inc. 2012 Stock Incentive Plan (2)

10.4	OP Contribution Agreement contributing the managing member interests of the Amscot Building, Monarch Bank and Riversedge North properties to Wheeler REIT, L.P. (2)

10.5	Employment Agreement with Jon S. Wheeler (2)

10.6	Employment Agreement with Steven M. Belote (2)

10.7	Employment Agreement with Robin A. Hanisch (2)

10.8	Administrative Services Agreement by and between Wheeler Real Estate Investment Trust, Inc. and WHLR Management, LLC (2)

10.9	OP Contribution Agreement contributing the managing member interests of Lumber River Village, Perimeter Square, Shoppes at TI Maxx and Walnut Hill Plaza properties to Wheeler REIT, L.P. (2)

10.10	OP Contribution Agreement contributing the non-managing member interests of the Amscot Building, Monarch Bank and Riversedge North properties to Wheeler REIT, L.P. (2)

10.11	OP Contribution Agreement contributing the non-managing member interests of the Lumber River Village, Perimeter Square, Shoppes at TJ Maxx and Walnut Hill Plaza properties to Wheeler REIT, L.P. (2)

10.12	Subordination Agreement (2)

10.14	Assignment of Purchase and Sale Agreement, dated December 14, 2012, by and between HPA-1, LLC and WHLR-HPA—l. (3)

10.15	Real Estate Purchase and Sale Agreement, dated August 30, 2012, by and between Harps Food Stores, Inc. and HPA—1, LLC (3)

10.16	Assignment of Purchase and Sale Agreement, dated December 18, 2012, by and between Twin City Associates, LLC and WHLR-Twin City Associates, 1.LC (4)

10.18	Purchase Contract, dated June 11, 2012, by and between Twin City Crossing, LLC and Wheeler Interests, Inc. (4)

10.14	First Amendment to Purchase Contract, dated June 26, 2012, by and between Twin City Crossing, LLC and Wheeler Interests, Inc. (4)

10.20	Second Amendment to Purchase Contract, dated August 9, 2012, by and between Twin City Crossing, LLC and Wheeler Interests, Inc. (4)

10.21	Third Amendment to Purchase Contract, dated August 16, 2012, by and between Twin City Crossing, LLC and Wheeler Interests, Inc. (4)

10.22	Fourth Amendment to Purchase Contract, dated August 30, 2012, by and between Twin City Crossing, LLC and Wheeler Interests, Inc. (4)

10.23	Fifth Amendment to Purchase Contract, dated October 12, 2012, by and between Twin City Crossing, LLC and Wheeler Interests, Inc. (4)

10.24	Sixth Amendment to Purchase Contract, dated November 9, 2012, by and between Twin City Crossing, LLC. and Wheeler Interests, Inc. (4)

10.25	Change in Terms Agreement, dated December 20, 2012, by and between TowneBank and Lynnhaven Parkway Associates LLC (5)

10.26	Real Estate Purchase and Sale Agreement, dated February 5, 2013, by and between Supermarket Developers, Inc. and WHLR-BIXBY Commons, LLC (6)

10.27	Assignment of Purchase and Sale Agreement, dated April 25, 2013, by and between Wheeler Interest, LLC and WHLR-Forrest Gallery, LLC (7)

10.28	Purchase and Sale Agreement, dated April 23, 2013, by and between Forrest Gallery, LLC and Wheeler Interests, LLC (7)

10.29	Assignment of Purchase and Sale Agreement, dated April 26, 2013, by and between Wheeler Interests, LLC and WHLR-JENKS, LLC (8)

10.30	Real Estate Purchase and Sale Agreement, dated April 24, 2013, by and between Reasor’s, LLC and Wheeler Interests, LLC (8)

10.31	Assignment of Purchase and Sale Agreement, dated April 26, 2013, by and between Wheeler Interest, LLC and WHLR-Winslow, LLC (9)

10.32	Purchase and Sale Agreement, dated April 12, 2013, by and between Winslow Plaza Investors, L.P. and Wheeler Interest, LLC (9)

10.33	Real Estate Purchase and Sale Agreement, dated May 10, 2013 by and between Wheeler Real Estate Investment Trust, L.P. and Fairfield Investors, LLC (10)

10.34	Real Estate Purchase and Sale Agreement, dated May 10, 2013 by and between Wheeler Real Estate Investment Trust, L.P. and Jenks Plaza Associates, LLC (11)

10.35	Real Estate Purchase and Sale Agreement, dated May 10, 2013 by and between Wheeler Real Estate Investment Trust, L.P. and PCSC Associates, LLC (12)

10.36	Real Estate Purchase and Sale Agreement, dated May 10, 2013, by and between Wheeler Real Estate Investment Trust, L.P. and Northeast Plaza Associates, LLC (13)

10.37	Real Estate Purchase and Sale Agreement, dated May 10, 2013 by and between Wheeler Real Estate Investment Trust, L.P. and Brook Run Associates, LLC (14)

10.38	Real Estate Purchase and Sale Agreement, dated May 13, 2013 by and between WHLR-Warren, LC and Echo Warren Associates, L.P. (15)

10.39	Real Estate Purchase and Sale Agreement, dated May 13, 2013 by and between Warren Commons Associates, LLC and Echo Dillsburg, L.P. (15)

10.40	Real Estate Purchase and Sale Agreement, dated May 15, 2013 by and between Wheeler Interests, LLC and CRP II - Tampa Festival, LLC (16)

10.41	Assignment of Purchase and Sale Agreement, dated May 21, 2013, by and between Wheeler Interests, LLC and WHLR-Tampa Festival, LLC (16)

10.42	Securities Purchase Agreement, dated June 10, 2013, by and among Wheeler Real Estate Investment Trust, Inc. and the investors noted therein (17)

10.43	Registration Rights Agreement, dated June 10, 2013, by and among Wheeler Real Estate Investment Trust, Inc. and the investors noted therein (17)

21.1	Subsidiaries of Registrant (2)

23.1	Consent of Cherry Bekaert LLP (18)

23.2	Consent of Cherry Bekaert LLP (18)

23.3	Consent of Kaufman & Canoles, P.C. (included in Exhibit 5.1) (1)

23.4	Consent of Kaufman & Canoles, P.C. (included in Exhibit 8.1) (1)

99.1	Codes of Business and Ethics (2)

(1)	To be filed by amendment.
(2)	Filed as an exhibit to the Wheeler Real Estate Investment Trust Inc.’s Registration Statement on Form S-11 (Registration No. 333-177262) previously filed pursuant to the Securities Act of 1933 and hereby incorporated by reference.
(3)	Filed as an exhibit to the Wheeler Real Estate Investment Trust Inc.’s Current Report on Form 8-K, filed on December 20, 2012 and hereby incorporated by reference.
(4)	Filed as an exhibit to the Wheeler Real Estate Investment Trust Inc.’s Current Report on Form 8-K, filed on December 21, 2012 and hereby incorporated by reference.
(5)	Filed as an exhibit to the Wheeler Real Estate Investment Trust Inc.’s Current Report on Form 8-K, filed on December 27, 2012 and hereby incorporated by reference.
(6)	Filed as an exhibit to the Wheeler Real Estate Investment Trust Inc.’s Current Report on Form 8-K, filed on February 11, 2013 and hereby incorporated by reference.
(7)	Filed as an exhibit to the Wheeler Real Estate Investment Trust Inc.’s Current Report on Form 8-K, filed on April 30, 2013.
(8)	Filed as an exhibit to the Wheeler Real Estate Investment Trust Inc.’s Current Report on Form 8-K, filed on May 2, 2013.
(9)	Filed as an exhibit to the Wheeler Real Estate Investment Trust Inc.’s Current Report on Form 8-K, filed on May 2, 2013.
(10)	Filed as an exhibit to the Wheeler Real Estate Investment Trust, Inc.’s Current Report on Form 8-K, filed on May 15, 2013.
(11)	Filed as an exhibit to the Wheeler Real Estate Investment Trust, Inc.’s Current Report on Form 8-K, filed on May 15, 2013.
(12)	Filed as an exhibit to the Wheeler Real Estate Investment Trust, Inc.’s Current Report on Form 8-K, filed on May 15, 2013.
(13)	Filed as an exhibit to the Wheeler Real Estate Investment Trust, Inc.’s Current Report on Form 8-K, filed on May 15, 2013.
(14)	Filed as an exhibit to the Wheeler Real Estate Investment Trust, Inc.’s Current Report on Form 8-K, filed on May 15, 2013
(15)	Filed as an exhibit to the Wheeler Real Estate Investment Trust, Inc.’s Current Report on Form 8-K, filed on May 15, 2013
(16)	Filed as an exhibit to the Wheeler Real Estate Investment Trust, Inc.’s Current Report on Form 8-K, filed on May 21, 2013
(17)	Filed as an exhibit to the Wheeler Real Estate Investment Trust Inc.’s Current Report on Form 8-K, filed on June 13, 2013.
(18)	Filed herewith.